UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(AMENDMENT NO. 6)

OxySure® Systems, Inc.

Delaware	3841	71-0960725
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

OxySure Systems, Inc.
10880 John W. Elliot Drive, Suite 600
Frisco, Texas  75034
(972) 297-6450
(Address and telephone number of principal executive offices and principal place of business)

Julian T. Ross
OxySure Systems, Inc.
10880 John W. Elliott Drive, Suite 600
Frisco, Texas  75034
(972) 294-6555
(Name, address and telephone number for agent for service)
______________________
Copies to

Oswald & Yap LLP
16148 Sand Canyon Avenue
Irvine, CA  92618
Telephone: (949) 788-8900
Facsimile (949) 788-8980

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered1	Per Share2	Offering Price	Fee
Selling Security Holders Issued Common Stock, $0.0004 par value per share	1,534,8163	$1.00	$1,534,816	$179.00
Common Stock, $0.0004 par value per share	5,000,0004	$1.00	$5,000,000	$581.00
Underlying Shares for Convertible Preferred Stock, $0.0005 par value per share	2,380,7495	$1.00	$2,380,749	$277.00
Total Registration Fee	8,915,565	$1.00	$8,915,565	$1,037.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated__________

1 In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.
2 Estimated pursuant to Rule 457(a) of the Securities Act, solely for the purpose of computing the amount of the registration fee.  The selling price of our Common Stock was established arbitrarily.
3 Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling security holders named in the Prospectus or a Prospectus supplement.
4 Represents shares of the Registrant’s common stock being registered for sale in a direct public Offering by the Registrant.
5 Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the conversion of convertible preferred stock that has been issued to the selling stockholders named in the Prospectus or a Prospectus supplement.

PRELIMINARY PROSPECTUS

8,915,565
Shares of Common Stock

OxySure® Systems, Inc.

This is our initial public offering.  There is no public market for our common stock.  It is our intention to seek quotation of our common stock by a market maker on an over-the-counter electronic quotation system such as the OTC Bulletin Board subsequent to the date of this Prospectus.  The lack of a public market for our common stock may place purchasers of our shares at risk of having an illiquid security.  There can be no assurance that any market maker will file the necessary documents with an OTC electronic quotation system, nor can there be any assurance that such an application for quotation will be approved.

Our existing shareholders are offering for sale, 1,534,816 shares of common stock.  In addition, we are offering a total of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Offering”).  The offering price is $1.00 per share (the “Offering Price”) for both newly issued shares and those being sold by current shareholders.  In addition, 2,380,749 shares of common stock are being registered for resale that have been or may be acquired upon the conversion of 1,951,434 shares of preferred stock (net of prior conversions), at a 1.22:1 ratio.  The unaffiliated Selling Security Holders will sell at the specified fixed Offering Price of $1.00 per share until the shares are quoted on an OTC quotation system, after which the shares will sell at prevailing market prices or privately negotiated prices.  We will not receive any proceeds from the sales by the Selling Security Holders.  The Selling Security Holders named herein are deemed underwriters of the shares of common stock which they are offering.

This Offering is on a best efforts basis.  The direct public Offering will terminate July 31, 2011, although we may close the Offering on any prior date if the Offering is fully subscribed or at the discretion of our Board of Directors.  At our sole discretion, we may extend the Offering for an additional 90 days.  The funds will be maintained in a separate bank account.  There is no minimum amount of shares that we must sell in our direct public Offering, and therefore no minimum amount of proceeds will be raised.

The purchase of the securities involves a high degree of risk.  See section entitled “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Date of this Prospectus is:                                                                           , 2011

SUBJECT TO COMPLETION

The information in this preliminary Prospectus may be changed.  Existing shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	8
USE OF PROCEEDS	24
DILUTION	27
DIVIDEND POLICY	28
DETERMINATION OF OFFERING PRICE AND ADDITIONAL INFORMATION	28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	29
SELLING SECURITY HOLDERS	29
SHARES ELIGIBLE FOR FUTURE SALE	38
PLAN OF DISTRUBUTION	39
MANAGEMENTS DISCUSSION AND ANALYSIS	42
DESCRIPTION OF BUSINESS	54
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	77
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	83
DESCRIPTION OF SECURITIES	86
INTERESTS OF NAMED EXPERTS AND COUNSEL	90
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION	90
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	94
AVAILABLE INFORMATION	95
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING	95

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Please read this Prospectus carefully.  It describes our business, financial condition and results of operations.  We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus.  We have not authorized any other person to provide you with different information.  This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The terms “we,” “us,” and “our,” as used in this Prospectus refer to OxySure Systems, Inc.

iii

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you.  You should carefully read the more detailed information contained in this Prospectus, including our financial statements and related notes.  Our business involves significant risks.  You should carefully consider the information under the heading “Risk Factors” beginning on page 8.

OxySure Systems, Inc. was formed on January 15, 2004 as a Delaware “C” Corporation for the purpose of developing products with the capability of generating medical grade oxygen “on demand,” without the necessity of storing oxygen in compressed tanks.  We developed a unique technology that generates medically pure (USP) oxygen from two dry, inert powders.  Other available chemical oxygen generating technologies contain hazards that we believe make them commercially unviable for broad-based emergency use by lay rescuers or the general public.  Our launch product is the OxySure Model 615 portable emergency oxygen system.  We believe that the OxySure Model 615 is currently the only product on the market that can be safely pre-positioned in public and private venues for emergency administration of medical oxygen by lay persons, without the need for training.

We were founded by our current Chairman, Chief Executive Officer, President, and Chief Financial Officer, Julian T. Ross, who conducted or managed all of the related research and development, a function Mr. Ross continues to oversee.  In early 2004, Mr. Ross moved his research and development efforts into the North Texas Enterprise Center for Medical Technology (“NTEC”).  NTEC is a Frisco, Texas based medical technology accelerator, and we were selected as an NTEC program company in early 2004, and we were the first program company to graduate from the accelerator program in November 2005.  In December 2005, we received Food and Drug Administration (“FDA”) clearance for our Model 615 (510(K), Class II).  The approval number for our FDA clearance is K052396, and Model 615 is cleared for over the counter sale, without the need for a prescription.

Upon graduation from NTEC, we proceeded with the development of our purpose-built production facility in Frisco, Texas, which also serves as our headquarters.  The facility comprises 16,200 square feet of light industrial space, of which approximately 10,000 square feet is dedicated to production and warehousing.  We received an economic incentive from the Frisco Economic Development Corporation (“FEDC”) in the amount of $243,000 in support of the development and build-out of the facility.  This incentive is structured as a promissory note in the amount of $243,000 issued by us to FEDC.  The promissory note is forgiven over a period of five years subject to us achieving targets such as headcount and square footage occupied in the city of Frisco.  On August 5, 2008, the amount of $30,000 was forgiven for meeting the first year targets in the Performance Agreement with the FEDC.   The performance targets for the second and the third years have not been achieved.  We are in the process of renegotiating all of the performance targets with the FEDC.  In addition to the FEDC economic incentive, we received a further amount of $324,000 in the form of a Tenant Improvement Allowance from our landlord.  Upon completion of the build-out, we moved into the facility in October 2007.  We commenced commercial shipment of Model 615 during 2008.  We are still an early stage business with a history of losses, and only recently began generating revenues.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0004 par value per share, of which 15,724,816 shares are issued and outstanding as of the date of this Prospectus.  Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of our preferred stock, par value $0.0005 per share, from time to time in one or more series.  On March 31, 2006, we completed the issuance of 3,112,500 shares of our Series A Convertible Preferred Stock, par value $0.0005.  We subsequently issued an additional 30,737 preferred shares pursuant to a lease agreement, increasing the total number of Series A preferred shares issued to 3,143,237 shares.  As of the date of this Prospectus, there were 3,126,434 Series A preferred shares outstanding, net of conversions to common stock.  The number of shares of common stock into which each share of Series A Convertible Preferred will convert is determined by dividing the original issue price by $0.82, resulting in each share of the Series A Convertible Preferred becoming 1.22 shares of common stock.

Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Warrants

As of the date of this Prospectus, our warrant holders held an aggregate of 2,717,226 warrants to purchase shares of our common stock.  All of the warrants are exercisable immediately.  The following table sets out the warrants by groups, amounts and aggregate exercise prices:

Group	Total Number of Warrants Outstanding	Aggregate Exercise Price	Number of Warrants Exercisable Immediately	Number of Warrants held by Affiliates and Promoters	Aggregate Exercise Price of Warrants held by Affiliates and Promoters

Licensing Agreements	551,200	$1.22	551,200	-	-
Financing	939,480	$0.28	939,480	839,480	$0.01
Consultants	837,166	$0.43	837,166	-	-
Rent	364,380	$0.17	364,380	-	-
Community Grants	25,000	$1.00	25,000	-	-
Totals	2,717,226	$0.51	2,717,226	839,480	$0.01

Options

As of the date of this Prospectus, we have granted options to acquire an aggregate of 2,501,994 shares (net of forfeitures and conversions) of our common stock with an aggregate exercise price of $0.61.  The holders of common and preferred stock hold an aggregate of 798,219 options to purchase common stock (net of forfeitures and conversions) with an aggregate exercise price of $0.838 per share.  All other options are held by present and former employees, present and former Directors, Advisory Board members, and present and former consultants and other eligible persons who are not Selling Security Holders.  Present and former employees, including some who are also stockholders, have been issued 2,407,612 options (net of conversions) with an average weighted exercise price of $0.59 per share.  Present and former Directors have been issued 32,000 options with an average weighted exercise price of $1.20 per share.  This does not include any options issued to Mr. Ross, our CEO who also serves on the Board of Directors.  Advisory Board members, including some who are also stockholders, have been issued 132,000 options with an average weighted exercise price of $1.39 per share.  Consultants and other eligible persons have been issued 94,382 options with an average weighted exercise price of $0.95 per share.

Our shares of common stock are not traded on any exchange or other trading platform.

Our fiscal year end is December 31.

Our principal executive office is located at 10880 John W.  Elliott Drive, Suite 600, Frisco, Texas 75034 and our telephone number is (972) 294-6450.

The Offering

Common stock offered by existing holders of common stock	1,534,816

Direct Public Offering	5,000,000

Common stock being registered for resale that have been or may be acquired upon the conversion of Series A Convertible Preferred Stock	2,380,749

Total common stock offered by Selling Security Holders and Direct Public Offering	8,915,565

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the Selling Security Holders.  We will receive $5,000,000 in gross proceeds if we sell all of the shares being registered herein  for our direct public Offering.  Proceeds will be used for sales and marketing; payment of debt and accounts payable; administrative costs; costs associated with production; research and development; and offering expenses.  See “Use of Proceeds.”

Risk factors
Investing in these securities involves a high degree of risk.  As an investor you should be able to bear a complete loss of your investment.  You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.  The statement of operations and balance sheet data are derived from our December 31, 2009 and 2008 audited financial statements.  The data derived from our September 30, 2010 and 2009 financial statements are unaudited.

Statements of Operations

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008

REVENUE, net	$329,919	$267,426	$387,361	$97,060

COST OF SALES	$45,044	$106,054	$194,518	$50,433
GROSS PROFIT	$284,875	$161,372	$192,843	$46,626

OPERATING EXPENSES	-	-	-	-
Selling, General & Administrative expenses	$905,320	$1,957,037	$1,637,198	$2,911,759
LOSS FROM OPERATING EXPENSES	$(620,444)	$(1,795,665)	$(1,444,355)	$(2,865,133)

OTHER INCOME / (EXPENSES)	$6,046	$798	-	$33,323
INTEREST EXPENSE	$(237,977)	$(170,304)	$(258,242)	$(68,583)

Net loss	$(852,375)	$(1,965,172)	$(1,702,597)	$(2,900,393)

Accumulated deficit - beginning of the period	$(9,552,925)	$(7,410,000)	$(7,410,000)	$(4,508,980)

Prior period adjustments	-	-	$(440,329)	$(627)

Accumulated deficit - end of the year	$(10,405,300)	$(9,375,172)	$(9,552,925)	$(7,410,000)

Balance Sheet Summaries

	September 30, 2010	December 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$15,737	$73,077	$393
Accounts receivable	$25,370	$36,365	$3,401
Inventory	$224,624	$138,737	$284,736
Prepaid Expenses	$40,487	$40,143	$52,673
Total current assets	$306,218	$288,322	$341,203

Property & Equipment, net	$351,761	$518,976	$921,860
Intangible assets, net	$481,095	$502,624	$597,724
Other Assets	$229,372	$13,132	$32,415

TOTAL ASSETS	$1,368,445	$1,323,054	$1,893,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	-	-	-
Accounts payable and Accrued Liabilities	$515,680	$332,701	$342,594
Capital leases - current	$291,178	$326,057	$275,343
Notes payable - current	$827,026	$332,928	$383,204
Deferred Revenue	$140,791	-	$91,207
Total current liabilities	$1,774,675	$991,686	$1,092,348

Long-term liabilities
Capital leases	$46,492	$47,036	$106,891
Notes payable	$1,761,059	$1,761,059	$1,004,732
Total long-term liabilities	$1,807,551	$1,808,095	$1,111,624

TOTAL LIABILITIES	$3,582,226	$2,799,781	$2,203,971

Balance Sheet Summaries (Continued)

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0005 per share, 25,000,000 shares authorized; 3,126,434 Series A convertible preferred shares issued and outstanding as of September 30, 2010, December 31, 2009 and December 31, 2008	$1,563	$1,563	$1,563
Common stock, par value $0.0004 per share, 100,000,000 shares authorized; 15,724,816 issued and outstanding as of September 30, 2010 and December 31, 2009 and 15,482,316 shares issued and outstanding as of December 31, 2008	$6,290	$6,290	$6,193
Additional Paid-in Capital	$8,183,666	$8,068,345	$7,091,475
Accumulated deficit	$(10,405,300)	$(9,552,925)	$(7,410,000)

TOTAL STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME	$(2,213,781)	$(1,476,727)	$(310.769)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,368,445	$1,323,054	$1,893,202

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss.  You should carefully consider the following risk factors, together with the other information in this Prospectus, including our financial statements and the related notes, before you decide to buy our common stock.  Our most significant risks and uncertainties are described below; however, they are not the only risks we face.  If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

Because our auditors have issued a going concern opinion, there is substantial doubt that we can continue as an ongoing business for the next 12 months.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your investment.

We lack a long operating history and have losses that we expect to continue into the foreseeable future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may cease operations and you will lose your investment.

We were incorporated on January 15, 2004 and we do not have a long operating history or realized any substantial revenues.  We do not have any sufficient operating history upon which an evaluation of our future success or failure can be made.   Our net loss from inception through September 30, 2010 is $10,405,300.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to:

•	complete raising funds in our direct public Offering;
•	raise awareness and achieve market acceptance of our technology and our products;
•	identify and pursue channels and mediums through which we will be able to market and sell our products, including distributors and retailers;
•	attract and retain performing sales people;
•	lower our production costs significantly;
•	obtain any regulatory approvals where needed to market our products, including approvals in international markets;
•	procure and maintain on commercially reasonable terms relationships with third parties for the supply of services, parts and other manufacturing inputs; and
•	manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  Failure to generate sufficient revenues will cause you to lose your investment.

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage.  We only produce one product, a portable emergency oxygen device, and the commercialization of this product is in its infancy.  Our intended markets may not adopt this product, and it may not be commercially successful.  We intend to develop additional product candidates but none have proven to be commercially viable or successful.  Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in January 2004, but we only began commercial product shipment of our first product in earnest in early 2008 after we moved into our new, purpose built production facility.  Since January 2004, our primary activities have been research and development, the obtainment of our FDA approval, the identification of collaborative partners, intellectual property protection such as patent applications and capital raising activities.  We have not licensed or sold any substantial amount of products commercially and do not have any definitive agreements to do so.  We have not proven that our business model will allow us to identify and develop commercially feasible products.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $10,405,300 and have an overall deficit of $2,213,781 in stockholders’ equity as of September 30, 2010.   We expect to continue to incur research and development expenses as well as significant expenses related to investment in sales and marketing and organizational growth in the foreseeable future related to the ongoing product development, completion of new development and commercialization of our products.  As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We have limited organizational and management resources.

Our management and organizational resources are limited, and this may adversely impact our ability to execute our business plan, successfully commercialize our portable emergency oxygen device, maintain regulatory compliance, or capitalize on market opportunities, if any.  We have significant intellectual capital invested in our current employees and management, and any loss in organizational resources may have an adverse impact on our business.   In particular, we have been, and we expect to continue to be reliant on, the experience and talents of our CEO and President, Mr. Ross.

We may have difficulty raising additional capital in addition to the direct public Offering, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to provide working capital, and to fund sales and marketing as well as research and development.  In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through the sale of assets, public or private debt or equity financing, collaborative relationships or other arrangements.  Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others.  Because our common stock is not and may never be listed on a stock exchange or any other trading system, many investors may not be willing to purchase it or may demand steep discounts.  Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2011 and 2012, but we do not have any firm commitments for additional funding.  If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may suffer liquidity issues that may have a material adverse impact on our ability to continue operations or we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

Failure to effectively manage our growth could place strains on our managerial, operational, and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources.  Further, we will be required to manage those multiple relationships.  Any further growth by us or an increase in the number of our distributors, strategic relationships or alliances will increase this strain on our managerial, operational and financial resources.  This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Our success is dependent on key personnel.

Our ability to succeed is substantially dependent on the performance of our officers and directors.  Our success also depends on our ability to attract, hire, retain and motivate future officers and key employees.  The loss of the services of any of these executive officers or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations.  We have entered into employment agreements with our executive officers and key employees.  We currently have no “Key Person” life insurance policies.  Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, sales, marketing and customer service personnel.   We have been, and we expect to continue to be reliant on, the experience and talents of our CEO and President, Mr. Ross.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel.  The failure to attract and retain the necessary technical, managerial, sales, marketing and customer service personnel could have a material adverse effect on our business, prospects, and financial condition.

Failure to renegotiate all of the performance targets with the FEDC could adversely affect our business and operating results.

We are in the process of renegotiating all of the performance targets with the FEDC because we did not meet the performance targets for the second and the third years.  If we fail to renegotiate the performance targets, it could adversely affect our business and operating results because the FEDC economic incentive will be either voided or reduced proportionately in advance of payment at the sole discretion of the FEDC.

Risks Relating to our Research and Development Business

There are substantial inherent risks in attempting to commercialize new technological applications, and, as a result, we may not be able to successfully develop products or technology for commercial use.

We conduct ongoing development on our portable emergency oxygen device, and we conduct research and development of products in various vertical markets and industries.  Our product development team has worked on developing technology and products in various stages.  However, commercial feasibility and acceptance of such product candidates are unknown.  Scientific research and development requires significant amounts of capital and takes an extremely long time to reach commercial viability, if at all.  Other than our portable emergency oxygen device, to date, our research and development projects have not produced commercially viable applications, and may never do so.  Even our portable emergency oxygen device may not prove to be commercially viable in the long term.  During the research and development process, we may experience technological barriers that we may be unable to overcome.  Because of these uncertainties, it is possible that none of our product candidates will be successfully developed.  If our portable emergency oxygen device fails to achieve commercial success, or we are unable to successfully develop new products or technology for commercial use, we will be unable to generate revenue or build a sustainable or profitable business.

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

While we began shipping our portable emergency oxygen device in earnest during 2008, there can be no assurance that there will be market acceptance for our portable emergency oxygen device, its need, or its use, and there can be no assurance of its commercial acceptance or profitability.  While we intend to develop additional products, even if our research and development yields technologically feasible applications, we may not successfully develop commercial products, and even if we do, we may not do so on a timely basis.  If our research efforts are successful on the technology side, it could take at least several years before this technology will be commercially viable.  During this period, superior competitive technologies may be introduced or customer needs may change, which will diminish or extinguish the commercial uses for our applications.  We cannot predict when significant commercial market acceptance for our portable emergency oxygen device or any of our potential new products will develop, if at all, and we cannot reliably estimate the projected size of any such potential market.  If markets fail to accept our portable emergency oxygen device or any new products we may develop, we may not be able to generate revenues from the commercial application of our products and technologies.  Our revenue growth and achievement of profitability will depend substantially on our ability to have our portable emergency oxygen device and any new products we may introduce be accepted by customers.  If we are unable to cost-effectively achieve acceptance of our products and technology by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We will need to establish relationships with collaborative and development partners to fully develop and market our existing and new products.

We do not possess all of the resources necessary to develop and commercialize existing and new products on a mass scale resulting from or that may result from our technologies.  Unless we expand our product development capacity and enhance our internal marketing capability, we will need to make appropriate arrangements with collaborative partners to develop and commercialize current and future products.

If we do not find appropriate partners, our ability to develop and commercialize products could be adversely affected.  Even if we are able to find collaborative partners, the overall success of the development and commercialization of product candidates in those programs will depend largely on the efforts of other parties and is beyond our control.  In addition, in the event we pursue our commercialization strategy through collaboration, there are a variety of attendant technical, business and legal risks, including:

●	a development partner would likely gain access to our proprietary information; potentially enabling the partner to develop products without us or design around our intellectual property;

●
we may not be able to control the amount and timing of resources that our collaborators may be willing or able to devote to the development or commercialization of our product candidates or to their marketing and distribution; and

●
disputes may arise between us and our collaborators that result in the delay or termination of the research, development or commercialization of our products and product candidates or that result in costly litigation or arbitration that diverts our resources.

The occurrence of any of the above risks could impair our ability to generate revenues and harm our business and financial condition.

We rely on third parties to manufacture our product parts and subassemblies and new product candidates and our business will suffer if they do not perform.

Our production activity is primarily focused on the final assembly of our portable emergency oxygen device, and we outsource the manufacturing of most of the parts, components or subassemblies.  We expect to continue to utilize this manufacturing model for this product as well as for new product candidates.  As a result, we do not expect to manufacture many of our products and product inputs and will engage third party contractors, molders and packagers to provide manufacturing or production services.  If our contractors do not operate in accordance with regulatory requirements and quality standards, our business will suffer.  We expect to use or rely on components and services that are provided by sole source suppliers.  The qualification of additional or replacement vendors is time consuming and costly.  If a sole source supplier has significant problems supplying our products, our sales and revenues will be hurt until we find a new source of supply.

Our production process is very labor intensive.

Due to resource constraints and current limitations in our production process, our production process is very labor intensive.  We hope in the future to increase the level of automation in our process, and if we do, there is no assurance that we will be able to realize any production efficiencies through such automation.  If we are not able to automate our processes or do not realize any production efficiencies though automation, we may need a larger production force, and if we do, our production costs may rise.  Furthermore, if our production process stays labor intensive then our production process time may be slower which will not allow us to quickly and effectively respond to large orders if any.  We may elect to outsource some or all of our production process in an effort reduce costs and increase production capacity.  If we do, we may experience quality issues and long production lead times, which will adversely impact customer satisfaction and sales.  In addition, quality issues may lead to enforcement action by the FDA.

Moving to higher production volumes could be accompanied by quality problems.

To date, we have produced and shipped limited quantities of our first product, the portable emergency oxygen device.  In the event that demand for this product increases, we will have to accommodate such increases in demand by increasing our production throughput.  There can be no assurance that we would be successful in increasing our production throughput in response to any increases in demand, or that we would not suffer losses in product quality.  Any upward pressure on production capacity requirements may have an adverse impact on quality, production cost and delivery times.  Furthermore, we may seek to outsource some, part or all of our production process to meet demand.  Any such outsourcing of production may have an adverse impact on quality, production cost and delivery times.

We rely on third parties for the worldwide marketing and distribution of our product candidates, who may not be successful in selling our products.

We currently do not have adequate resources to market and distribute any products outside of the U.S. and engage third party marketing and distribution companies to perform these tasks.  We also do not have adequate resources to market and distribute products in the U.S.  While we believe that distribution partners will be available, we cannot assure you that the distribution partners, if any, will succeed in marketing our products on a global basis.  We may not be able to maintain satisfactory arrangements with our marketing and distribution partners, who may not devote adequate resources to selling our products.  If this happens, we may not be able to successfully market our products, which would decrease or eliminate our ability to generate revenues.

We may not be successful at marketing and selling our technology or products.

We began commercializing our first product, our portable emergency oxygen device, in earnest in early 2008.  We also intend to develop additional products and technologies for various vertical market applications.  We may not be able to market and sell our technology or products and any financial or research efforts we exert to develop, commercialize or promote such products may not result in revenue or earnings.

We may not be able to compete with better-established competitors.

While our portable emergency oxygen device is a medical device, it is targeted at commercial, education and government markets, as well as consumer markets.  In addition, our intended future products are targeted at various commercial, education, government and consumer markets.  The industries in which we operate, which include, but are not limited to, the medical device and biotechnology industries, are intensely competitive.  Most of our competitors have significantly greater financial, technical, manufacturing, marketing and distribution resources as well as greater industry experience than we have.  The particular medical conditions, illnesses or diseases our portable emergency oxygen device and future product lines are intended to address can also be addressed by other medical devices, products, procedures or drugs.  Many of these alternatives are widely accepted by physicians and our target customers and have a long history of use.  Physicians and target customers may use our competitors’ products and/or our products may not be competitive with other technologies.  If these things happen, our sales and revenues will be adversely impacted.  In addition, our current and potential competitors may establish cooperative relationships with large medical equipment companies or companies with competitive technologies to gain access to greater research and development or marketing resources.  Competition may result in price reductions, reduced gross margins and loss of market share.

Our products may be displaced by newer technology.

The medical device and biotechnology industries are undergoing rapid and significant technological change.  Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and products obsolete or non-competitive.  Additionally, researchers and engineers could develop new technologies and products that replace or reduce the importance of our technologies and products.  Accordingly, our success will depend, in part, on our ability to respond quickly to medical and technological changes through the development and introduction of new products.  We may not have the resources to do this.  If our product candidates become obsolete and our efforts to develop new products do not result in any commercially successful products, our sales and revenues will suffer.

We may not have sufficient legal protection against infringement or loss of our intellectual property and we may lose rights to our licensed intellectual property if diligence requirements are not met.

Our success depends, in part, on our ability to secure and maintain patent protection, to preserve our trade secrets, and to operate without infringing on the patents of third parties.  While we intend to protect our proprietary positions by filing United States and foreign patent applications for our important inventions and improvements, domestic and foreign patent offices may not issue these patents.

To date we have filed various patents with respect to our technology and product candidates.  Some of these applications include applications for provisional patents which are not reviewed by the United States Patent and Trademark Office (“PTO”) and will not result in the issuance of a patent, unless a regular patent application is filed within one year after the filing of the provisional patent application.  Generally, our provisional patent applications do not contain all of the detailed design and other information required by a regular patent application.  As a result, it may be uncertain whether the description of the invention in a provisional patent meets the “best mode and enablement” requirements for issuance of a patent.  Failure to adequately describe the invention may result in the loss of certain claims.  Although we intend to file regular patent applications with respect to any of our provisional patent applications, such filings require substantial expenditures of management time and legal fees.  If we do not have the funds or resources to prepare, file and maintain patent applications, we could lose proprietary rights to our technology.

Even if we file patent applications and patents are issued, third parties may challenge, invalidate, or circumvent our patents or patent applications in the future.  Competitors, many of which have significantly more resources than we have and have made substantial investments in competing technologies, may apply for and obtain patents that will prevent, limit, or interfere with our ability to make, use, or sell our products either in the United States or abroad.

In the United States, patent applications are secret until patents are issued, and in foreign countries, patent applications are secret for a time after filing.  Publications of discoveries tend to significantly lag the actual discoveries and the filing of related patent applications.  Third parties may have already filed applications for patents for products or processes that will make our products obsolete or will limit our patents or invalidate our patent applications.

We require our employees, consultants, advisers and suppliers to execute confidentiality and assignment of invention agreements in connection with their employment, consulting, advisory, or supply relationships with us.  They may breach these agreements and we may not obtain an adequate remedy for breach.  Further, third parties may gain access to our trade secrets or independently develop or acquire the same or equivalent information.

We could be damaged by product liability claims.

Our portable emergency oxygen device is intended for use by laypersons, without any training requirements.  If one of our products malfunctions or a person misuses it and injury results to a user or operator, the injured party could assert a product liability claim against us.  While we intend to obtain product liability insurance in the foreseeable future, we do not currently carry any product liability insurance.  If we do pursue product liability insurance we may not be able to obtain it on reasonable terms or at all.  Even if we do obtain it, it may not sufficiently shield us from any potential product liability claims, and we might not have sufficient funds available to pay any claims over the limits of our insurance.  Furthermore, any potential product liability claim may lead to our product liability insurance being cancelled, or we may not be able to obtain such insurance at a rate that is acceptable to us or at all.  Because personal injury claims based on product liability may be very large, an underinsured or an uninsured claim could financially damage our company.

We may encounter unforeseen costs in supplying products.

Our estimates of the costs and time to be consumed in receiving components or input products supplied by outside vendors or third party companies may not be accurate.  There can be no assurance that we will not experience supply chain issues such as supply interruptions, fluctuations in supply or demand, or fluctuations in shipping costs caused by fluctuations in fuel costs.  If we were to experience such supply issues, they may have a material adverse effect on our business and operations.  We may not be able to transfer any adverse cost variations to our customers.

Risks Relating to the Regulatory Environment

We may have compliance issues with the FDA which could prevent or delay our ability to generate revenues.

Our primary product, the portable emergency oxygen device is considered a Class II medical device by the FDA.

The FDA regulations govern the following activities that we perform, or that are performed on our behalf, to ensure that medical devices distributed domestically or exported internationally are safe and effective for their intended uses:

•	product design, development and manufacture;
•	product safety, testing, labeling and storage;
•	pre-marketing clearance or approval;
•	record keeping procedures;
•	product marketing, sales and distribution; and
•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths or serious injuries and repair or recall of products.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	warning letters, untitled letters, fines, injunctions, consent decrees, and civil penalties;
•	repair, replacement, refunds, recall, or seizure of our products;
•	operating restrictions, partial suspension or total shutdown of production;
•	refusing our requests for 510(k) clearance or Pre-market Approval (“PMA”) of new products, new intended uses or modifications to existing products;
•	withdrawing 510(k) clearance or PMA approvals that have already been granted; and
•	criminal prosecution.

We may face problems related to the Department of Transportation regarding the shipment of our product which could potentially increase our shipping costs and limit our revenue potential.

The U.S. Department of Transportation (“DOT”) issued an interpretation letter on October 3, 2008 determining that our primary product, the portable emergency oxygen device, should be classified as “Oxygen Generator, Chemical, UN3356” for the purposes of shipment.  As a result of this interpretation, we are required to maintain at least one certified shipping personnel on staff to conduct shipping from our warehouse.  This DOT interpretation also requires us to put certain hazardous materials labeling on our packages upon shipment.

Furthermore, delivery and logistics providers such as United Parcel Service (“UPS”) and Federal Express typically charge a hazardous materials fee (“hazmat fee”) for products shipped with a UN3356 designation.  These issues have caused us to experience problems related to shipping, including the following:

●	To date, we have typically passed any shipping hazmat fees on to our customers, but we have experienced customer resistance to these fees.
●	During the period that we are shipping under the UN3356 shipping designation, the OxySure Model 615 can be transported by all modalities, including rail, road, ocean, and air. However, when transported by air it has to be: (i) transported on cargo aircraft; (ii) appropriately labeled; and (iii) no more than 25 kilograms gross in weight. However, several air cargo transporters have declined to transport “chemical oxygen generators,” especially internationally. This has caused problems for us in shipping limited quantities of products by air to international destinations.

During the period that we are shipping under the UN3356 shipping designation, we may not be able to continue to pass the hazmat fees on to our customers.  If we elect to absorb these hazmat fees, it may significantly increase our shipping costs.  If we continue to pass these hazmat fees on to our customers, it may limit our revenue potential.  Further, during the period that we are shipping under the UN3356 shipping designation we could suffer a temporary or permanent suspension of our ability to ship our products if we were to fail to comply with the applicable shipping requirements, which could result in a total loss or large decrease in the sales of our product.  A permanent suspension of our ability to ship could result from, without limitation, repeated, gross violations of applicable regulations that have remained uncured, while we are shipping under the UN3356 shipping designation.

While the FDA has deemed the Model 615 sufficiently safe for over the counter purchase by lay persons, and while we have obtained independent, third party validation of the non-hazardous nature of Model 615, we are required, for shipment purposes, to comply with requirements of this interpretation letter until we can obtain a Special Permit or other similar relief, removing these shipping requirements.  There can be no assurance that we will be able to obtain such a Special Permit or that we will be able to obtain some other, similar relief from DOT.  If we are able to obtain such a Special Permit or other similar relief, there can be no assurance that it won’t take a very long time to achieve.  Any delay or inability to obtain such a Special Permit or other, similar relief could have a material adverse impact on the marketability of our product, which in turn could limit our revenue potential.

We are subject to regulations and limitations set forth by the Federal Aviation Administration which could limit our ability to generate revenues.

The Federal Aviation Administration (“FAA”) maintains control over any oxygen devices that are carried by commercial aircraft, either as commercial cargo, passenger luggage or as passenger on-board items.  The DOT interpretation letter dated October 3, 2008 determined that our primary product, the portable emergency oxygen device should be classified as “Oxygen Generator, Chemical, UN3356” for the purposes of shipment.  This means, in part, that the product can only be shipped on cargo aircraft and cannot be carried on board commercial aircraft unless the FAA grants us specific approval for our product to be allowed on commercial aircraft.  Currently, we have not sought approval from the FAA for passengers to carry our portable emergency oxygen device on board commercial aircraft.  We plan to seek approval by the FAA for passengers to be allowed to carry our portable emergency oxygen device on board commercial aircraft.  There can be no assurance that we will be able to obtain such approval.  If we are able to obtain such approval, there can be no assurance that it won’t take a long time to obtain.  Any delay or inability to obtain such FAA approval could have a material adverse impact on the marketability of our product and could limit our revenue potential.

We may face problems obtaining regulatory approval in international markets which could prevent or delay our ability to generate revenues.

As a medical device, our product is highly regulated.  We anticipate that most of the international markets we expect to operate in will require some sort of regulatory approval.  There can be no assurance that we will be able to obtain the regulatory approvals we will need to operate in our intended markets.

Risks Relating to our Stock

Our common stock is not listed or quoted on any exchange or electronic quotation system and shareholders may not be able to resell their shares.

Currently our common stock is not listed or quoted on any exchange or automated quotation system.  There can be no assurance that our common stock will ever be listed or quoted on any exchange or quotation system.  If our common stock is ever publicly traded, an active public market for our shares may never develop.  There can be no assurance that purchaser of our shares will be able to resell their shares at their original purchase price, if at all.

Our common stock is expected to be traded over the counter, which may deprive stockholders of the full value of their shares.

We anticipate that our common stock will be quoted via an over-the-counter electronic quotation system, such as the OTC Bulletin Board (“OTCBB”).  If quoted on the OTCBB, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market.  These factors may result in higher price volatility and less market liquidity for the common stock.

If our stock price drops significantly, we may become subject to securities litigation that could result in a harmful diversion of our resources.

In the past, following periods of volatility in the market price of a particular company’s stock, securities class action litigation has been brought against such companies.  Any litigation arising from the volatility in the price of our common stock could have an adverse effect upon our business, financial condition, and results of operations.

The determination of the existing shareholder selling price does not bear any relationship to our book value.

The Offering Price of our common stock does not bear any direct relationship to the value of our physical assets, our book value, or any other general accepted criteria of valuation.  The Offering Price is not necessarily an indication of the actual value of such securities at the time of this Offering.  Additionally, the market price for our securities following this Offering may be highly volatile as has been the case with the securities of other companies in emerging businesses.  Factors such as our financial results, the introduction of new products or services, the strength of our competitors, and various factors affecting our industry generally, may have a significant impact on the market price of our securities.  In recent years, the stock market has experienced a high level of price and volume volatility.  Market prices for the securities of many companies, particularly of small and emerging growth companies like ours whose common stock is traded in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of these companies.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Securities and Exchange Commission (“SEC”) rules requiring additional disclosures by broker-dealers.  These rules generally apply to any non-NASDAQ equity security that has a market price per share of less than $5.00 per share, subject to certain exceptions (a “penny stock”).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, Financial Industry Regulatory Authority (“FINRA”) rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on an OTC electronic quotation system.  A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

We have a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated.   Through their ownership of shares of our common stock and preferred stock, two individuals, our President, Julian T. Ross and Donald Reed, a member of our Board of Directors, beneficially own 91.88% of our total outstanding shares of common stock and preferred stock before this Offering.   This amount includes warrants, options, and convertible notes held by JTR Investments, Limited and Agave Resources, LLC.  As a result of the concentrated ownership of the stock, these two stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company.  It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements.  Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics.  While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Failure to design, implement and maintain effective internal controls could have a material adverse effect on our business and stock price.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements and harm our operating results.  In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering.  This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our auditors have issued an attestation report on effectiveness of our internal controls.  Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business.  We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 or our independent registered public accounting firm may not issue a favorable assessment.  If either we are unable to conclude that we have effective internal control over financial reporting or our independent registered public accounting firm are unable to provide us with an unqualified report, investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Our lack of sufficient personnel creates a material weakness in our internal controls.  If we fail to implement a remediation plan to cure our lack of internal controls over our financial reporting, we may lose credibility with investors and the market price of our common stock may be adversely impacted.

While there were internal controls and procedures in place that relate to financial reporting and the prevention and detection of material misstatements, it was our management’s opinion that the a material weakness in the financial reporting process resulted from insufficient personnel.  We are currently working to improve our internal financial reporting controls.  We plan to continue to assess our internal controls and procedures and intend to take further action as necessary or appropriate to address our material weaknesses, including to effect compliance with Section 404 of the Sarbanes-Oxley Act of 2002 when we are required to make an assessment of our internal controls under Section 404 which is anticipated to be for fiscal year 2011.  The existence of a material weakness is an indication that there is a more than remote likelihood that a material misstatement of our financial statements will not be prevented or detected in a future period while that material weakness continues to exist.  The process of designing and implementing effective internal controls and procedures is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.  We cannot assure you that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.  In the event that we cannot implement a remediation plan in a timely manner, investors and others may lose confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.

Our board of directors has the authority to issue shares of “blank check” preferred stock, which may make an acquisition of our company by another company more difficult.

We may in the future adopt certain measures that may have the effect of delaying, deferring or preventing a takeover or other change in control of our company that a holder of our common stock might consider in its best interest.  Specifically, our board of directors, without further action by our stockholders, currently has the authority to issue shares of preferred stock and to fix the rights (including voting rights), preferences and privileges of these shares (“blank check” preferred).  Such preferred stock may have rights, including economic rights, senior to our common stock.  As a result, the issuance of the preferred stock could have a material adverse effect on the price of our common stock and could make it more difficult for a third party to acquire a majority of our outstanding common stock.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future.  We intend to retain any future earnings to finance our growth.  Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

Selling Security Holders will be able to sell their shares at less than the fixed price that applies to our sales.

Selling Security Holders will be able to sell their shares at less than the fixed price that applies to our sales, which may limit our ability to raise capital through this Prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements.”  These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management.  The use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should,” “likely,” or similar expressions, indicates a forward-looking statement.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Many of the factors that will determine these results are beyond our ability to control or predict.  Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made.  For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors.”

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.  All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  You may rely only on the information contained in this Prospectus.  We have not authorized anyone to provide information different from that contained in this Prospectus.  Neither the delivery of this Prospectus nor the sale of common stock means that information contained in this Prospectus is correct after the date of this Prospectus.  This Prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

USE OF PROCEEDS

We will not receive any proceeds from the sales by the Selling Security Holders.  All proceeds from the sale of the 3,915,565 shares from the existing shareholders will be paid directly to those shareholders.

We will receive $5,000,000 in gross proceeds if we sell all of the shares being registered herein for our direct public Offering.  The following table prioritizes the intended uses of the proceeds from the Offering of $5,000,000.  Given that there is no minimum number of shares that must be sold and the possibility that we receive substantially less than $5,000,000, we have included our use of proceeds based on the number of shares sold because Selling Security Holders will be able to sell their shares at less than the fixed price that applies to our sales.  This may limit our ability to raise capital through our direct public Offering.

	If 10% of Shares Sold	Percent of Offering Proceeds	If 25% of Shares Sold	Percent of Offering Proceeds	If 50% of Shares Sold		Percent of Offering Proceeds	If 75% of Shares Sold		Percent of Offering Proceeds	If 100% of Shares Sold		Percent of Offering Proceeds
GROSS PROCEEDS FROM THIS OFFERING	$500,000		$1,250,000		$2,500,000			$3,750,000			$5,000,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional	$100,000	20.0%	$100,000	8.0%	$100,000		4.0%	$100,000		2.7%	$100,000		2.0%
Blue Sky Fees	$4,500	*	$4,500	*	$4,500		*	$4,500		*	$4,500		*
Edgar Agent Fees	$20,000	4.0%	$20,000	1.6%	$20,000		*	$20,000		*	$20,000		*
Transfer Agent Fees	$4,500	*	$4,500	*	$4,500		*	$4,500		*	$4,500		*

SUB-TOTAL	$129,000	25.8%	$129,000	10.3%	$129,000		5.2%	$129,000		3.4%	$129,000		2.6%

NET PROCEEDS FROM OFFERING	$371,000	74.2%	$1,121,000	89.7%	$2,371,000		94.8%	$3,621,000		96.6%	$4,871,000		97.4%

Less: Payment on Debt and Accounts Payable
Payment of Senior Notes	$0	*	$0	*	$300,000	1	12.0%	$325,000	1	8.7%	$500,000	1	10.0%
Payment on First and Second Landlord Notes2	$0	*	$50,281	4.0%	$150,844		6.0%	$201,126		5.4%	$251,407		5.0%
Payment on other Subordinated Notes	$0	*	$0	*	$0		0%	$300,000	3	8.0%	$500,000	3	10.0%
Payment to Accounts Payable	$50,000	10%	$75,000	6.0%	$75,000		3.0%	$75,000		2.0%	$100,000		2.0%
_________________________

1 These proceeds will be used towards the reduction of principal on the JTR Investments Limited Senior Note  (“JTR Senior Note”).  Payments will be applied to current amounts due under the JTR Senior Note first, and thereafter any remaining amounts will be applied to the long term portion of the JTR Senior Note outstanding. Unpaid amounts under the long term portion of the JTR Senior Note, if any, will remain outstanding and will mature on December 31, 2011.  If 100% of the shares are sold in the direct public Offering, $365,300 of the Senior Note will remain outstanding, calculated as at September 30, 2010.  JTR Investments Limited is controlled by our CEO, Julian T. Ross.  See “Certain Relationships and Related Transactions.”

2 Payment of the First and Second Landlord Notes are based on the amount raised in the direct public Offering.  If we raise $1,000,000, we must pay $50,281 of the principal balance of the notes.  If we raise $1,500,000, we must pay $100,563 of the principal balance of the notes.  If we raise $2,000,000, we must pay $150,844 of the principal balance of the notes.  If we raise $3,000,000, we must pay $201,126 of the principal balance of the notes.  If we raise $4,000,000, we must pay the entire principal balance of the notes.

3 These proceeds will be used towards the reduction of principal on the Agave Resources LLC First Note (“First Note”) and the JTR Investments Limited Second Note (“Second Note”), in equal amounts. Unpaid amounts under the First Note and the Second Note, if any, will remain outstanding and will mature on April 15, 2012.  If 100% of the shares are sold in the direct public Offering, $500,000 of the First Note will remain outstanding and the Second Note will be paid in full.  Agave Resources LLC is controlled by Don Reed, one of our Directors, and JTR Investments Limited is controlled by our CEO, Julian T. Ross. See “Certain Relationships and Related Transactions.”

	If 10% of Shares Sold	Percent of Offering Proceeds	If 25% of Shares Sold	Percent of Offering Proceeds	If 50% of Shares Sold	Percent of Offering Proceeds	If 75% of Shares Sold	Percent of Offering Proceeds	If 100% of Shares Sold	Percent of Offering Proceeds
SUB TOTAL	$50,000	10%	$125,281	10.0%	$525,844	21.0%	$901,126	24.0%	$1,351,407	27.0%

Less: COSTS ASSOCIATED WITH SALES AND MARKETING

Increase in Sales Staff	$50,000	10%	$150,000	12.0%	$300,000	12.0%	$700,000	18.7%	$1,000,000	20.0%
Increase in Marketing Budget	$116,880	23.4%	$334,380	26.8%	$626,880	25.1%	$866,880	23.1%	$1,068,080	21.4%

SUB-TOTAL	$166,880	33.4%	$484,380	38.8%	$926,880	37.1%	$1,566,880	41.8%	$2,068,080	41.4%

Less: COSTS ASSOCIATED WITH PRODUCTION
Investments in Production	$25,000	5%	$100,000	8.0%	$150,000	6.0%	$175,000	4.7%	$175,000	3.5%
Increase in Production Staff	$0	*	$59,000	4.7%	$88,500	3.5%	$118,000	3.1%	$177,000	3.5%

SUB-TOTAL	$25,000	5%	$159,000	12.7%	$238,500	9.5%	$293,000	7.8%	$352,000	7.0%

Less: COSTS ASSOCIATED WITH RESEARCH AND DEVELOPMENT (“R&D”) ACTIVITIES
Increase in R&D	$0	0%	$25,000	2.0%	$50,000	2.0%	$60,000	1.6%	$70,000	1.4%
Increase in R&D Staff	$0	0%	$0	0%	$0	0%	$90,000	2.4%	$90,000	1.8%

SUB-TOTAL	$0	0%	$25,000	2.0%	$50,000	2.0%	$150,000	4.0%	$160,000	3.2%

Less: ADMINISTRATION COSTS
Staffing and Payroll	$97,400	19.5%	$278,650	22.3%	$522,400	20.9%	$577,920	15.4%	$768,720	15.4%
Working Capital	$31,720	6.3%	$48,689	3.9%	$107,376	4.3%	$132,074	3.5%	$170,793	3.4%

SUB-TOTAL	$129,120	25.8%	$327,339	26.2%	$629,776	25.2%	$709,994	18.9%	$939,513	18.8%

TOTALS	$500,000	100%	$1,250,000	100%	$2,500,000	100%	$3,750,000	100%	$5,000,000	100%

*Less than 1%.

Investments in research and development include, but are not limited to, (i) product improvements, including investigation and testing of more cost-effective parts and materials, and (ii) process improvements, including ways to streamline our production process.  In addition, it may also include investigation, development and testing of new products and accessories.  The proceeds allocated to research and development will be sufficient to accomplish some but not all of the research and development.

Investments in production include, but are not limited to, (i) acquisition of production equipment, including additional acquisitions of equipment currently being used to add production capacity and new equipment to enhance production capacity and production throughput; and (ii) upgrades to and maintenance of existing equipment.  The proceeds allocated to production will be sufficient to accomplish some but not all of the production enhancements.

Investments in marketing efforts include, but are not limited to, investments in: (i) the development and implementation of marketing campaigns, including online and offline campaigns to increase product awareness, market education, and sales of our products; (ii) in exhibitions and shows; (iii) the development of brand awareness; (iv) marketing collateral; and (v) other related, promotional, advertising, marketing and sales activities.  The proceeds allocated to marketing efforts will be sufficient to accomplish some but not all of the marketing participation goals.

Our management will prioritize and allocate the proceeds to production, research and development, and marketing efforts based on our needs at the time.

DILUTION

“Dilution” represents the difference between the Offering Price and the net tangible book value per Share of Common Stock immediately after completion of the Offering.  “Net tangible book value” is calculated by taking our total assets, minus any intangible assets, less all liabilities and divided by the total outstanding shares of common stock.  In this Offering, the level of dilution is relatively substantial as a result of the low book value of our issued and outstanding stock.   Our net tangible book value on September 30, 2010 was ($0.171) per share.  Assuming all shares offered herein are sold, our net tangible book value will be $0.111 per share.  Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate dilution of approximately $0.889 per share while our present stockholders will receive an immediate increase of $0.282 per share in the net tangible book value of the shares they hold.   This will result in an 88.9% dilution for purchasers of stock in this Offering.  All numbers are exclusive of the dilutive effect of convertible notes, warrants, and options outstanding, if any.

The following table illustrates the dilution to the purchasers of the Shares in this Offering:

Full Offering

Offering Price per Share	$1.00
Net Tangible Book Value per Share (Before Offering)	$(0.171)
Net Tangible Book Value per Share (After Offering)	$0.111
Per Share Dilution to New Investors	$0.889
Percentage Dilution per Share to New Investors	88.9%

Stock Comparison

The stock comparison below assumes that we sell 5,000,000 shares of common stock for $5,000,000 in the Offering.

Affiliate Equity Holders
Number of Shares	% Ownership	Total Consideration	% of Total Consideration	Number of Shares held after Conversion of all Convertible Securities 1	Total Consideration after Conversion of all Convertible Securities1	% Ownership After Conversion of all Convertible Securities 1
14,065,000	67.87%	$145,200	2.00%	19,456,478	$3,123,635	62.50%

Non-Affiliate Equity Holders
Number of Shares	% Ownership	Total Consideration	% of Total Consideration	Number of Shares held after Conversion of all Convertible Securities	Total Consideration after Conversion of all Convertible Securities	% Ownership After Conversion of all Convertible Securities
1,659,816	8.01%	$2,111,436	29.10%	6,675,169	$4,265,513	21.44%

Direct Public Offering Holders
Number of Shares	% Ownership	Total Consideration	% of Total Consideration	Number of Shares held after Conversion of all Convertible Securities	Total Consideration after Conversion of all Convertible Securities	% Ownership After Conversion of all Convertible Securities
5,000,000	24.13%	$5,000,000	68.90%	5,000,000	$5,000,000	16.06%

1 Convertible Securities include all outstanding warrants, options, notes and preferred stock converted or exercised.

DIVIDEND POLICY

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business.  The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.  We have never paid dividends on our common stock.

DETERMINATION OF OFFERING PRICE AND ADDITIONAL INFORMATION

At present there is no public market for the common stock being registered.  We arbitrarily selected an Offering Price of $1.00 per share.  The Offering Price is not necessarily based on our financial condition or on any market value.  The shares sold in the direct public Offering and the shares sold by affiliates and promoters will be at the Offering Price for the duration of the Offering.   However, if common stock is publicly traded by Selling Security Holders (defined below), who are not affiliates or promoters, the selling price will be determined by market and other factors not necessarily related to asset value net worth, or criteria of value, which could be considerably less.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock.  Immediately upon the SEC deeming this Registration Statement, of which this Prospectus is a part, effective, we intend to seek out the assistance of a FINRA market maker to sponsor us and file an application for initial quotation of our common stock on an OTC electronic quotation system.  As of the date of this Prospectus, we had 53 stockholders of record.  In addition, the number of holders of convertible preferred stock totaled 50 stockholders.  Some of the holders of common stock are also holders of the convertible preferred stock.

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this Prospectus.  The owners of the shares to be sold by means of this Prospectus are referred to as the “Selling Security Holders.”  All of the purchasers had business or personal prior relationships with our officers and directors.

In completing sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from Selling Security Holders in amounts to be negotiated.  The Selling Security Holders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any Selling Security Holder enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this Prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this Prospectus as needed.  We will also file the agreement between the Selling Security Holder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the Selling Security Holders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act.  We have also advised each Selling Security Holder that in the event of a “distribution” of the shares owned by the Selling Security Holder, such Selling Security Holder, any “affiliated purchasers,” and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) until their participation in that distribution is complete.  Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution.  A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods.”  We have also advised the Selling Security Holders that Rule 101 of Regulation M under the Exchange Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing, or stabilizing the price of the common stock in connection with this Offering.

To our knowledge, no Selling Security Holder is a broker/dealer or affiliated with a broker/dealer.  The following Selling Security Holders have, or have had, relationships with us or our officers or directors:

•	Mr. Henry McDonald is a member of Jatch, LLC, one of our distributors.
•	R. Dean White is a member of our Board of Advisors.
•	Jonathan Burke is a member of our Board of Advisors.
•	George Brody is a member of our Board of Advisors.

Manner of Sale

The shares of common stock owned by the Selling Security Holders may be offered and sold by means of this Prospectus from time to time as market conditions permit.  Since as of the date of this Prospectus no market exists for our common stock, sales by the Selling Security Holders are not possible until our common stock becomes quoted on the OTCBB.  The selling price is $1.00 per share.  If and when our common stock becomes publicly traded, the shares owned by the Selling Security Holders may be sold in the public market or in private transactions for cash at prices to be determined at that time.  We will not receive any proceeds from the sale of the shares by the Selling Security Holders.  The Selling Security Holders will pay all sales commissions and other costs of the sale of the shares offered by them.

Because the Selling Security Holders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling security holders after such offering can be provided, and the following table has been prepared on the assumption that all shares of common stock offered under this Prospectus will ultimately be sold.

The following table sets forth (i) the number of outstanding common and preferred shares, beneficially owned by the Selling Security Holders prior to the Offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this Prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the Offering is complete:

	Owned Before the Offering			After the Offering1
Name of Selling Security Holder	Number of Shares Owned2	Percentage Owned3	Number of Shares Offered	Number of Shares Owned	Percentage Owned
AHMAD, Baher A.4	30,500	*	30,500	0	0%
ANTWI, Dr. Ernest5	61,000	*	61,000	0	0%
ANTWI, Kwadwo6	70,000	*	70,000	0	0%
AULDS Family L.P. #17	80,000	*	80,000	0	0%
BERT, Raymond E. & Rachael Jane Bert8	30,500	*	30,500	0	0%
Bluestar Corporation Co. Ltd.9	61,000	*	61,000	0	0%
BRADY, Jeff L.10	30,500	*	30,500	0	0%

1  Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.  Includes shares of common stock; shares of common stock issuable upon conversion of Series A Convertible Preferred Stock at a conversion ratio of 1.22:1; and shares of common stock that the selling stockholder has the right to acquire beneficial ownership of within 60 days of the date of this Prospectus upon exercise of warrants and options.

2 As of the date of this Prospectus, there were 15,724,816 issued and outstanding common shares and 3,126,434 preferred shares (net of prior conversions) which are convertible into 3,814,249 common shares at a conversion rate of 1.22:1, totaling 19,539,065 common shares outstanding.  Unless otherwise noted below, all selling security holders acquired Series A preferred shares convertible into common stock at a price of $1.00 per share in a private placement which was completed on March 30, 2006.

3 In determining the percentage of common stock beneficially owned by a selling shareholder as of the date of this Prospectus, (a) the numerator is the number of shares of common stock beneficially owned by such selling shareholder (including shares that the shareholder has the right to acquire within 60 days of the date of this Prospectus), and (b) the denominator is the sum of (i) the 19,539,065 total common shares outstanding on an as-converted basis as at the date of this Prospectus and (ii) the number of shares of common stock which such selling shareholder has the right to acquire within 60 days of the date of this Prospectus.  This table assumes that each selling stockholder will sell all shares offered for sale by the shareholder under this Prospectus.  Stockholders are not required to sell their shares.

4 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

5 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

6 Received as a gift in November 2004.

7 Acquired for cash in December 2007 in a private placement of Common Stock which ended in March 2008.  Chris Aulds exercises sole voting and dispositive power over the shares of Common Stock held by AULDS Family L.P. #1.

8 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

9 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.  Dr. B. Soo Lee has sole voting and dispositive power.

10 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

BRODY, George11	75,000	*	61,000	14,00012	*
BURKE, Dr. Jonathan13	143,000	*	122,000	21,00014	*
CARR, Gregory W.15	50,500	*	50,500	0	0%
COCKEREL, Dr. Clay & Brenda16	30,500	*	30,500	0	0%
COTHERN, Robert Q.17	61,000	*	61,000	0	0%
CURLETT, Jesse D.18	1,000	*	1,000	0	0%
CURLETT, Samuel R.19	2,000	*	2,000	0	0%
DeGIRONIMO, Paul Bruno20	122,000	*	122,000	0	0%
DICKERSON, Carl 21	10,000	*	5,000	5,00022	*
DORREL, Ronald Kenton23	40,000	*	40,000	0	0%
DUFFY, Joshua24	2,000	*	2,000	0	0%
EVERSON Jr., Robert H.25	10,000	*	10,000	0	0%
FELDMAN, David B.26	40,500	*	40,500	0	0%
FOSTER, T. Scott27	1,066	*	1,066	0	0%
FREEMAN, John E.28	61,000	*	61,000	0	0%
FROST, Dr. David E.29	20,000	*	20,000	0	0%

11 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1, and 14,000 shares of Common Stock issuable upon the exercise of options.

12 Consists of 14,000 shares of Common Stock issuable upon the exercise of options.

13 Consists of 100,000 shares of Series A Convertible Preferred Stock which convert to 122,000 shares of Common Stock at a conversion ratio of 1.22:1, and 21,000 shares of Common Stock issuable upon the exercise of options.

14 Consists of 21,000 shares of Common Stock issuable upon the exercise of options.

15 Consists of 20,000 share of common stock acquired for services in April and July 2007 in a private placement of Common Stock which ended in March 2008; and 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

16 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

17 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

18 Received as a gift in April 2009.

19 Received as a gift in April 2009.

20 Consists of 100,000 shares of Series A Convertible Preferred Stock which convert to 122,000 shares of Common Stock at a conversion ratio of 1.22:1.

21 Consists of 5,000 shares of Common stock acquired for cash in March 2009 in a private placement of Common Stock which ended in April 2009; and 5,000 shares of Common Stock issuable upon the exercise of warrants.

22 Consists of 5,000 shares of Common Stock issuable upon the exercise of warrants.

23 Acquired for cash in August 2007 in a private placement of Common Stock which ended in March 2008.

24 Acquired from a third party in December 2007.

25 Acquired for cash in October 2007 in a private placement of Common Stock which ended in March 2008.

26 Consists of 10,000 shares of common stock acquired for cash in October 2007 in a private placement of Common Stock which ended in March 2008; and 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

27 Acquired for services valued at $5,063 in November 2004.

28 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

29 Acquired for cash in April 2007 in a private placement of Common Stock which ended in March 2008.

GEORGE, Holly30	30,500	*	30,500	0	0%
GUNTER, James Kyle31	30,500	*	30,500	0	0%
HAACK, Dr. Gregory J.32	61,000	*	61,000	0	0%
HACKLER, Joe33	30,500	*	30,500	0	0%
HARRIS, Dennis O. 34	15,000	*	12,500	2,50035	0%
HILL, Steven36	61,000	*	61,000	0	0%
HOYT, Matthew & Susan37	5,000	*	5,000	0	0%
HUPP, Dr. James R.38	15,000	*	15,000	0	0%
JEFFREY, Lisa39	10,000	*	10,000	0	0%
JENNINGS, Robert40	25,000	*	25,000	0	0%
JENNINGS, Robert IFO Zack Jennings41	5,000	*	5,000	0	0%
JERNIGAN, Steve42	70,000	*	70,000	0	0%
JJ Johnson Investments, Ltd.43	100,500	*	100,500	0	0%
JOHNSON, Joseph Q.44	30,500	*	30,500	0	0%
JONES, G. Christopher45	42,500	*	42,500	0	0%

30 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

31 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

32 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

33 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

34 Consists of 12,500 shares of Common stock acquired for cash in December 2008 in a private placement of Common Stock which ended in April 2009; and 2,500 shares of Common Stock issuable upon the exercise of warrants.

35 Consists of 2,500 shares of Common Stock issuable upon the exercise of warrants.

36 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

37 Acquired for cash in February 2008 in a private placement of Common Stock which ended in March 2008.

38 Acquired for cash in April 2007 in a private placement of Common Stock which ended in March 2008.

39 Acquired for cash in February 2008 in a private placement of Common Stock which ended in March 2008.

40 Acquired for cash in December 2008 in a private placement of Common Stock which ended in April 2009.

41 Acquired for cash in December 2008 in a private placement of Common Stock which ended in April 2009.  Zack Jennings has sole voting and dispositive power.

42 Consists of 20,000 shares of Common Stock acquired for cash in March 2008 in a private placement of Common Stock which ended in March 2008; and 50,000 shares of Common Stock acquired for cash in April 2009 in a private placement of Common Stock which ended in April 2009.

43 Consists of 20,000 shares of common stock acquired for cash in May 2007 in a private placement of Common Stock which ended in March 2008; 50,000 shares of Common Stock acquired for cash in November 2008 in a private placement of Common Stock which ended in April 2009; and 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.  Joe Johnson is the controlling shareholder of JJ Johnson Investments, Ltd and has sole voting and dispositive power.

44 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

45 Acquired for cash in April 2006 and August 2007 in a private placement of Common Stock which ended in March 2008.

JONES, Guy Breese46	12,500	*	12,500	0	0%
KARPER, Dr. Robert E.47	20,000	*	20,000	0	0%
KELLY, David and Randi48	61,000	*	61,000	0	0%
KING, Janet49	122,000	*	122,000	0	0%
KRAMER, Dr. Robert I.50	30,500	*	30,500	0	0%
LANZI, Dr. Guy L.51	136,500	*	136,500	0	0%
LARSON, Mr. & Mrs.52	10,000	*	10,000	0	0%
LAVERDURE, Kristianne53	20,000	*	20,000	0	0%
LAVERDURE, Maurice54	10,000	*	10,000	0	0%
LAVERDURE, Maurice Jr.55	10,000	*	10,000	0	0%
LE, Giang56	30,500	*	30,500	0	0%
LE, Phong57	400,083	2.53%	300,000	100,08358	*
LINDSAY, David59	6,000	*	6,000	0	0%
LINDSAY, Jamie B.60	4,000	*	4,000	0	0%
LINDSAY, Jerry61	50,000	*	50,000	0	0%
LUCAS, Jonathan E.62	1,000	*	1,000	0	0%
MANNING, Michael63	30,500	*	30,500	0	0%

46 Acquired for cash in April 2006 in a private placement of Common Stock which ended in March 2008.

47 Acquired for cash in April 2007 in a private placement of Common Stock which ended in March 2008.

48 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

49 Consists of 100,000 shares of Series A Convertible Preferred Stock which convert to 122,000 shares of Common Stock at a conversion ratio of 1.22:1.

50 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

51 Consists of 20,000 shares of common stock acquired for cash in April 2007 in a private placement of Common Stock which ended in March 2008; 25,000 shares of Common Stock acquired for cash in November 2008 in a private placement of Common Stock which ended in April 2009; and of 75,000 shares of Series A Convertible Preferred Stock which convert to 91,500 shares of Common Stock at a conversion ratio of 1.22:1.

52 Acquired for cash in April 2007 in a private placement of Common Stock which ended in March 2008.

53 Acquired for cash in October 2007 in a private placement of Common Stock which ended in March 2008.

54 Acquired for cash in September 2007 in a private placement of Common Stock which ended in March 2008.

55 Acquired for cash in October 2007 in a private placement of Common Stock which ended in March 2008.

56 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

57  Consists of 300,000 shares of Common Stock acquired for cash in May 2004 in a private placement of Common Stock which ended in June 2004; 83,333 shares of Common Stock issuable upon the exercise of warrants, and 16,750 shares of Common Stock issuable upon the exercise of options.

58 Consists of 83,333 shares of Common Stock issuable upon the exercise of warrants, and 16,750 shares of Common Stock issuable upon the exercise of options.

59 Acquired for cash in August 2007 in a private placement of Common Stock which ended in March 2008.

60 Acquired for cash in August 2007 in a private placement of Common Stock which ended in March 2008.

61 Acquired for cash in August 2007 in a private placement of Common Stock which ended in March 2008.

62 Received as a gift in April 2009.

63 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

MCDONALD, Henry64	15,000	*	10,000	5,00065	*
MIRE, Patrick66	91,500	*	91,500	0	0%
MOORE, Craig Henderson67	61,000	*	61,000	0	0%
MORRISON, Kenneth Morrison Trust No. 168	61,000	*	61,000	0	0%
MOSS, Jerry W.69	30,500	*	30,500	0	0%
NELMS, James W., Jr.70	62,600	*	62,600	0	0%
NELMS, Jim & Shelley71	25,000	*	25,000	0	0%
NEW DAWN Acquisitions, LLC72	35,000	*	35,000	0	0%
NTEC, Inc.73	296,450	1.50%	15,250	281,20074	1.42%
Oxygen Technology Investors Group, LLC.75	30,500	*	30,500	0	0%
PACIFIC Cattle Corporation76	506,500	3.18%	206,500	300,00077	1.88%
PARK, Jin78	20,000	*	20,000	0	0%
PHILLIPS, Gregory79	30,500	*	30,500	0	0%

64 Consists of 10,000 shares of Common Stock acquired for cash in October 2007 in a private placement of Common Stock which ended in March 2008; and 5,000 shares of Common Stock issuable upon the exercise of options.

65 Consists of 5,000 shares of Common Stock issuable upon the exercise of options.

66 Consists of 75,000 shares of Series A Convertible Preferred Stock which convert to 91,500 shares of Common Stock at a conversion ratio of 1.22:1.

67 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

68 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

69 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

70 Acquired from a third party in August 2007.

71 Acquired for cash in January 2009 in a private placement of Common Stock which ended in April 2009.

72 Acquired for cash in January 2009 in a private placement of Common Stock which ended in April 2009.  NEW DAWN Acquisitions, LLC is controlled by Julie Nichols, who has sole voting and dispositive power.

73 Consists of 12,500 shares of Series A Convertible Preferred Stock which convert to 15,250 shares of Common Stock at a conversion ratio of 1.22:1 and 281,200 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $0.0005 per share.  Larry Calton has sole voting and dispositive power.

74 Consists of 281,200 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $0.0005 per share.

75 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.  Gregory Scott Keller, Kenra Dee Keller, James Jeffreys, Roger Bussey, Vallerie Bussey, Brian Coolbaugh, Gerardo Fuentes-Lopez, and Kelty E. Fuentes have shared voting and dispositive power.

76 Consists of 50,000 Shares of Common Stock acquired for cash in September 2008 in a private placement of Common Stock which ended in April 2009; 65,000 shares of Common Stock acquired from third parties; 75,000 shares of Series A Convertible Preferred Stock which convert to 91,500 shares of Common Stock at a conversion ratio of 1.22:1; and 300,000 shares of Common Stock issuable upon the exercise of warrants.  Stan Bert is the President of Pacific Cattle Corporation.  Stan Bert has sole voting and dispositive power.

77 Consists of 300,000 shares of Common Stock issuable upon the exercise of warrants.

78 Acquired for cash in October 2007 in a private placement of Common Stock which ended in March 2008.

79 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

PHOENIX Capital Ventures, Inc.80	18,650	*	18,650	0	0%
POUYAT, Scott81	5,000	*	5,000	0	0%
RBC Dain Rauscher FBO: James W. Nelms, Jr., SEP82	57,500	*	57,500	0	0%
REEVES, William M., DDS, MS Defined Benefit Pension Plan83	61,000	*	61,000	0	0%
REEVES, William McDonald84	30,500	*	30,500	0	0%
REVELL, Oliver B.85	61,000	*	61,000	0	0%
ROSATO, Vincent86	30,500	*	30,500	0	0%
ROSATO, Vincent, Jr.87	30,500	*	30,500	0	0%
SCHWARTZ, Dr. Daniel C.88	131,000	*	131,000	0	0%
SHEEHAN, Jana Lynn89	10,000	*	10,000	0	0%
SHEFTEL, Scott90	5,000	*	5,000	0	0%
SPRADLEY Holdings91	20,000	*	20,000	0	0%
STAPLES, Jon92	270,650	1.368%	30,500	240,15093	1.21%
STAPLES, Richard C., Jr.94	61,000	*	61,000	0	0%
STEINHARDT, James95	10,000	*	10,000	0	0%

80 Acquired from a third party in April 2009.  Phoenix Capital Ventures, Inc. is controlled by Josh B. Curlett, who has sole voting and dispositive power.

81 Acquired for cash in December 2008 in a private placement of Common Stock which ended in April 2009.

82 Consists of 20,000 Shares of Common Stock acquired for cash in October and December 2008 in a private placement of Common Stock which ended in April 2009; and 37,500 shares of Common Stock acquired from third parties.  James W.  Nelms has sole voting and dispositive power.

83 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

84 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

85 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

86 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

87 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

88 Consists of 40,000 shares of common stock acquired for cash in May and November 2007 in a private placement of Common Stock which ended in March 2008; 30,000 shares of Common Stock acquired for cash in October 2008 in a private placement of Common Stock which ended in April 2009; and of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

89  Consists of 8,197 shares of Series A Convertible Preferred Stock which convert to 10,000 shares of Common Stock at a conversion ratio of 1.22:1.

90 Acquired for cash in February 2008 in a private placement of Common Stock which ended in March 2008.

91 Acquired for cash in June 2007 in a private placement of Common Stock which ended in March 2008.  Spradley Holdings is controlled by Dr. Larry Spradley, who has sole voting and dispositive power.

92 Consists of 25,000 shares of Series A Convertible Preferred Stock, which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1, and 240,150 shares of Common stock issuable upon the exercise of options.

93 Consists of 240,150 shares of Common stock issuable upon the exercise of options.

94 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.

95 Acquired for cash in October 2007 in a private placement of Common Stock which ended in March 2008.

TABER, Steven M.96	20,000	*	20,000	0	0%
The Sullivan Trust u/t/a Dated Oct 21, 1998 (Att: Dr. S. Sullivan)97	61,000	*	61,000	0	0%
The Willhite Group & SGW Profit Sharing Plan UAD 2/1/198998	30,500	*	30,500	0	0%
TIMBREZA, Charles K.99	1,500	*	1,500	0	0%
VenCore Solutions, LLC100	37,499	*	37,499	0	0%
WHITE, Dean R.101	116,250	*	81,000	35,250102	*
WILLIAMSON, J. Keith103	30,500	*	30,500	0	0%
WJVEST Holding General Partnership104	25,000	*	25,000	0	0%
WOOD, David105	10,000	*	10,000	0	0%
Notes: * Less than 1%.

96 Acquired for cash in June 2007 in a private placement of Common Stock which ended in March 2008.

97 Consists of 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1.  Dr. Steven Sullivan has sole voting and dispositive power.

98 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.  Stephen G Willhite has sole voting and dispositive power.

99 Received as a gift in April 2009.

100 Consists of 30,737 shares of Series A Convertible Preferred Stock which convert to 37,499 shares of Common Stock at a conversion ratio of 1.22:1, acquired pursuant to a lease agreement between October 2006 and March 2007.  The shareholders of VenCore Solutions, LLC include Laminar Direct, Len Ludwig, and the employees of VenCore Solutions, LLC.  James Paul Johnson has sole voting and dispositive power.

101 Consists of 20,000 shares of Common stock acquired for cash in August 2007 in a private placement of Common Stock which ended in March 2008; 50,000 shares of Series A Convertible Preferred Stock which convert to 61,000 shares of Common Stock at a conversion ratio of 1.22:1, and 35,250 shares of Common stock issuable upon the exercise of options.

102 Consists of 35,250 shares of Common stock issuable upon the exercise of options.

103 Consists of 25,000 shares of Series A Convertible Preferred Stock which convert to 30,500 shares of Common Stock at a conversion ratio of 1.22:1.

104 Acquired from a third party in October 2007.  Casey Jensen is the General Partner in the WJVEST Holding General Partnership.  Voting and dispositive power are shared by Casey Jensen and Chet Wilke.

105 Acquired from a third party in May 2008.

SHARES ELIGIBLE FOR FUTURE SALE

Currently, there is no public market for our common stock.  Future sales of substantial amounts of our common stock in the public market could adversely affect market prices.  We have 15,724,816 shares of common stock outstanding as of the date of this Prospectus.  Assuming the maximum amount of the direct public Offering is sold (5,000,000 shares), we will have 20,724,816 shares of our common stock issued and outstanding.  We also have 3,126,434 shares of preferred stock outstanding which are convertible into 3,814,429 shares of common stock.  Therefore, if the maximum amount of the direct public Offering is sold and all preferred shares are converted into common shares, we will have 24,539,065 shares of common stock outstanding.  If and when this registration is deemed effective by the SEC, all of these shares will be eligible for sale on the public market (if one exists) without restriction or further registration under the Securities Act, except as may be restricted by lock up agreements and except that any shares purchased by our “affiliates,” as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.  Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

Approximate Number of Shares Eligible for Future Sale	Date
1,534,816	These shares will be eligible for sale on the public market (if one exists) after the SEC declares effective the registration statement of which this Prospectus is a part.

2,380,749
These shares will be eligible for sale on the public market (if one exists) after the SEC declares effective the registration statement of which this Prospectus is a part.   These 2,380,749 shares represent shares of common stock which may be converted from our Series A Convertible Preferred Stock.

5,000,000	Direct Public Offering. These shares will be eligible for sale on the public market (if one exists) after the SEC declares effective the registration statement of which this Prospectus is a part.

Rule 144

In general, under Rule 144, a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided there is current public information available about our company.

Sales by affiliates under Rule 144 may also be subject to manner of sale provisions and notice requirements.  Any substantial sale of common stock pursuant to any registration statement or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Stock Options:  Our employees are required to enter into a Voting Stock Agreement which sets out the terms of participation in our stock option plan.  The Voting Stock Agreement provides that in the event that we complete an initial public Offering of our securities resulting in the public trading of our securities, the shares underlying the stock options shall not be sold for a period of 12 months thereafter.

PLAN OF DISTRIBUTION

The securities being offered may be sold by the Selling Security Holders or by those to whom such shares are transferred.  We are not aware of any underwriting arrangements that have been entered into by Selling Security Holders.  The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act, as amended, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation.  For instance, an illegal distribution may occur if any of the Selling Security Holders provide us with cash proceeds from their sales of the securities.  If any of the Selling Security Holders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this Prospectus.

Our company or our management will not receive proceeds from the sales of the securities of Selling Security Holders, because this would constitute an illegal distribution of our securities and our company or our management may be deemed underwriters in such an instance, and they would have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sales of securities.

In addition, the Selling Security Holders and any brokers and dealers through whom sales of the securities are made may be deemed to be underwriters within the meaning of the Securities Act and the commissions or discounts and other compensations paid to such persons may be regarded as underwriters’ compensation.

Each of the Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders or any such other person.

Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this Prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Also the Selling Security Holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the Selling Security Holders.

Selling Security Holders are required to comply with Regulation M.  In general, Regulation M precludes any Selling Security Holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions.  We have informed the Selling Security Holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specific maximum.  Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling Security Holder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

There can be no assurance that the Selling Security Holders will sell any or all of the securities.  In order to comply with state securities laws, if applicable, the securities will be sold in jurisdiction only through registered or licensed brokers or dealers.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  Under applicable rules and regulations of the Exchange Act, any person engaged in distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

Timing of Sales

The Selling Security Holders may offer and sell the shares covered by this Prospectus at various times.  The Selling Security Holders will act independently of each other in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The Selling Security Holders intend to sell their shares at an Offering Price of $1.00 per share until quoted on the OTCBB, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the Selling Security Holders to the public may be:

(1) The market price prevailing at the time of sale;
(2) A price related to such prevailing market price; or
(3) Such other price as the Selling Security Holders determine from time to time.

Our common stock is not currently listed on any national securities exchange or electronic quotation system.  If our common stock becomes publicly traded, then the sale price to the public will vary according to the selling decisions of each Selling Security Holder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

(1)	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
(2)	purchase by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Prospectus;
(3)	ordinary brokerage transactions in which the broker solicits purchasers;
(4)	through options, swaps or derivative;
(5)	privately negotiated transactions; or
(6)	in a combination of any of the above methods.

The Selling Security Holders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the Selling Security Holders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by the brokers or dealers may, but is not expected to, exceed that which is customary for the types of transaction involved.  Broker-dealers may agree with a Selling Security Holder to sell a specific number of shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for a Selling Security Holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Security Holder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then current market price or in negotiated transactions.  In connection with resale of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Security Holders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Security Holders and any broker-dealers or agents that participate with the Selling Security Holders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies, Estimates and Assumptions

The SEC defines critical accounting policies as those that are, in management's view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities.  On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies.  We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations.  We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Revenue Recognition.  Our revenue recognition policies are in accordance with the SEC Staff Accounting Bulletin (SAB) No. 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations on our part exist and collectability is reasonably assured.  Revenues are recognized from product sales, net of discounts and rebates.  This revenue recognition policy is applied to both customers and distributors.  Fees from licensees desiring to manufacture and distribute our products or derivative products using our intellectual property include initial license fees and royalties.  Initial license fees are generally recognized upon granting of the license to the licensee.  Royalties are recognized in the period earned.

Allowance for doubtful accounts.  In estimating the collectability of accounts receivable, we analyze historical write-offs, changes in our internal credit policies and customer concentrations when evaluating the adequacy of our allowance for doubtful accounts.  Differences may result in the amount and timing of expenses for any period if we make different judgments or use different estimates.  Our accounts receivable represent a significant portion of our current assets and total assets.

Inventories.  Our inventory consists of raw material components for our portable oxygen systems as well as completed products and accessories.  Inventory is stated at the lower of cost or market.

Cash and Cash Equivalents.  We consider all highly liquid investments purchased with maturity of three months or less to be cash equivalents.  Cash and cash equivalents may at times exceed Federally insured limits.  To minimize this risk, we place our cash and cash equivalents with high credit quality institutions.

Property and Equipment.  Property and equipment are recorded at cost with depreciation and amortization provided over the shorter of the remaining lease term or the estimated useful life of the improvement.  Renewals and betterments that materially extend the life of an asset are capitalized.  Expenditures for maintenance and repairs are charged to expense when incurred.

Impairment of Long-Lived Assets.  We review long-lived assets, including amortizable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.  During 2009 and 2008, we recognized impairment charges of $100,978 and $0, respectively.  During the  nine  months ended  September 30, 2010, we did not recognize any impairment charge.

Research and Development Costs.  Costs associated with the development of our products are charged to expense as incurred.   Costs of  $9,287 and $30,241 were incurred in the years ended December 31, 2009 and 2008, respectively.

Income Taxes.  We account for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our Consolidated Financial Statements, but have not been reflected in our taxable income.  A valuation allowance has been established to reduce deferred tax assets to their estimated realizable value.  Therefore, we provide a valuation allowance to the extent that we do not believe it is more likely than not that it will generate sufficient taxable income in future periods to realize the benefit of its deferred tax assets.  We recognize interest and penalties related to unrecognized tax benefits in income tax expense.

Stock-Based Compensation.  We account for share-based payments, including grants of stock options to employees, consultants and non-employees; moreover, we issue warrants to the consultants and related parties.  We are required to estimate the fair value of share-based awards and warrants on the date of grant.  The value of the award is principally recognized as expense ratably over the requisite service periods.  We have estimated the fair value of stock options and warrants as of the date of grant or assumption using the Black-Scholes option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and that are freely transferable.  The Black-Scholes model requires the input of certain assumptions.  Changes in the assumptions used in Black-Scholes model can materially affect the fair value estimates. With exception of forfeiture rates, which we evaluate annually, we evaluate the assumptions used to value stock options on a quarterly basis.  The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding.

The expected term is based on the observed and expected time to exercise and post-vesting cancellations of options by employees.  Upon the adoption of the accounting guidance, we continue to use historical volatility in deriving our expected volatility assumption as allowed under GAAP because we believe that future volatility over the expected term of the stock options is not likely to differ materially from the past.  The risk-free interest rate assumption is based on the five-year U.S. Treasury zero-coupon rate appropriate for the expected term of the stock options.  The expected dividend assumption is based on the history and expectation of dividend payouts.  The fair values generated by the Black-Scholes model may not be indicative of the actual fair values of the equity awards, as we do not consider other factors important to those awards to employees, such as continued employment, periodic vesting requirements and limited transferability.  The amount of stock based compensation expenses is net of an estimated forfeiture rate, which we adjust on an annual basis, if at all, and which is based on historical data and information from comparable companies, and our judgment of whether the options are expected to vest.  For the years ended December 31, 2009 and 2008, stock based compensation expense was approximately $133,604 and $89,957, respectively, which consisted primarily of stock-based compensation expense related to stock options recognized under GAAP issued to the employees.  For the nine months ended September 30, 2010 and 2009, the employee stock-based compensation expense was approximately $77,214 and $127,040, respectively.

We follow ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services to be provided to us are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined.  We recognize this expense over the period in which the services are provided.  For the years ended December 31, 2009 and 2008, stock based compensation expense was approximately $556,863 (net of prior year adjustments) and $933,473, respectively, which consisted primarily of stock-based compensation expense related to stock options and warrants recognized under GAAP issued to consultants and other non-employees.  For the nine months ended September 30, 2010 and 2009, the non-employee stock-based compensation expense was approximately $0 and $515,286, respectively.

Accounting Estimates.  The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Advertising Costs.   Advertising costs are charged to operations when incurred.  We incurred $47,164 and $50,082 in advertising costs in the years ending December 31, 2009 and 2008.  We incurred $6,454 in advertising and promotion costs for the nine months ended September 30, 2010 as compared to $40,944 for the nine months ended September 30, 2009.

Financial Instruments.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009 and 2008.  The respective carrying value of certain on balance- sheet financial instruments approximate their fair values.  These financial instruments include cash, accounts payable, accrued expenses and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Reclassifications.  Certain financial statement items have been reclassified to conform to the current year’s presentation.  These reclassifications had no impact on previously reported net loss.

Recently Enacted Accounting Standards.  In April 2009, the FASB issued an update to ASC 820, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales.  This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by us in the second quarter of 2009.  The adoption did not have a material impact on our consolidated financial statements.

In May 2009, the FASB issued ASC 855, “Subsequent Events.”  ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009.  We adopted this standard as of June 30, 2009; however, the adoption of ASC 855 had no impact to our consolidated financial statements.

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  This new standard also requires additional disclosures about an enterprise’s involvement in variable interest entities.  We adopted this pronouncement on January 1, 2010 but there was no significant impact on its financial statements.

In June 2009, the FASB issued ASC 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.”  ASC 105 establishes the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff.  It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas.  The Codification was adopted on July 1, 2009 for our financial statements for the year ended December 31, 2009.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  We still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on our present or future financial statements.

Liquidity and Capital Resources

We had a cash balance of approximately $15,737 as of September 30, 2010, as compared to $17,118 as of September 30, 2009 and $73,077 as of December 31, 2009 as compared to $393 as of December 31, 2008.  Our funds are kept in financial institutions located in the United States of America.

We had negative working capital of approximately $1,468,457 as of September 30, 2010 as compared to 1,842,187 as of September 30, 2009 and negative working capital of $703,364 and $751,145 as of December 31, 2009 and 2008, respectively.

We had total notes payable of $2,588,085 and $2,093,987 as of September 30, 2010 and December 31, 2009 respectively.  The increase in Notes Payable was primarily due to a net increase in Current Notes Payable, from $332,928 at December 31, 2009 to $827,026 at September 30, 2010 , representing an increase of $498,098 in our Current Notes Payable.  This increase is primarily comprised of: A new short term note in the amount of $270,000 issued during 1Q 2010 in connection with a license agreement and a distribution agreement, both entered into with a new distributor; a net increase of $124,600 in borrowings from JTR Investments Limited during the period; and a new short term loan of $100,000 received in December 2009.

We generally provide our customers with terms of up to 30 days on our accounts receivable.  In some cases we require prepayment, depending on history or credit review.  Further, we generally require pre-payment on orders shipped to international destinations.  Our accounts receivable, net of allowances for sales returns and allowance for doubtful accounts, were $25,370 and $36,365 as at September 30, 2010 and December 31, 2009, respectively.

Since inception, we have been engaged primarily in product research and development, investigating markets for our products, developing manufacturing and supply chain partners, and developing distribution, licensing and other channel relationships.  In the course of funding research and development activities, we have sustained operating losses since inception and have an accumulated deficit of $10,405,300 at September 30, 2010.

We completed product development and launched sales in early 2008.  We have and will continue to use significant capital to manufacture and commercialize our products.  These factors raise substantial doubt about our ability to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations or this offering through loans or through additional sales of our common stock.

During 2011, we will need additional capital to market and sell our products, and to further develop and enhance our current product offerings, introduce new products and address unanticipated competitive threats, technical problems economic conditions or other requirements.  We raised approximately $286,500 during the year ended December 31, 2009 and $352,950 during the year ended 2008 through the sale of common stock preferred stock, and the exercise of warrants and stock options.  We estimate that we will require approximately $2.47 million over the next 12 months to remain viable.  There is no assurance that we will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.  However, there can be no assurance that any additional financing will be available to us.  Additional equity financing may involve substantial dilution to our then existing stockholders.  In the event we are unable to raise additional capital, we may be required to substantially reduce or curtail our activities.

We have First and Second Landlord Notes outstanding with Sinacola Commercial Properties, LLC.  Payments under these notes shall become due and payable on the earlier to occur of: (i) December 31, 2011; or (ii) the closing of the direct public offering.  Upon the closing of the direct public offering, (i) if we raised $1,000,000 in the direct public offering, we must pay $50,281 of the principal balance of the notes; (ii) if we raised $1,500,000 in the direct public offering, we must pay $100,563 of the principal balance of the notes; (iii) if we raised $2,000,000 in the direct public offering, we must pay $150,844 of the principal balance of the notes; (iv) if we raised $3,000,000 in the direct public offering, we must pay $201,126 of the principal balance of the notes; or (v) if we raised $4,000,000 in the direct public offering, we must pay the entire principal balance of the notes.  If we fail to pay the principal balance through the direct public Offering proceeds, the remaining principal balance of the notes shall become due and payable on December 31, 2011.

In estimating the needed amount, the following assumptions were made:

•	All shareholder loans are deferred;
•	There are no deferments of rent expense or exchange of rent expense for equity;
•	There are no deferments of accounts payable or exchange of rent expense for equity; and
•	There is no refinancing of our debt obligations.

The following table sets out the major components of our estimates of cash needs over the next 12 months to remain viable, subject to the above assumptions:

Accounts Payable & Accrued Expenses	$515,680
Capital leases - current	$291,178
Notes payable - current	$647,800

Subtotal	$1,454,658

Rent expense	$194,000
Insurance & Taxes	$32,000
Regulatory compliance costs	$100,000
Salaries & Wages	$504,000
Inventory	$75,000
General corporate expenses	$115,000

Subtotal	$1,020,000

Total estimate	$2,474,658

Our business is relatively new, and we are not aware of any material trends that are at least likely to impact our financial condition, liquidity and results of operation.

Going Concern

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow from operations to meet our obligations on a timely basis or obtain financing as may be required.  As of September 30, 2010 and December 31, 2009, we have incurred net losses from operations and have stockholders’ deficits of $10,405,300 and $9,552,925, respectively.  We have a working capital deficit of approximately $1,468,457 as of September 30, 2010 and $703,364 as of December 31, 2009.  These factors raise substantial doubt about our ability to continue as a going concern.

During the next 12 months, our foreseeable cash requirements will relate to continual development of the operations of our business, maintaining our good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with reviewing or investigating any potential business ventures.  We may experience a cash shortfall and be required to raise additional capital.  Historically, we have relied upon internally generated funds and funds from the sale of shares of stock and loans from our shareholders and private investors to finance our operations and growth.  Management may raise additional capital through future public or private offerings of our stock or through loans from private investors, although there can be no assurance that we will be able to obtain such financing.  Our failure to do so could have a material and adverse affect upon us and our shareholders.

We have a series of plans to mitigate the going concern:

·	Management has a draw down provision in place – the JTR Senior Note, which allows us to draw down up to $750,000. As of September 30, 2010 have approximately $134,700 available under this facility.
·	We have recently concluded a $370,000 license and distribution agreement with a new distributor in South Africa, which includes an annual commitment of $480,000 in sales.
·	We plan to raise $5 million in a direct public Offering through this prospectus.
·	Our sales during 2011 will be derived from existing markets (schools/districts, churches, commercial), government markets and international markets.
·
International: We received ANVISA approval in Brazil in March 2010.  We have appointed a distributor in Brazil who is contracted to purchase a minimum of 3,000 units per annum to maintain exclusivity.  In addition, we have concluded a significant distribution agreement in South Africa, and other countries are pending.

·
We plan to add delivery capacity through additional distributors – we have approximately 22 in the U.S. and management expects that to grow to approximately 30 by the end of 2011.  In addition, we have three international distributors and hope to increase that to approximately six by the end of 2011.

·
We have migrated to selling solutions, thereby diversifying our revenue opportunities.  Our early sales efforts were focused primarily on institutional customers, such as for example schools and school districts, colleges, and churches.  We sell to these customers primarily through distributors.  Generally, the buying decisions for our customers are made or influenced by individuals such as safety managers, risk managers, nurses, administrators, facilities managers and medical directors.  These individuals are usually also responsible for acquiring other safety or health emergency solutions or products, such as Automated External Defibrillators (“AEDs”), resuscitator bags (used for CPR), first aid kits, etc.  We have recently started sourcing AEDs, resuscitator bags, and first aid kits in order to provide our customers with bundled solutions for their health emergency and preparedness requirements.  That means, our customers can order these products from us as a single source, along with our portable emergency oxygen products.

·
Rent Satisfaction Agreement: We have concluded a rent satisfaction agreement with our landlord, which allowed us to refinance a total of $251,407 in rent expense for 2009.  In addition, we have concluded a second rent satisfaction agreement with our landlord, which allowed us to refinance a total of $220,715 in rent expense for 2010.

·
We have successfully partnered with Vencore Solutions to defer our cash requirements for capital lease payments toward Vencore.  Management expects that any amounts deferred will be satisfied in the future through a possible combination of cash, equity, or new debt obligations.  As of September 30, 2010, the amount of cash deferred pursuant to the capital lease with Vencore is $307,661.83.

Results of Operations

Results for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009.

Revenue

Total revenues for the nine months to September 30, 2010 increased to $329,919 from $267,426 for the nine months ended September 30, 2009.

Revenue from license fees totaled $225,000 and $0 for the nine months to September 30, 2010 and 2009, respectively.  This increase is due to a new license agreement entered into on March 26, 2010 which was not in effect in the prior period.  The license agreement is with Afritex Medical Products (Pty) Ltd, a South African company. Revenue from products declined from $267,426 for the nine months ended September 30, 2009 to $104,919 for the nine months ended September 30, 2010.  The decrease in revenue from products can be attributed to the fact that our management’s time and resources were substantially diverted by:

·
The time and resources required to be spent on a complete re-audit of fiscal years ended December 31, 2008 and 2009, precipitated by the deregistration by the PCAOB of the Blackwing Group, our former auditor, due to PCAOB violations by the Blackwing Group unrelated to us;

·	The time and resources required to be spent on this registration process;
·	Considerable time, effort and resources spent on developing the Afritex license transaction and distribution agreement; and
·	Limited sales capability and financial resources.

Expenses

Total expenses for the nine months ended September 30, 2010 were $1,143,297, which amount includes $905,320 of general and administrative expenses, as compared to total expenses for the nine months ended September 30, 2009 of $2,127,341, which amount includes $1,957,037 of general and administrative expenses.  The significant decrease in general and administrative expenses is partly attributable to a decrease in operating expenses, including consulting expenses and payroll.

Research and Development

R&D expense for the nine months ended September 30, 2010 was $2,088 as compared to $8,881 for the nine months ended September 30, 2009.  This decrease is due to us focusing more on production and distribution and less on R&D.

Net Loss

Net loss as of September 30, 2010 was $852,375 and diluted net loss per share was $0.05 as compared to a diluted net loss as of September 30, 2009 of $1,965,172 and diluted net loss per share was $0.13.  The reduction in net loss is attributable to a reduction in general and administrative expenses and an increase in revenues, including a non-recurring license fee of $225,000 from Afritex.

Results for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008.

Revenue

Total revenues for the year ended December 31, 2009 increased to $387,361 from $97,060 for the year ended December 31, 2008.  This increase is primarily a result of license fees from a new licensee.

Expenses

Total expenses for the year ended December 31, 2009 were $1,895,440, which amount includes $1,637,198 of general and administrative expenses, as compared to total expenses for the year ended December 31, 2008 of $2,980,342, which amount includes $2,911,759 of general and administrative expenses.  The significant decrease in general and administrative expenses is partly attributable to a decrease in operating expenses, including consulting expenses and payroll.  In addition, the decrease was impacted by the reversal of a charge of $836,062 in December 2009, due to the cancellation of 843,418 warrants.

Research and Development

Research and development (“R&D”) expenses for the year ended December 31, 2009 was $9,287as compared to $30,241 for the year ended December 31, 2008.  This decrease is due to us transitioning towards production and distribution and defocusing on R&D.

Net Loss

Net loss decreased to $1,702,597 for the year ended December 31, 2009, from $2,900,393 for the year ended December 31, 2008, and basic and diluted net loss per share decreased to $0.11 from $0.19 in the prior period.  The reduction in net loss is attributable to a reduction in general and administrative expenses and an increase in sales.

Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our services.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

We have limited financial resources available which has had an adverse impact on our liquidity, activities and operations.  These limitations have adversely affected our ability to obtain certain projects and pursue additional business.  There is no assurance that we will be able to raise sufficient funding to enhance our financial resources sufficiently to generate volume or to engage in any significant research and development, or purchase plant or significant equipment.

Seasonality

Our business is not seasonal in nature.  The seasonal effect does not have a material impact on our sales.

Off-Balance Sheet Arrangements

We have no material off-balance sheet transactions.

Quantitative and Qualitative Disclosure Regarding Market Risk

Interest Rate Risk.  We may face some risk from potential fluctuations in interest rates, although our debt obligations are primarily short-term in nature.

DESCRIPTION OF BUSINESS

Background

We were formed on January 15, 2004 as a Delaware “C” Corporation for the purpose of developing products with the capability of generating medical grade oxygen “on demand,” without the necessity of storing oxygen in compressed tanks.  We developed a unique technology that generates medically pure (USP) oxygen from two dry, inert powders.  Other available chemical oxygen generating technologies contain hazards that we believe make them commercially unviable for broad-based emergency use by lay persons.  Our launch product is the OxySure Model 615 portable emergency oxygen device.  We believe that the OxySure Model 615 is currently the only product on the market that can be safely pre-positioned in public and private venues for emergency administration of medical oxygen by lay persons, without the need for training.

We were founded by our current Chairman, Chief Executive Officer, President, and Chief Financial Officer, Julian T. Ross, who conducted or managed all of the related research and development of our product function Mr. Ross continues to oversee.  In early 2004, Mr. Ross moved his research and development efforts into the North Texas Enterprise Center for Medical Technology (“NTEC”).  NTEC is a Frisco-based medical technology accelerator, and we were accepted as an NTEC program company in early 2004.

We were the first program company to graduate from the NTEC program in November 2005.  For an NTEC program company to graduate from the NTEC program, they have to attain key milestones for funding, research, product development, operations management, capture of intellectual property, personnel, and regulatory planning.

Upon graduation from NTEC, we proceeded with the development of our purpose-built production facility in Frisco, Texas, which also serves as our headquarters.  The facility comprises 16,200 square feet of light industrial space, of which approximately 10,000 square feet is dedicated to production and warehousing.  We received an economic incentive from the Frisco Economic Development Corporation (“FEDC”) in the amount of $243,000 in support of the development of the facility.  In addition, we received a further amount of $324,000 in the form of a Tenant Improvement Allowance from our landlord.  Upon completion of the build-out, we moved into the facility in October 2007.  We commenced commercial shipment of Model 615 during the 2008 financial year.

Government Regulation

Our primary product, the OxySure portable oxygen device, Model 615, is a medical device, subject to extensive and rigorous regulation by the FDA, as well as other Federal and state regulatory bodies in the United States and comparable authorities in other countries.  We expect that many of our future products will also be similarly subject to regulation by the FDA and other regulatory bodies both in the United States and in other countries.  We currently market our primary product, the Model 615 in the United States under a pre-market notification, or 510(k), clearance for emergency use.  Model 615 was cleared by the FDA for over the counter sale, without the need for a prescription, and the FDA approval number is K052396.  If we seek to market new products or to market new indications for our existing product, we may be required to file for and obtain either 510(k) clearances or Premarket Approval Applications (“PMAs”).

The FDA regulations govern the following activities that we perform, or that are performed on our behalf, to ensure that medical devices distributed domestically or exported internationally are safe and effective for their intended uses:

The FDA regulations govern the following activities that we perform, or that are performed on our behalf, to ensure that medical devices distributed domestically or exported internationally are safe and effective for their intended uses:

•	product design, development and manufacture;

•	product safety, testing, labeling and storage;

•	pre-marketing clearance or approval;

•	record keeping procedures;

•	product marketing, sales and distribution; and

•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths or serious injuries and repair or recall of products.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing our requests for 510(k) clearance or PMA approval of new products, new intended uses or modifications to existing products;

•	withdrawing 510(k) clearance or PMA approvals that have already been granted; and

•	criminal prosecution.

The FDA’s Pre-market Clearance and Approval Requirements

Unless an exemption applies, each medical device we wish to distribute commercially in the United States will require either prior 510(k) clearance or a PMA approval from the FDA.  Medical devices are classified into one of three classes - Class I, Class II, or Class III - depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness.  Devices deemed to pose lower risks are placed in either Class I or II, which requires the manufacturer to submit to the FDA a pre-market notification requesting permission to commercially distribute the device.  This process is generally known as 510(k) clearance.  Some low risk devices are exempted from this requirement.  Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III, requiring PMA approval.  Our Model 615 is considered a Class II device for its current primary marketed indication.

Pre-market Approval Pathway

A PMA application must be submitted to the FDA if the device cannot be cleared through the 510(k) process.  The PMA application process is much more demanding than the 510(k) pre-market notification process.  A PMA application must be supported by extensive data, including but not limited to technical information, preclinical data, clinical trials, manufacturing information and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device.

Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices which have a new intended use or use advanced technology, are Class III devices that almost always require formal clinical studies.  The PMA application, which is intended to demonstrate safety and efficacy, must contain data from clinical trials and a full description of the device and its components, the methods, facilities and controls used for manufacturing, and the proposed labeling.  If the FDA determines that a PMA application is sufficiently complete to permit a substantive review, the FDA will accept the application for review.  The Federal Food, Drug, and Cosmetic Act permits a modular review approach, whereby applicants are allowed to submit discrete sections of the PMA for review after each is completed.

The FDA has 180 days to review a PMA application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years.  During this review period, the FDA may request additional information or clarification of the information already provided.  Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.  In addition, the FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with quality system regulations.

510(k) Clearance Pathway

When a 510(k) clearance is required, we must submit a pre-market notification to the FDA demonstrating that our proposed device is substantially equivalent to a previously cleared and legally marketed 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of a PMA application.  By regulation, the FDA is required to clear or deny a 510(k) pre-market notification within 90 days of submission of the application.  As a practical matter, clearance often takes significantly longer.  The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence.  If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously-cleared device or use, the FDA will place the device, or the particular use, into Class III.

Clinical Trials

Clinical trials are almost always required to support PMA approval and are sometimes required for 510(k) clearance.  In the United States, these trials generally require submission of an application for an investigational device exemption, or IDE, to the FDA.  The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound.  The IDE must be approved in advance by the FDA for a specific number of patients unless the product is deemed a non-significant risk device eligible for more abbreviated IDE requirements.  Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites.  Any clinical trials we may do must be conducted under the oversight of an IRB at the relevant clinical trial sites and in accordance with the FDA regulations, including but not limited to those relating to good clinical practices.  We are also required to obtain patients’ informed consent that complies with both the FDA requirements and state and Federal privacy regulations.  Failure to meet these standards can result in the clinical data not being accepted by the FDA.

If we are required to pursue an IDE in the future, we will need to enroll patients in a feasibility study to evaluate the safety and effectiveness of the intended product for its intended indication.  A feasibility study involves a limited number of patients and is the first opportunity to evaluate device performance in humans under clinical conditions.  It is used to gather information on treatment methods of using a new device, clinical measures to be used in a pivotal study, and evaluate features that may be modified to optimize use of the device.  If the study results are favorable, we will be required to conduct a larger, pivotal, study to demonstrate the device’s safety and effectiveness.  A pivotal study usually involves a larger population at multiple locations and is designed to provide objective evidence of effectiveness based on significant clinical outcomes.  If any pivotal trial conducted by us in the future is successful, all the study data will form the clinical basis of the applicable PMA application for FDA approval of the intended product.

We, the FDA or the IRB at each site at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits.  Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain PMA approval of the product.  Similarly, in Europe the clinical study must be approved by the local ethics committee and in some cases, including studies with high-risk devices, by the Ministry of Health in the applicable country.

Pervasive and Continuing Regulation

After a device is placed on the market, numerous regulatory requirements continue to apply.  These include:

•
the FDA’s QSR requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•
labeling regulations and the FDA prohibitions against the promotion of products for uncleared or unapproved uses (known as off-label uses), as well as requirements to provide adequate information on both risks and benefits during promotion of the product;

•	clearance or approval of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use;

•
medical device reporting, or MDR, regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device; and

•	the FDA’s recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations.

After a device receives 510(k) clearance or PMA approval, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance or approval.  The FDA requires each manufacturer to review changes that it makes and determine whether they are of a type that would require a new 510(k) or PMA filing.  This determination must be documented by us.  While we make this determination initially, the FDA can review any such decision and can disagree with a manufacturer’s determination.  The FDA may also make this determination on its own initiative.

The MDR regulations require that we report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury.  We have not filed any MDR reports to the FDA for Model 615 since we started selling the product.

We have registered with the FDA as a medical manufacturer.  The FDA has broad post-market and regulatory enforcement powers.  We are subject to unannounced inspections by the FDA to determine our compliance with the QSR and other regulations, and these inspections may include the manufacturing facilities of our suppliers.

Promotion and Advertising Restrictions

We may promote and advertise Model 615 only for emergency use.  However, physicians may prescribe Model 615 for uses that are not described in its FDA-approved labeling and for uses that differ from those tested by us and approved by the FDA.  Such off-label uses are common across medical specialties.  Physicians may believe that such off-label uses are the best treatment for some patients in varied circumstances.  The FDA does not regulate the behavior of physicians in their choice of treatments.  The FDA does, however, strictly prohibit a manufacturer’s communications regarding off-label uses.  Companies cannot actively promote FDA-approved devices for off-label uses.  If the FDA believes we are promoting Model 615 for off-label uses, we could be subject to negative publicity, warning letters, fines, civil and criminal penalties, injunctions and product seizures.

Our Product and Market Applications

We believe that our process and methodology for oxygen generation and delivery may have a significant impact on the emergency/short duration oxygen supply marketplace.  We believe that we make the delivery devices safer, more affordable, more accessible, easier to use or more consumer friendly.  We believe that we improve access to emergency oxygen that affects the survival, recovery and safety of individuals in two multi-billion dollar markets involving both established and expansion customer opportunities:

(1)	Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and
(2)	Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations inindustrial, mining, military, or other public settings.

The first product being commercialized using our platform technology is the OxySure Model 615.  This product is simple to use, and allows a bystander or layperson to administer medical oxygen to a victim or patient during those first, critical minutes of a medical emergency while waiting for first responders to arrive.  Just like an Automated External Defibrillator (“AED”), Model 615 is designed to “bridge the gap” between the onset of a medical emergency and the time that the first responders arrive on the scene of the emergency.

Model 615 utilizes a simple, one-step activation and has a reusable component and a disposable component.  The reusable component comprises an outer housing and an actuation mechanism, and the disposable component is a self-contained cartridge, within which the chemical reaction takes place.  Each disposable cartridge supplies in excess of 15 continuous minutes of medically pure (USP) oxygen at the FDA-standard six liters per minute.  If the need for oxygen lasts longer than 15 minutes, the cartridge is quickly replaced and the process repeated.  Each Model 615 sold includes one reusable housing, one disposable cartridge, and one disposable mask and tubing assembly.  We earn additional revenues from the sales of additional disposable cartridges and disposable mask and tubing assemblies.  Model 615 is primarily made of lightweight, thermoplastic materials and weighs approximately 11 pounds, inclusive of the cartridge.  We believe that Model 615 is significantly differentiated over traditional oxygen modalities (compressed gas, cryogenic, thermal decomposition), as it relates to emergency use by lay persons.  During the oxygen generation process in Model 615, there is minimal pressure, and no tanks, gauges, regulators, flame, electrical charge or other hazards typically associated with existing oxygen dispensing devices.  In addition, Model 615’s advantages include: (i) it does not represent an explosion hazard – the powders are inert, until oxygen is needed and is generated on demand when the unit is actuated with one simple step; (ii) the process does not present a toxicity hazard; (iii) the product is safe for transportation, however, we are required to label our products as hazardous to comply with our approval letter; (iv) it does not constitute an environmental hazard; (v) the product does not generate the extreme heat associated with older, chemical technologies; and most importantly (vi) it does not require any training to operate, and is designed for use by any lay person.

Currently, Model 615 is our only internally developed product that we produce and sell.  If we can obtain sufficient financing, we plan to commercialize several additional products over the next three to five years, providing needed solutions for various vertical markets, including potential solutions for mining markets, aviation markets, sports and recreation markets, and emergency use markets where longer durations (longer than 15 minutes) are desired.

Market Analysis

We believe that Model 615 may create a new market category of emergency oxygen availability for the early administration or treatment of cardiovascular, respiratory and other medical emergencies.  By empowering a lay person to augment the services of first responders, we believe that Model 615 may follow a similar model to that of an Automated External Defibrillator (“AED”) or a fire extinguisher.  We believe that Model 615 can be safely pre-positioned in homes, buildings and other public and private settings to provide immediate medical grade oxygen in an emergency, but without the risk associated with compressed gas containers, and without the training required to operate such equipment.  We believe that the OxySure Model 615 enables a loved one, bystander or even the victim themselves to administer medical oxygen in a convenient, safe and inexpensive manner while awaiting the arrival of emergency medical responders.  We believe Model 615 may also be helpful as a standby solution by providing temporary oxygen to aid escape in hazardous exposure situations, or when necessary long-term oxygen supplies are interrupted.

We believe there is significant clinical support for the critical need for early oxygen administration during cardiovascular or respiratory emergencies.  During a cardiovascular or respiratory distress emergency, the availability of oxygen to the heart, brain, other vital organs or injured area is either stopped or impaired.  In less than three minutes without oxygen, brain cells begin to die.  In less than eight minutes, the heart muscle cells begin to die.  Both of these conditions typically lead to permanent disability, since neither the brain nor the heart is considered regenerative.  In less than ten minutes the ability to sustain life is at risk.  Even if a victim survives, their future quality of life can be directly related to the number of minutes that they were deprived of oxygen.  Given that the response time of first responders can be between six and 15 minutes (in the United States)  from the time 911 is called, the clinical significance and appeal of the Model 615 becomes apparent.

We have begun to introduce Model 615 into commercial, education and consumer markets and plans to expand into those markets on a larger scale.  As a general rule, these markets may comprise one or more of the following customer categories: (i) at risk markets; (ii) emergency placement markets; and/or (iii) preventative buyers.  There is a certain measure of overlap between or among these customer categories, but we believe the following market definitions to be generally accurate.

(i) At Risk Markets: At risk markets comprise individuals at risk of specific medical emergencies as a result of either being diagnosed with or having at least one risk factor associated with cardiovascular disease or respiratory diseases or ailments.  Respiratory diseases or ailments can include chronic obstructive pulmonary disease (“COPD”) and asthma.  Management believes that buyers in this At Risk segment will include persons, or relatives of persons, with known existing medical conditions such as cardiovascular disease or asthma in which the presence of on-demand emergency oxygen is highly appealing.

The American Heart Association estimates that there are over 80 million Americans who are afflicted with cardiovascular disease in one form or another.  Of the 80 million potential victims: (a) 40 million, or 50% are diagnosed with cardiovascular disease; (b) 40 million, or 50% exhibit at least one risk factor associated with cardiovascular disease; and (c) more than 2/3 are 50 years of age or older.  Management projects that, given the rapid onset of the aging baby boomer population, this ratio will increase substantially over the next decade and will likely increase the number of Americans suffering from such diseases.1

Chronic obstructive pulmonary disease (“COPD”) is a term which refers to a large group of lung diseases characterized by obstruction of air flow that interferes with normal breathing.  Emphysema and chronic bronchitis are the most important conditions that compose COPD and they frequently coexist.2  COPD is the fourth-ranked cause of death in the United States.2  In 2007, 10.2 million U.S. adults aged 18 years and older were estimated to have COPD.3

Oxygen supplementation is one of the few known effective treatments for a COPD exacerbation.  Similar to a severe asthma attack, these individuals never know when or where they will be when an exacerbation may occur.  Model 615 provides a portable, non-battery driven source of oxygen that will allow those with COPD to bridge the gap between the onset of an exacerbation and the availability of emergency care.

(ii) Emergency Placement Markets:  Management believes that organizations, corporations, educational customers, and governmental entities will purchase Model 615 as an emergency response measure.  By pre-positioning it in an easily accessible way, either by itself or right next to an AED, Model 615 can serve as a first line of defense in the event of any medical or civil emergency.

We believe that there are a significant number of organizations, corporations and educational entities that could acquire Model 615 for placement in strategic locations in the event of an on-site emergency.  In addition, we believe that there may be significant applicability and appeal in various government markets for placement in strategic locations for medical emergencies and for civil emergencies.

In addition to the 40 million injury-related emergency room visits, there are multitudes of potential emergencies that would benefit from the immediate application of oxygen.  For example, each year over 1 million Americans suffer a potentially fatal cardiac emergency - one person every 34 seconds.  About 460,000 of those cardiac emergencies are fatal, with death occurring before the victim can get professional medical attention.  There are nearly 4.5 million on-the-job injuries and illness each year, many of which would be administered oxygen if available.  Approximately 5,000 to 7,000 school-aged children die from sudden cardiac arrest each year without exhibiting prior symptoms.  Many of these deaths occur at school and related sporting events.
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1 American Heart Association, Heart Disease and Stroke Statistics, 2008.
2 American Lung Association, “Trends in COPD,” April 2009, Page 3.
3 Id. at Page 5.

Additionally, with the events of 9/11 and Hurricane Katrina, national awareness of emergency preparedness has dynamically evolved.  The threat of a terrorist act or airborne illness such as Avian Flu has prompted government agencies, emergency medical personnel, and private corporations to pre-position emergency supplies in the event of a natural or man-made disaster or a civil emergency.

Our initial target locations for Emergency Placement are summarized below.  It is apparent that many of these targets would have multiple buildings and/or be of a facility size that would justify multiple units of Model 615 on-site.  Management believes that the availability of a non-pressurized tank, on-demand oxygen supply at Model 615’s selected price point may have the potential for governments, regulatory agencies and regulatory boards to require locating one or more such devices pre-positioned on-site.

Educational Facilities

There are approximately 102,265 educational campuses in the United States.  Of these, there are:

•	87,125 U.S. schools representing grades Kindergarten through 12th grade.4
•	11,000 accredited programs for infants to children of 8 years. This includes day care and after school programs.5
•	4,140 United States College and Universities.6

Manufacturing Facilities

According to the U.S. Department of Commerce, Economics and Statistics Administration, there are 350,735 manufacturing facilities in the United States in 2002.

Recreational Vehicles

According to a study completed by the University of Michigan, approximately 8 million US households own a least one RV.  This represents a 15% increase in RV ownership since 2001 and is largely attributed to the enormous baby boomer generation.7

Restaurants

The National Restaurant Association’s 37th Annual Industry Forecast (2004) reported 925,000 restaurants in the United States.

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4  National Association of State Boards of Education (1998-99 school year).
5  National Association for Education for Young Children’s annual report (August 2005).
6  National Center for Education Statistics, Digest of Education Statistics, 2005.
7  New U-Mich Study: RV Ownership Reaches All-Time High (December 18, 2005).

Occupational Safety & Health Act (OSHA) Compliant Buildings

There are nearly 20 million locations for first aid alone called for in the OSHA Compliance Locations Publication.

U.S. Federal Government

We were awarded a multi-year contract by the General Services Administration (“GSA”) to allow us to supply our products to all branches of the U.S. Federal Government.  Our Federal Supply Schedule Contract number V797P-4153b is unrestricted, or a 100% set-aside contract for small business, and has an initial term ending November 14, 2013.  Thereafter, the contract may be renewed for up to three additional five-year terms.  Federal buyers will be able to purchase our products immediately, either directly from us or via GSA Advantage!®, the U.S. government’s online shopping and ordering system for government buyers.

Preventive Buyers

Management believes that many individuals and homeowners may purchase Model 615 as a preventive/first aid measure in the event of an unforeseen emergency, including cardiovascular emergencies, respiratory emergencies and general medical emergencies.  Preventive buyers are defined as buyers with no known history or diagnosis of chronic disease, but are likely to buy Model 615 in preparation for a possible emergency.

Management believes that for the same reasons smoke alarms, first aid kits, AEDs and fire extinguishers are purchased for home use, the same consumers may be predisposed to purchase the Model 615 as part of their standard arsenal in the event of an emergency.

Sales and Marketing Plan

We have adopted a dual direct and indirect sales strategy for developing push sales of our products.  We will accomplish our dual direct and indirect sales strategy by a sales team comprising two direct sales persons and 22 independent third party distributors in the United States.  We have targeted the education market as an early adopter market and have already achieved some initial success in penetrating that market.  As a result of our sales efforts so far, Model 615 was sold into K-12 schools and school districts in more than 25 states.  We plan to continue to build on this early success in the education market.  In addition, we have had very limited initial success in selling Model 615 into churches and other commercial placement markets, and we will continue our effort to validate those early markets in the foreseeable future.  Our current direct sales capability is limited.  We plan to increase our sales capability by adding independent distributors and by expanding our direct sales force.  We plan to implement a marketing strategy designed to create market demand and sales through market awareness and education.
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8 http://hirr.hartsem.edu/research/fastfacts/fast_facts.html/#numcong.

Bundled Solutions

Our early sales efforts are focused primarily on institutional customers, such as for example schools and school districts, colleges, and churches.  We sell to these customers primarily through distributors.  Generally, the buying decisions for our customers are made or influenced by individuals such as safety managers, risk managers, nurses, administrators, facilities managers and medical directors.  These individuals are usually also responsible for acquiring other safety or health emergency solutions or products, such as Automated External Defibrillators (AEDs), Resuscitator Bags (used for CPR), First Aid Kits, etc.  We have recently started sourcing AEDs, Resuscitator Bags, and First Aid Kits in order to provide our customers with bundled solutions for their health emergency and preparedness requirements.  That means, our customers can order these products from us as a single source.  We source these products from other manufacturers or suppliers, and therefore we act only as a distributor in such cases.  This part of our business is at a very early stage, is regarded as “non-core,” and there can be no assurance that we will continue to provide this capability to our customers.   For the nine month period ended September 30, 2010, we sold approximately $59,060 in such ancillary products.

Strategic Marketing Efforts

Utilizing both online and above the line marketing activities, we plan to implement a marketing strategy that is designed to maximize market penetration within the three defined target segments:

1.	Emergency Placement;
2.	At-Risk; and
3.	Preventive Buyers.

We do not currently utilize any online marketing.  We have a commerce website for consumers to purchase product directly from us.

We plan to undertake above the line marketing activities such as advertising on television, radio, and in magazines and newspapers.  We do not currently engage in any significant above the line marketing activities.  We believe that through a combination of strategic marketing efforts, distribution partners, direct sales, direct-to-consumer advertising and education, we can achieve the desired market penetration into these defined segments.  Maximizing the Model 615’s penetration across all segments will achieve a sense of legitimacy that drives sales via both direct and distributor channels.

Our current marketing efforts are comprised primarily of press releases.

Professional Organization Endorsements

Professional organizations serve as advocacy groups, central clearinghouses for information, and, oftentimes, as regulatory agencies for groups of industry professionals that have a vested interest in maximizing safety for patients and clients while they are on-site.  At this time, we have not obtained any professional organization endorsements, but we plan to pursue endorsements and “best practices” recommendations from such groups.  Management believes that in some cases, either at the state or national level of the professional organization, it may be possible to steer organizational bylaws to legislate on-demand, on-site oxygen as mandatory equipment for members of that organization.

Strategic Branding

We do not currently have any strategic branding activity.  We plan to, in the future, set aside a portion of our marketing budget for overall strategic branding efforts.  Targeted industry publications that appeal to key decision makers within the specialty medical community will be the primary focus of these branding and product awareness efforts.  Branded collateral with a targeted message, focus, and call to action will also be part of these expenditures.

Distributor Network

Our primary product, Model 615, is currently being sold through authorized distributors as well as through our own internal sales efforts.  We currently have 22 signed distributors in the United States and have signed our first international distribution agreements in Brazil, South Africa and Turkey.  We plan to continue to expand our U.S. network of distributors.  Distributors that we may pursue include:

•	distributors that have an established presence within the first aid and occupational safety, medical emergency and industrial safety markets;
•	automated external defibrillator (AED) manufacturers and distributors; and
•	specialty medical distributors that can tap into the cardiovascular disease, asthma and COPD market segments.

We plan to pursue international markets through distributors who are local to those markets and who have strong levels of sales and marketing capabilities in those markets.

Retail Channel

We plan to pursue distribution partnerships with retailers that can merchandise Model 615 for at risk and preventive buyers.

e-Commerce Site

We currently have an e-commerce site where customers can purchase Model 615 and related accessories.  This micro-site, located at www.oxysurestore.com9, allows customers to point, click, and purchase directly from us within a secure e-commerce environment.  The site seeks to target visitors seeking information or products related to asthma, COPD, heart disease, oxygen, oxygen therapy, supplemental oxygen use, and other key search terms and convert them to buyers via the e-commerce micro-site, and thereby we believe that the goal of increasing awareness and sales in a cost-effective manner will be enhanced.  We may choose to rebrand our e-commerce site in the future. We may also choose to direct traffic from our main website, located at www.oxysure.com to such newly rebranded e-commerce site (if applicable) or to a third party e-commerce site.

Direct Response Television (DRTV)

Management believes that a direct response appeal to customers may be a cost-effective method for rapidly building awareness of the features, advantages and benefits of the Model 615.  We plan to test a DRTV campaign to appeal directly to at-risk customers through a targeted pilot in the form of short-duration commercials.  Utilizing space-available national media, sufficient audience reach can be obtained cost-effectively.  Based on the pilot validation, we plan to evaluate the potential of ongoing direct response television marketing efforts, possibly on larger scales.  To date, we have not conducted any direct response television campaigns or pilots.

Competition and Buying Patterns

We believe that our Model 615 portable emergency oxygen device is highly differentiated from all other emergency-duration medical oxygen supply products (compressed gas, cryogenic, thermal decomposition).  We believe that Model 615 makes on-demand, emergency-duration medical oxygen safer and more readily accessible for various classes of user markets.  Its process and the resulting product allow lay person use, as compared to all other competitive technologies where training is typically required and usage can be hazardous.  During oxygen generation in Model 615, there is minimal pressure, and no compressed tanks, regulators, gauges, flames, electrical charge or other hazards typically associated with existing oxygen dispensing devices.  We believe that Model 615 allows a lay person, without training to administer medical oxygen in a medical emergency while waiting for first responders to arrive on the scene.

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9 The contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

Alternative modalities for providing emergency oxygen include compressed tanks.  There are very large, well-funded companies which can provide emergency oxygen in compressed tanks, including companies such as Linde, Airgas (NYSE: ARG), Air Products & Chemicals Inc. (NYSE: APD), Air Liquide and Praxair.  Any or all of these companies could engage in a price war with us or aggressively pursue our markets.  If they did, such competitive actions could have a significant adverse impact on our business.

Model 615 is indicated for emergency use, and compressed tanks can be utilized in certain instances for emergency use.  We believe that Model 615 is differentiated from compressed tanks for emergency use as follows:

•	Model 615 requires minimal to no training to operate, as it is designed for lay person use. Compressed tanks generally require training to be used.
•	Model 615 is a safer option, as it does not represent an explosion hazard in fire situations.
•
Model 615 does not require a prescription to be purchased, whereas compressed tanks may require a prescription if the regulator is not pre-set to a flow rate equal to 6 liters per minute or higher for a minimum of 15 minutes.

Market Research

To enhance our product quality, reduce cost, and keep pace with technological advances and evolving market trends, we plan to continue to engage in research and development.  We spent $9,287 and $30,241 on research and development in 2009 and 2008 respectively, which includes direct expenses related to development, and indirect expenses.  Our research and development effort will be focused on enhancing our technology by improving the performance of our current products and developing new products, in addition to developing related and alternative technologies.  We have made investments of capital and time to develop technology, intellectual property and industry expertise in technologies that we believe provide us with a competitive advantage in the markets where we compete.  Our technologies are based on complex formulas which require extensive amounts of data and expertise.  We plan to continue to invest in technologies to maintain our market position and to develop new applications and products.

Historically, we have conducted substantially all of our research and development with an in-house staff, including research staff holding advanced degrees.  The duties of our core research function have been research and development management and market analysis, in addition to establishing and regulating the production projects.  Historically, our departments have worked together to research new material and techniques, test product performance, inspect products and to test performance of parts used in the manufacturing process.  Currently, our research and development activities are minimal.  We plan to increase our research and development activities in the future as budgets allow.

This updated direct market feedback on product, pricing and distribution; messaging and other relevant market issues will help guide final launch plans to at-risk markets and ongoing marketing strategy.  Meanwhile, a continuing market research effort will be part of our ongoing marketing program.

Market Position

Since our inception, we have focused on the research, development and manufacture of the OxySure Model 615 portable oxygen system and other related oxygen technologies.  We believe that we have developed a level of expertise in the key technologies and the manufacturing requirements that will enable us to improve the quality of our products, reduce costs, and keep pace with current standards of the rapidly evolving consumer medical device industry.  We believe that we are able to bring to the market well-differentiated products that perform well against competitive offerings based on uniqueness, price, style, and brand recognition.  Our specific oxygen generation technology has broad application to consumer products and we believe it has allowed us and will continue to allow us to distinguish our products from those of our competitors.

Design and Production Capabilities

We employ a systematic approach to product design and production.  We have developed Standard Operating Procedures (SOPs) specific to our design and production processes, and we develop and track new concepts and ideas from a variety of sources, including direct customer feedback, trade shows, and industry conferences.

Experienced Leadership

We believe that our Board and leadership team has significant business and industry experience, including an understanding of changing market trends, consumer needs, technologies and our ability to capitalize on the opportunities resulting from these market changes.  Our founder, current Chairman, Chief Executive Officer, President and Chief Financial Officer, Julian T. Ross, and our principal beneficial stockholder through his control of JTR Investments Ltd., has over 24 years of experience in business development, technology, operations, corporate finance and mergers and acquisitions, which has been a key factor in our development.

Customer Service

We plan to work closely with our major customers in order to ensure high levels of customer satisfaction.  We plan to constantly evaluate and identify our strongest customers in each distribution channel and focus our sales efforts towards the largest and fastest growing distributors and resellers.  We expect to be an Original Equipment Manufacturer, or OEM, for certain customers in the future.  If we do acquire any OEM customers, we expect to provide a range of services, which may include the development of products from initial design through production to testing, distribution and after market support.

Brand Awareness

We currently only sell Model 615 under the OxySure name and we intend to promote our self-branded products, marketed under the brand-name OxySure, aggressively to become a recognized brand name in the United States, which we expect will assist us in growing our business over the course of the next few years.  We plan to develop and commercialize additional products targeted at various vertical markets under the OxySure brand name, and we believe that in time our consumer oxygen products will develop a solid reputation and an established a brand name in the U.S.

Intellectual Property

We rely on a combination of patent, trademark and trade secret protection and other unpatented proprietary information to protect our intellectual property rights and to maintain and enhance our competitiveness in the consumer medical industry.  As a matter of practice, we require assignment of intellectual property rights provisions in all our employment, consultant and subcontractor agreements.  We have legal ownership of six U.S. patents and one South African patent, in addition to numerous patent applications, that we use in our business operations.  These patents include design, utility, and invention patents that relate to our products.  In January 2004, we entered into an assignment and transfer agreement with Julian T. Ross, our current Chairman, Chief Executive Officer, President, and Chief Financial Officer and his affiliates for the transfer and assignment of the initial patent application to us, and for the transfer to us of any and all other initial intellectual property related to the prior research and development conducted by him in relation to our business.

We also rely on unpatented technologies to protect the proprietary nature of our product and manufacturing processes.  We require that our management team and key employees enter into confidentiality agreements that require the employees to assign the rights to any inventions developed by them during the course of their employment with us.  All of the confidentiality agreements include non-competition and non-solicitation provisions that remain effective during the course of employment and for periods following termination of employment, which vary depending on position and location of the employee.

We have four registered trademarks in the United States.

(1) Registration Number 3346008 entitled “Oxysure Emergency Oxygen”
(2) Registration Number 3330496 entitled “Oxysure”
(3) Registration Number 3528998 entitled “Oxysure Pure Oxygen”
(4) Registration Number 3514251 entitled “Technology at Work Saving Lives”

Our success will depend in part on our ability to obtain patents and preserve other intellectual property rights covering the design and operation of our products.  We intend to continue to seek patents on our inventions when we deem it commercially appropriate.  The process of seeking patent protection can be lengthy and expensive, and there can be no assurance that patents will be issued for currently pending or future applications or that our existing patents or any new patents issued will be of sufficient scope or strength or provide meaningful protection or any commercial advantage to us.  We may be subject to, or may initiate, litigation or patent office interference proceedings, which may require significant financial and management resources.  The failure to obtain necessary licenses or other rights or the advent of litigation arising out of any such intellectual property claims could have a material adverse effect on our operations.

We hold six U.S. patents comprising three utility patents and three design patents as follows:

(1) 7,407,632 entitled “Apparatus and delivery of medically pure oxygen,” which expires on May 27, 2024
(2) 7,381,377 entitled “Method for controlled production of a gas,” which expires on June 21, 2025
(3) 7,465,428 entitled “Method and apparatus for controlled production of a gas,” which expires on June 21, 2025
(4) D549,341 entitled “Breathing device utilizing a catalytic oxygen generation method,” which expires on July 30, 2026
(5) D549,342 entitled “Breathing device utilizing a catalytic oxygen generation method,” which expires on July 30, 2026
(6) D615,186 entitled “Chemical reaction activation plunger,” which expires on June 24, 2022

In addition, we hold one South African patent, number 2006/5051 entitled “Method and apparatus for generating oxygen.”

U.S. patents numbered 1 through 3 are utility patents and are valid for 20 years from the date of each respective filing.  U.S. patents numbered 4 through 6 are design patents and are valid for 14 years from the grant date of each respective design patent.  The South African patent is valid for 20 years from the date of application, The U.S. utility patents cover methods and apparatuses associated with the production (from our chemical process), control, containment and delivery of oxygen (or a gas containing oxygen).  The U.S. design patents cover aspects of the design and features of our product, the Model 615.  The South African patent covers the process by which oxygen is generated.

Strategy

Our goal is to become a global leader in the development and manufacture of consumer oxygen products.

We plan to leverage our expertise in product design and development, our intellectual property platform, and develop our distribution network by continuing to develop and introduce new and enhanced products.  We plan to strengthen the performance of our technology to provide users with easy-to-use products.  Our goal is to continue to enhance the functionality of our core features and making our products simpler to use.  We intend to invest additional resources in our research and development, applications and intellectual property to promote innovation and maintain customer preference for our products.

Build Partnerships with New and Existing Customers

We intend to strengthen relationships with our existing customers and our strategy is to establish partnerships with our current customers whereby we develop and manufacture new products based on their needs.

We also seek to leverage our technology to develop relationships and strategic alliances with third-party distributors, vendors, and manufacturers.  We believe OEMs of respiratory products and safety products, distributors and value-added resellers (“VARs”) can simplify the use and increase the safety of their products and services by integrating our products, resulting in broader market opportunities and significant competitive advantages.

Expand Global Presence

Though we have concentrated in the United States, we believe a strong and growing market for our products exists in countries outside of America, primarily to Europe, Asia, and South and North America.  We intend to further expand our international resources to better serve global customers and business associates and to leverage opportunities in markets such as Brazil, Canada, Europe, Australia, South Korea, India, and China.  We hope to add regional sales representatives and distributors in different geographic regions to better address demand for our products.

Expand Sales Network and Distribution Channels

We intend to expand our sales network in America and develop relationships with a broader set of wholesalers, distributors and resellers, all in order to expand the market availability of our products in the United States.  We believe there exists vast opportunities to expand market presence.  We hope that these relationships will allow us to diversify our customer base and significantly increase the availability and exposure of our products.

Augment Marketing and Promotion Efforts to Increase Brand Awareness

We continue to devote our efforts towards brand development and utilize marketing concepts in an attempt to strengthen the marketability of our products.  We plan to carry out a brand development strategy based on product innovation, quality, and design excellence.  We have also participated and intend to continue to participate in various exhibitions and similar promotional events to promote our products and brand.

Supply of Raw Materials

We intend to procure materials to meet forecasted customer requirements.  Special products and large orders are quoted for delivery after receipt of orders at specific lead times.  We will maintain minimum levels of finished goods based on market demand in addition to inventories of raw materials, work in process, and sub-assemblies and components.  We reserve for inventory items determined to be either excess or obsolete.

At the current time, we have no material minimum purchase requirements with our raw material suppliers and we place orders with our suppliers on as needed basis.  Because we place orders on an as needed basis our pricing and availability of raw materials from all suppliers can be volatile, attributable to numerous factors beyond our control, including general economic conditions, currency exchange rates, industry cycles, production levels or a supplier’s limited supply.  To the extent that we experience cost increases we may seek to pass such cost increases on to our customers, but cannot provide any assurance that we will be able to do so successfully or that our business, results of operations and financial condition would not be adversely affected by increased volatility of the cost and availability of raw materials.

Our primary suppliers and the products they supply to us are listed below:

Name of Supplier	Products Supplied
AAA Aircare Systems	Air purification products
Activar Construction Products Group	Display systems
AMS Filling Systems, Inc.	Filling equipment
Avid Business Networks, Inc.	Voice & data products and services
Branson Ultrasonics Corporation	Ultrasonic welding equipment
Brenntag Southwest, Inc.	Chemical supplies
Colder Products	Fitments and connectors
D.B. Roberts Company	Hardware parts
Displays2go	Display systems
Dymax Corporation	Adhesive systems and supplies
ETI Incorporated	Sealing parts
EXFO America Inc.	Production equipment and supplies
Filtertek Inc.	Filtration supplies
Fisher Scientific	Chemical and other supplies
GlobalMed Inc.	Tubing products
HeartSafe America	Safety equipment
Kaps-All Packaging Systems, Inc.	Filling equipment and supplies
Lee Spring	Springs
Marking Systems, Inc.	Product labels
McMaster-Carr	Hardware parts
Micro Plastics, Inc.	Clamps
Newcomb Spring of Texas	Springs
Packaging Technologies, Inc.	Sealing Equipment and supplies
Pfaltz & Bauer	Chemical supplies
Plastiform	Plastic Molds
Polo Custom Products	Carrying bags
Polymer Technology Corporation	Injection molded parts
Purest Colloids, Inc.	Water purification products
R. S. Hughes Company, Inc.	Sealing parts

Salter Labs	Tubing and respiratory supplies
Sealed Air Corporation	Insulation materials
Selig Sealing Products, Inc.	Sealing and separation equipment and materials
Smart Products, Inc.	Plastic Parts and valves
Spectrum Chemical Mfg. Corp.	Chemical supplies
Stephen Gould Corporation	Packaging supplies
Texas Valve & Fitting Co.	Valves and fittings
TIP TEMPerature Products	Temperature labels
ULINE	Labels and packaging supplies
Unisource Worldwide Inc.	Shipping products and supplies

Presently, we believe our relationships with our suppliers are good and we expect that our suppliers will be able to meet the anticipated demand for our products in the future.  However, due to our dependence on a few suppliers for certain raw materials, we could experience delays in development and/or the ability to meet our customer demand for new products.  In addition, we have a number of longstanding business relationships with certain suppliers, and we believe that alternative suppliers are available.  Although we have not been subject to shortages for any of our components, we may be subject to cutbacks and price increases which we may not be able to pass on to our customers in the event that the demand for components generally exceeds the capacity of our suppliers.

Production Operations

Our production operations involve the assembly of parts and components and the final assembly of all parts and sub-assemblies that comprise our products.  Many of the parts and components are manufactured by third party manufacturers.  Currently, our production operations are conducted Frisco, Texas, in a 16,200 square-foot facility, which houses a 10,000 square-foot production and warehousing area.  We use automated machinery to process key aspects of the production process to ensure high uniformity and precision, while leaving the other aspects of the production process to manual labor.  Some of the production is very labor intensive, thus, putting constraints and limitations in our production process.  The current constraints could be eliminated if we automate some or all of the production.  We intend to seek greater production capacity, production efficiencies and lower production costs in the future.  In doing so, we may elect to invest further in our production process, or we may elect to outsource some or all of our production processes as demand for our products grow.  If we invest further in our production processes, our goal would be to further streamline our production process and continue investing in our production infrastructure, which will allow us to further increase our production capacity, helping us to control the per unit cost of our products.  We do not currently have any material contracts with third party manufacturers or sub-contractors for the supply of parts, raw materials or components that require forecasting or minimum order quantities.

Quality Control

We consider quality control an important element of our business practices.  We have stringent quality control systems that are implemented by company-trained staff members to ensure quality control over each phase of the production process, from the purchase of raw materials through each step in the manufacturing process.  We utilize a scientific management system and precision inspection measurement, capable of ensuring our products are of high quality.

Our quality control process consists of the following functions:

•	setting internal controls and regulations for semi-finished and finished products;
•	testing samples of raw materials from suppliers;

•	implementing sampling systems and sample files;
•	maintaining quality of equipment and instruments; and

•	articulating the responsibilities of quality control staff.

Research and Development

To enhance our product quality, reduce cost, and keep pace with technological advances and evolving market trends, we plan to continue to engage in research and development.  We spent $9,287 and $30,241 on research and development in 2009 and 2008, respectively.  Our research and development effort is focused on enhancing our technology by improving the performance of our current products and developing new products, in addition to developing related and alternative technologies.  We have made investments of capital and time to develop technology engines, intellectual property and industry expertise in technologies that we believe provide us with a competitive advantage in the markets where we compete.  Our technologies are based on complex formulas which require extensive amounts of data and expertise.  We plan to continue to invest in technologies to maintain our market position and to develop new applications and products.

Historically, we have conducted substantially all of our research and development with an in-house staff, including research staff holding advanced degrees.  The duties of our core research function are to improve research and development management and market analysis, in addition to establishing and regulating the production projects.  All departments have worked together to research new material and techniques, test product performance, inspect products and to test performance of machines used in the manufacturing process.

In addition to the advancement of our current product, we believe that the future success of our business depends upon our ability to enhance our existing product, to develop compelling new products, to develop cost effective products, to qualify these products with our customers, to effectively introduce these products to existing and new markets on a timely basis, and to commence and sustain volume production to meet customer demands.  To avoid product obsolescence, we will continue to monitor technological changes, as well as users' demands for new technologies.  Failure to keep pace with future changes could adversely affect our revenues and operating results in the future.  Although we have attempted to determine the specific needs of the markets in which we participate, there can be no assurance that the markets will, in fact, materialize or that our existing and future products designed for these markets will gain market acceptance.

Warranties and Return Policy

We offer limited warranties for our products, comparable to those offered to consumers by our competitors.  Such warranties typically consist of a 30-day period for our oxygen product, during which we will pay for labor and parts, or offer a new or similar unit in exchange for a damaged unit.  Our customers may return products to us for a variety of reasons, such as damage to goods in transit, cosmetic imperfections and other issues, if within the warranty period.

Product Liability and Insurance

We do not currently carry any product liability insurance.  Because of the nature of the products sold by us, we may be periodically subject to product liability claims resulting from personal injuries.  We may become involved in various lawsuits incidental to our business.  We plan to pursue the obtainment of product liability insurance in the foreseeable future.  When we do pursue product liability insurance we may not be able to obtain it on reasonable terms or at all.  Even if we do obtain it, it may not sufficiently shield us from any potential product liability claims, and we might not have sufficient funds available to pay any claims over the limits of our insurance.  Furthermore, any potential product liability claim may lead to our product liability insurance being cancelled, or we may not be able to obtain such insurance at a rate that is acceptable to us or at all.  Because personal injury claims based on product liability may be very large, an underinsured or an uninsured claim could financially damage our company.  Accordingly, there can be no assurance that we will have sufficient product liability insurance and/or capital sufficient to cover any successful product liability claims made against us in the future, which could have a material adverse effect on our financial condition and results of operations.

Competition

We face competition from many other manufacturers, most of which have significantly greater name recognition and financial, technical, manufacturing, personnel, marketing, and other resources than we have.  The market in which we compete is subject to rapid technology changes, highly fragmented, and cyclical.

We compete primarily on the basis of quality, price, design, reliability, and quality service and support to our customers.  We believe that our standard products are comparable in quality and performance with competitors in our market category.  Many of our competitors have a stronger competitive position than we do in that they have greater brand recognition and longer-standing customer relationships.

Environmental Regulations

We are subject to various federal, state and local environmental laws and regulations, including those governing the use, discharge and disposal of hazardous substances in the ordinary course of our manufacturing process.  We believe that our current manufacturing operations comply in all material respects with applicable environmental laws and regulations.  Although we believe that our current manufacturing operations comply in all material respects with applicable environmental laws and regulations, it is possible that future environmental legislation may be enacted or current environmental legislation may be interpreted to create environmental liability with respect to our other facilities, operations, or products.

We constructed our manufacturing facilities with the environmental laws and requirements in mind.  If we fail to comply with the provisions of the environmental laws under which we are governed, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our manufacturing operations.

Employees

As of the date hereof, we had eight full-time employees, including five employees in production and three employees in management, sales and marketing.  All of our employees are based in the United States.  Our employees are not represented by any labor union and are not organized under a collective bargaining agreement, and we have never experienced a work stoppage due to union activity.

Properties

We do not own any property at the present time and have no agreements to acquire any property.  Our executive offices are located at 10880 John W. Elliot Drive, Suite 600, Frisco Texas, 75034.  The space is approximately 16,200 square feet, and comprises approximately 6,200 square feet of office space and approximately 10,000 square feet of production and warehousing space.  This space is new and was purpose built for our production needs.  We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate additional space in the future, if needed, on commercially reasonable terms.  The lease expires October 15, 2012.  The cost for the lease is as follows:

Lease Year	Base Rent per Square Foot of Rentable Area (per year)	Annual Base Rent	Monthly Base Rent
1	$8.50	$137,700.00	$11,475.00
2	$10.75	$174,150.00	$14,512.50
3	$12.00	$194,400.00	$16,200.00
4	$12.25	$198,450.00	$16,537.50
5	$12.50	$202,500.00	$16,875.00

Legal Proceedings

We are not involved in any legal proceedings and we do not know of any legal proceedings, which are threatened or contemplated against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Our executive officers and directors are as follows:

Name	Age	Title
Julian T. Ross	44	Director (Chairman), CEO, President, CFO
Donald Reed	75	Director
Vicki Jones	48	Director

Julian T. Ross, Chairman, CEO, President & CFO

Mr. Ross is the primary developer of the OxySure® technology.  Mr. Ross founded our company and has been our Chief Executive Officer, President, and Chief Financial Officer since it was incorporated in January 2004.  He brings over 24 years experience in technology and manufacturing, having functioned both in consulting and operational capacities at senior management level.  Mr. Ross enjoyed an Academic Scholarship from Shell Petroleum (Engineering and Mathematics) and an Academic Scholarship from the Edwin L. Cox School of Business at Southern Methodist University, where he received an MBA in Finance.  The above experience, qualifications, attributes and skills led us to the conclusion that Julian T. Ross shall serve as our CEO, President, CFO, and director.

Donald Reed, Director

Mr. Reed has been one of our Directors since June 2006.  Mr. Reed has been the President of Agave Resources, LLC since January 2005.  Agave Resources, LLC is a private company which consults with and invests in early and mid-stage development companies.  Agave Resources is not affiliated with us.  Mr. Reed was the CEO and Chairman of Geotrace Technologies, Inc. from August 1979 through December 2003.  Geotrace was founded by Mr. Reed under the name Geo-Trace Enterprises in 1979, and he was active in its growth and expansion until the company was sold in 2003.  Geotrace is an international reservoir services company specializing in high technology seismic data processing for oil and gas companies.  Geotrace is not affiliated with us.  Mr. Reed has over 40 years of experience in business development, operations, mergers & acquisitions and general management.  Mr. Reed served in the U.S. Infantry as an Intelligence Specialist, and holds a B.A. (Math) and a B.S. (Geology) from the University of Texas.  The above experience, qualifications, attributes and skills led us to the conclusion that Donald Reed shall serve as one of our directors.

Vicki Jones, Director

Ms. Jones has been one of our Directors since November 2008.  Ms. Jones has been the Senior Vice President for AT&T since June 2005.  AT&T is a telecommunications company. AT&T is not affiliated with us.  Ms. Jones has more than 28 years experience in the telecommunications and data networking industry, sales and sales management, installation, and customer service.  Ms. Jones brings to OxySure experience in product management, product development, process re-design, strategy and business development, channel management, and international business.  The above experience, qualifications, attributes and skills led us to the conclusion that Vicki Jones shall serve as one of our directors.

Executive Compensation

The following table sets forth information concerning the compensation for the two fiscal years ended December 31, 2010, 2009, and 2008 of our executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Total ($)
Julian T. Ross, CEO, President, and CFO	2010	$180,000	$0	$140,141	$320,141
	2009	$263,266	$0	$130,622	$393,888
	2008	$211,2081	$0	$0	$211,208
Scott T. Freeman, Vice President of Operations2	2010	$0	$0	$0	$0
	2009	$19,6403	$0	$32,6373	$52,277
	2008	$110,0004	$0	$11,6115	$121,611

1 Mr. Ross’s initial employment agreement dated January 15, 2004 (“Initial Employment Agreement”) provided for him to be compensated $15,000 and 15,000 options convertible at $0.25 per month for a period of five years in exchange for Mr. Ross’s services.  In August 2008, Mr. Ross agreed with the Company to temporarily modify the Initial Employment Agreement.  This modification (the “Exchange Modification”) provided that Mr. Ross exchange each of his monthly salary payments of $15,000 per month for an increase in amount outstanding of the Senior Note of $15,000.  In addition, the Company is to issue JTR 7,000 warrants exercisable at $0.01 for each monthly salary amount of $15,000 exchanged.  We entered into a second employment agreement (the “Second Employment Agreement”) with Mr. Ross dated January 15, 2009, which provided that he shall be compensated $15,000 and 15,000 options convertible at $0.25 per month for a period of one year in exchange for Mr. Ross’s services, also with the Exchange Modification.  During the entire period of the Second Employment Agreement, Mr. Ross agreed to the Exchange Modification.  On June 30, 2010, the Second Employment Agreement was extended until January 15, 2012 (the “Second Employment Agreement Extension”) on the same terms.  As of the date of this Prospectus Mr. Ross has agreed to the Exchange Modification since the start of the Second Employment Agreement Extension on January 15, 2010.  Mr. Ross’s salary for 2008 included 31,500 warrants exchanged (pursuant to the Exchange Agreement) valued at $31,208 using the Black-Scholes pricing model with a volatility of 50% and the following assumptions: no dividend yield, life of five years and a risk-free interest rate of 1.55%.  Mr. Ross’s salary for 2009 included 84,000 warrants exchanged (pursuant to the Exchange Agreement) valued at $83,266 using the Black-Scholes pricing model with volatilities ranging from 19% to 55% and the following assumptions: no dividend yield, life of five years and risk-free interest rates ranging from 1.55% to 2.67%. Mr. Ross’s compensation during 2009 also included 165,000 options valued at $31,208 using the Black-Scholes pricing model with a volatility of 50% and the following assumptions: no dividend yield, life of five years and a risk-free interest rate of 1.72%. Mr. Ross’s salary for 2010 included 84,000 warrants exchanged (pursuant to the Exchange Agreement) valued at $83,242 using the Black-Scholes pricing model with volatilities ranging from 19% to 21% and the following assumptions: no dividend yield, life of five years and risk-free interest rates ranging from 1.27% to 2.55%. Mr. Ross’s compensation during 2010 also included 180,000 options valued at $140,141 using the Black-Scholes pricing model with a volatility of 19% and the following assumptions: no dividend yield, life of five years and a risk-free interest rate of 2.44%. There were no forfeitures for 2008, or 2009 or 2010.  Please see Note 6-Stock Options to the footnotes to our financial statements for additional information regarding our stock options awards and valuation assumptions.  See “Employment Agreement with Named Officers” below for further disclosure of Mr. Ross’s employment agreement.

2  Scott T. Freeman’s employment was terminated on July 12, 2009.  Prior to that, Mr. Freeman’s employment agreement, per the second amendment dated January 15, 2009 provided that for the period commencing January 15, 2009 through July 15, 2009: (a) The monthly base salary shall be $3,000 per month subject to $9,000 in monthly sales margin contribution, (b) OxySure shall pay Mr. Freeman's medical insurance benefits; (c) OxySure shall issue Mr. Freeman stock options totaling 6,167 options per month, and the stock options shall have an exercise price of $0.82 per share; (d) OxySure shall pay Mr. Freeman commissions on product sales, generated by him in accordance with the following: (1) On the first $9,000 of monthly margin contribution, commission is 0%; (2)  The monthly margin contribution requirement is cumulative, starting on January 15,2009. For every dollar above $9,000 of monthly margin contribution, the commission rate is 50% of the margin contribution; (3)  If a sales transaction is shared with the Company or another sales person, then the commission rate after first $9,000 in monthly margin contribution is 25% of the margin contribution.  Payment of commissions is based on funds received;  and (4)  In the case of sales produced by distributors introduced and managed by Mr. Freeman, only the first four months of sales produced by the distributor is subject to Mr. Freeman’s commission schedule.

3 During the period January 15, 2009 through the termination date, July 12, 2009, the actual remuneration received by Mr. Freeman was comprised of $19,640 in cash, and options to purchase 64,503 shares of Common Stock at an exercise price of $0.82 per share, which were granted on January 15, 2009 and expire January 15, 2014. These options were valued at $32,637.  Upon termination, Mr. Freeman forfeited 60,000 options originally issued in 2006 but not yet vested. The value attributable to these options is $19,261, using the Black-Scholes pricing model with a volatility of 38% and the following assumptions: no dividend yield, life of 5 years and a risk-free interest rate of 3.89%  was reversed on July 12, 2009.  Therefore, the value of the options issued to Mr. Freeman during 2009, net of forfeitures was $13,376.  There were no forfeitures during 2008. Please see Note 6-Stock Options to the footnotes to our financial statements for additional information regarding our stock options awards and valuation assumptions.

4 Mr. Freeman’s initial employment agreement dated September 6, 2005 (the Freeman Base Employment Agreement) provided for a base annual salary of $110,000.  The value of the 60,000 forfeited options during 2009 is $19,261 using the Black-Scholes pricing model with a volatility of 38% and the following assumptions: no dividend yield, life of five years and a risk-free interest rate of 3.89%, and was reversed on July 12, 2009.  Therefore, the value of the options issued to Mr. Freeman during 2009, net of forfeitures was $13,376.  There were no forfeitures during 2008.  Please see Note 6-Stock Options to the footnotes to our financial statements for additional information regarding our stock options awards and valuation assumptions.

5 Reflects options to purchase 18,334 shares of Common Stock at an exercise price of $0.50 per share, which were granted on October 15, 2008 and expire October 15, 2013.  These options were issued in accordance with the Second Amendment (dated August 31, 2008) of the Freeman Base Employment Agreement.

The following table sets out equity awards for executive officers as of December 31, 2010.   We have not issued any additional stock awards as of the date of this disclosure.

Outstanding Equity Awards as of December 31, 2010
	Option awards
Name	Number of securities underlying unexercised options (#)exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)		Option Expiration Date

Julian T. Ross	828,962	0	$0.25	1	1/15/2014
	180,000	0	$0.25	1	1/15/2019
	165,000	15,000	$0.25	1	1/15/2020
Scott T. Freeman2	51,450	0	$0.82	3	9/6/2012
	9,000	0	$0.82	4	12/1/10
	11,900	0	$0.82	4	9/6/2011
	90,000	60,000	$0.82	5	9/6/2010
	18,334	-	$0.50	4	10/15/2013

Director Compensation

Directors are generally compensated with 1,000 stock options per meeting attended, with exercise prices equal to the prevailing market value of the stock at the time of issuance.  The following table reports all director compensation as of December 31, 2010 .

1 Vests and becomes exercisable as to (i) 15,000 options per month with the first vesting date being February 15, 2004.  As at December 31, 2010, 15,000 options were not vested and are unexercisable.  As of December 31, 2010, 71,038 options had been exercised.

2  Terminated on July 12, 2009.

3 Fully vested and exercisable.  As at December 31, 2010, 2000 options had been exercised.

4 Fully vested and exercisable.

5 Vests and becomes exercisable as to (i) 30,000 options on September 1, 2007; (ii) 30,000 options on September 1, 2008; (iii) 30,000 options on September 1, 2009; and (iv) 30,000 options on September 1, 2010.  60,000 Options were forfeited upon termination on July 12, 2009.

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)6		All other compensation ($)	Total ($)
Julian Ross	0	0	0	7	0	0
Don Reed	0	0	$2,610	8	0	$2,610
Vicki Jones	0	0	$301	9	0	$301

Employment Agreements with Named Officers

Julian T. Ross, Chief Executive Officer, President, and Chief Financial Officer

We entered into an initial employment agreement with Mr. Ross for five years, commencing on January 15, 2004 and ending on January 15, 2009 (the “Initial Employment Agreement”).  This agreement was renewed for one year, commencing on January 15, 2009 and ending on January 15, 2010 (the “Second Employment Agreement”).  The Second Employment Agreement provided for an annual salary equivalent of $180,000.  On June 30, 2010, the Second Employment Agreement was extended for two years, commencing on January 15, 2010 and ending on January 15, 2012.  In August 2008, Mr. Ross agreed to temporarily modify the Initial Employment Agreement.  This modification (the “Exchange Modification”) provided that Mr. Ross exchange each of his monthly salary payments of $15,000 for an increase in the amount outstanding of the Senior Note of $15,000.  In addition, we will issue JTR Investments, Ltd., a company controlled by Mr. Ross, 7,000 warrants exercisable at $0.01 per share of common stock for each monthly salary amount of $15,000 exchanged.  In January 2009, Mr. Ross agreed to the Exchange Modification to be applied to his renewed employment agreement dated January 15, 2009 – the Second Employment Agreement.  As of December 31, 2010, there was a total of $696,464 outstanding under the Senior Note, and a total of 348,816 warrants issued to JTR Investments, Ltd. pursuant to the terms of the Senior Note and the Exchange Modification.  Of the amount outstanding, $427,500 was related to the Exchange Modification.  Of the warrants issued, 199,500 were related to the Exchange Modification.

6 The value of option awards granted to directors has been estimated pursuant to FASB ASC 718 for the options described in the footnotes below, except that for purposes of this table, we have assumed that none of the options will be forfeited.  The directors will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold.  For information regarding our valuation of option awards, see “Stock-Based Compensation” in Note 6 of our financial statements for the period ended December 31, 2009.

7 Does not include options earned as an employee.  Mr. Ross does not receive any compensation for serving on the Board of Directors.

8 In December 2008, we issued Mr. Reed 5,000 options to purchase shares of our common stock at an exercise price of $2.00 per share in connection with his services as a director during 2008.  These options expire on December 31, 2013.  In December 2006, we issued Mr. Reed 2,000 options to purchase shares of our common stock at an exercise price of $0.82 per share in connection with his services as a director during 2006.  These options expire on December 31, 2011.

9 In April 2009, we issued Ms. Jones 1,000 shares of our common stock at an exercise price of $1.00 per share in connection with her services as a director during 2009.  These options expire on April 1, 2014.

The Second Employment Agreement provides that we will pay a sales bonus (the “Sales Bonus”) to Mr. Ross at the end of the one year Term if we achieve the following Target Net Revenues (“TNR”) during the 2009 fiscal year (or any subsequent year, if applicable):

•	If TNR are less than $1.0 million, no Sales Bonus is payable;
•	If TNR are equal to or greater than $1 million, the Sales Bonus is $50,000;
•	If TNR are between $1.0 million and $2.0 million, the Sales Bonus is $75,000;
•	If TNR are between $2.0 million and $3.0 million, the Sales Bonus is $100,000; or
•	If TNR are greater than $3.0 million, the Sales Bonus is $125,000 plus 1% of TNR in excess of $3.0 million.

The Second Employment Agreement also provides that we will pay a stock performance bonus (the “Stock Performance Bonus”) of $100,000 to Mr. Ross, which shall be paid in shares of common stock  or in cash, at Mr. Ross’ sole discretion, if our stock price maintains a 6-month average during any period in the Term of $1.50 or higher.

If Mr. Ross’s employment is terminated by us for cause, subject to the procedures set forth in his employment agreement, then Mr. Ross shall be entitled to receive his accrued benefits as of the termination date.  He shall not be entitled to the receipt of any termination payment.  If we terminate Mr. Ross for any reason other than cause, then he is entitled to a termination payment equal to 12 months’ base salary.  If Mr. Ross is terminated by an acquirer for anything other than cause in a change of control event, he shall receive a severance equal to three times his 12 months’ base salary.  For the purposes of Mr. Ross’s employment agreement, a public offering of our securities or any dilution to our shareholders resulting from a public offering does not constitute a change of control event.

Mr. Ross is currently acting as our Chief Financial Officer on an interim basis at no additional compensation.  We plan to hire a Chief Financial Officer when we can afford to do so and anticipate paying a salary of approximately $160,000 per year and provide benefits to the Chief Financial Officer.

Stock Options

2004 Stock Option Plan.   We maintain a 2004 Stock Option Plan (the “2004 Plan”) under which our directors, officers, advisory board, other employees and other key individuals may be granted stock options.  Stock option awards to officers and employees under the 2004 Plan generally vest ratably over five years based on continuous service.  Stock option awards are generally granted with an exercise price equal to the fair value of our common stock at the date of grant and expire no later than ten years from the date of grant.  The maximum number of number of Shares to be issued pursuant to the exercise of all Options granted under the Plan is 5,000,000, as revised from the 3,000,000 originally provided for by the plan.  As of the date hereof, there were 2,498,006 shares available for future grant under the 2004 Plan.

Long-Term Incentive Plans.  We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans although we may adopt one or more of such plans in the future.

Employee Pension, Profit Sharing or other Retirement Plans.  Up to July 2009 we have used ADP Totalsource (“ADP”), a Professional Employer Organization (“PEO”) to administer our payroll and benefits and to provide certain other related human resource functions.  Through ADP we provided access to a voluntary 401(k) plan, but we did not provide any matching contributions at this time.  We currently use PayvisionOnline to process our payroll.

Our employment agreements generally provide for assignment of intellectual property rights.  We do not maintain any key person insurance on the life or in the event of disability of any of our officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date hereof concerning beneficial ownership of our common stock by (i) each director, (ii) each executive officer, (iii) our directors and officers as a group, and (iv) each person known by us to own beneficially more than 5% of our common stock.  All percentages are based on 15,724,816 shares of common stock outstanding as of the date hereof.

Name and address of beneficial owner1	Amount and nature of beneficial ownership2		Percentage of class
Julian T. Ross, Chairman, CEO, President, CFO	16,162,251	3	86.53%
Donald Reed, Director	2,917,000	4	16.39%
Vicki Jones, Director	484,333	5	2.99%
All Officers & Directors as a group (three people)	19,563,584		92.18%
JTR Investments, Limited6 5100 Eldorado Parkway Suite 102-801 McKinney, TX 75070	13,946,584	7	82.66%
Agave Resources, LLC8 2215 S. Loop 288, Suite 418 Denton, TX 76205	2,790,000	9	15.68%

1  C/o our address, 10880 John W. Elliott Drive, Suite 600, Frisco, Texas  75034, unless otherwise noted.
2  Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
3  Includes 400,000 shares of common stock held by The Ross Family Trust u/t/a dated December 1999; 12,800,000 shares of common stock held by JTR Investments, Limited; 482,480 shares of common stock issuable upon exercise of warrants issued to JTR Investments, Limited expiring on dates ranging from 12/31/2013 through 12/31/2015; 1,188,962 shares of common stock issuable upon exercise of stock options expiring on dates ranging from 1/15/2014 through 1/15/2020; 71,500 shares of common stock upon exercise of stock options issued to Pearl Ross, the spouse of Mr. Ross, expiring on dates ranging from 3/1/2014 through 3/1/2019; 664,309 shares of common stock issuable upon the conversion of two notes totaling $946,464 issued to JTR Investments, Limited , net of repayments; 8,000 shares of common stock held by Pearl Ross; 7,000 shares of common stock issuable upon exercise of warrants held by Pearl Ross, Mr. Ross’s spouse; 270,000 shares of common stock issuable upon exercise of warrants issued to Afritex, Medical Products, Ltd. expiring on March 26, 2015; and 270,000 shares of common stock issuable upon the conversion of a note totaling $270,000 held by Afritex, Medical Products, Ltd.
4  Includes 120,000 shares of common stock owned by Donald Reed’s spouse, Nancy Reed; 720,000 shares of common stock held by Agave Resources, LLC; 1,220,000 shares of common stock convertible from 1,000,000 shares of Series A convertible preferred stock held by Agave Resources, LLC; 7,000 shares of common stock issuable upon exercise of stock options expiring on dates ranging from 12/31/2011 through 12/31/2013; 350,000 shares of common stock issuable upon exercise of warrants issued to Agave Resources, LLC expiring April 15, 2013; and 500,000 shares of common stock issuable upon the conversion of a $750,000 note held by Agave Resources, LLC.
5 Includes 1,000 shares of common stock issuable upon exercise of stock options expiring 4/1/2014; 17,000 shares of common stock, and 183,000 shares of common stock convertible from 150,000 shares of Series A convertible preferred stock, owned by Vicki Jones's spouse, Tim Hutton; and 283,333 shares of common stock issuable upon exercise of warrants issued to Tim Hutton.
6  Our Chairman, President, CEO, and CFO, Julian T. Ross, has sole voting power and control over JTR Investments, Limited.
7  Includes 12,800,000 shares of common stock; 482,480 shares of common stock issuable upon exercise of warrants expiring on dates ranging from 12/31/2013 through 12/31/2015; and 664,309 shares of common stock issuable upon the conversion of two convertible promissory notes totaling $946,464, net of repayments.
8  Agave Resources, LLC is controlled by our Director, Don Reed; Tom Reed; John Reed; Maridon Reed; and a member of our Board of Advisors, Craig Turner, all of whom share voting and dispositive power.
9  Includes 1,220,000 shares of common stock convertible from 1,000,000 shares of Series A convertible preferred stock; 350,000 shares of common stock issuable upon exercise of warrants expiring on April 15, 2013; and 500,000 shares of common stock issuable upon the conversion of a $750,000 convertible promissory note.

Advisory Board

From time to time, our management meets with members of our Board of Advisors which has expertise in medicine, emergency medicine, clinical affairs, medical research and education, technology, respiratory therapy, and general business and finance.  Advisory Board members previously earned 750 stock options for every quarter served on the Advisory Board.  However, we have discontinued this practice and have no intention of issuing option to Advisory Board members in the foreseeable future.  We issued a total of 132,000 options to the Advisory Board in the pas.  Our advisory board consists of: (1) Dr. R. Dean White; (2) Dr. Thomas Franklin; (3) Dr. Vincent Mossesso; (4) Mikael Ahlund; (5) Craig Turner; (6) Dr.  Jonathan Burke; (7) George Brody; and (8) Dr. James R. Winn.

Indemnifications of Directors and Executive Officers and Limitations of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.  Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law.  Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees.  We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise.  We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection.  As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.  Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

DESCRIPTION OF SECURITIES

The following summary of our capital stock discloses all material information relating to our common stock but is not a full description of all information relating to our common stock.  The summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0004 par value per share, of which 15,724,816 shares are issued and outstanding as of the date of this Prospectus.  Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

(ii)	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Our directors, executive officers, JTR Investments, Ltd., and Agave Resources, LLC together beneficially own a majority of our outstanding shares of common stock and will continue to do so even if we sell the maximum offering.  Accordingly, these stockholders can and will continue to control all of our affairs.

Preferred Stock

We may issue up to 25,000,000 shares of our preferred stock, par value $0.0005 per share, from time to time in one or more series.  As of the date of this Prospectus, there are 3,126,434 shares of Series A Convertible Preferred stock held by 50 shareholders of record.  The number of shares of Common Stock into which each share of Series A Convertible Preferred will convert will be determined by dividing the original issue price by $0.82 resulting in each share of the Series A Convertible Preferred becoming 1.22 shares of common stock.

Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Warrants and Options

As of the date of this Prospectus, we had 2,501,994 options and 2,717,226 warrants to purchase shares of our common stock outstanding with exercise prices ranging from $0.0005 to $2.50 per share.

Market Price of Our Common Stock

There is no market for our securities.  We intend to seek an application for quotation of our common stock by a market maker on an OTC electronic quotation system subsequent to the date of this Prospectus.  If our common stock is accepted for quotation on the OTCBB or another electronic quotation medium or stock exchange, the price of our common stock will fluctuate.  The stock market in general has experienced extreme stock price fluctuations in the past few years.  In some cases, these fluctuations have been unrelated to the operating performance of the affected companies.  Many companies have experienced dramatic volatility in the market prices of their common stock.  We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate substantially, when and if our common stock is approved for trading.  Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our financial position and results of operations;
•	Concern as to, or other evidence of, the reliability and safety of our products and services or our competitors’ products and services;
•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;
•	Announcements of innovations or new products or services by us or our competitors;
•	Federal and state regulatory actions and the impact of such requirements on our business;
•	The development of litigation against us;
•	Changes in estimates of our performance by any securities analysts;
•	The issuance of new equity securities pursuant to a future offering or acquisition;
•	Changes in interest rates;
•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	Period-to-period fluctuations in our operating results;
•	Investor perceptions of us; and
•	General economic and other national conditions.

Delaware Anti-Takeover Law and Charter Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law.  This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or
•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

 Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable.  In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter our bylaws without stockholder approval;
•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and
•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights.  We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts.  These provisions also may have the effect of preventing changes in our management.

All shares offered by the Selling Security Holders are validly issued fully paid and non-assessable shares of our capital stock.

We have advised the Selling Security Holders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act.  We also advised each Selling Security Holder that in the event of a “distribution” of the shares owned by the Selling Security Holder, such Selling Security Holder, any “affiliated purchasers,” and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Exchange Act until their participation in that distribution is complete.  Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution.  A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods."  We also advised the Selling Security Holders that Rule 101 of Regulation M under the Exchange Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this Offering.

No Selling Security Holder has, or had, any material relationship with us or our officers or directors.  To our knowledge, no Selling Security Holder is affiliated with a broker/dealer.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT  84121, telephone number (801) 274-1088.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Sam Kan & Company, LLC has audited our Financial Statements for the fiscal years ended December 31, 2009 and December 31, 2008 and to the extent set forth in its report, which is included herein in reliance upon the authority of said person as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to be connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law including circumstances in which indemnification is otherwise discretionary under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

There is no currently pending litigation or proceeding involving a director, officer, employee or other agent of the company in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During March 2008, we completed a $1 million financing package consisting of a promissory note for $750,000 (“First Note”) and a promissory note with a draw down provision for $250,000 (“Second Note”) (collectively, the “Notes”).  The Notes are subordinated notes and are due and payable on the earlier of (i) completion of our next financing round or (ii) one year after the Notes are issued.  The holder of the First Note is Agave Resources, LLC (“Agave”), and the President of Agave is Donald Reed, one of our Directors.  In connection with the First Note, on April 15, 2008, Agave was also issued warrants to purchase 350,000 shares of common stock at an exercise price of $0.01 per share.  The warrants are immediately exercisable and expire on April 15, 2013.  The holder of the Second Note is JTR Investments, Limited (“JTR”) a company controlled by Julian T. Ross, our Chairman, Chief Executive Officer, President, and Chief Financial Officer.  To date, $250,000 has been drawn against the Second Note.  In connection with the Second Note, on December 31, 2008 JTR was issued warrants to purchase 116,667 shares of common stock at an exercise price of $0.01 per share.  There is no interest payable on either the First Note or the Second Note.  The basis for issuing warrants at an exercise price of $0.01 per share in connection with the First Note and the Second Note include, but are not limited to, the fact that no interest is payable on the notes, our ability (or inability, as the case may be) to attract new investment at the time, market conditions and other factors.  Given these factors, the Board of Directors has deemed the terms of these transactions to be fair.  No third party fairness opinion was obtained in relation to these transactions.

In July 2008, JTR agreed to provide us with additional working capital to fund continuing operations (the “Senior Note Interim Funding”).  On November 1, 2008, we agreed with JTR on the terms of a loan with a draw down provision of up to $750,000.  This is a Senior Note (the “Senior Note”) with no interest payable.  All amounts advanced by JTR during the Senior Note Interim Funding are draw downs on the Senior Note.  In connection with the Senior Note, we will issue 0.47 warrants at an exercise price of $0.01 per share for every dollar drawn under this facility.  As of the date of this Registration Statement, the outstanding balance under the Senior Note was $704,164 and the number of warrants issued to JTR pursuant to the Senior Note was 365,813.  As of the date of this Registration Statement, the total balance owed to JTR on both the Second Note and the Senior Note was $954,164, and the number of warrants issued to JTR pursuant to the Second Note and the Senior Note was 482,480.  The basis for issuing warrants at an exercise price of $0.01 per share in connection with the Senior Note include, but are not limited to, the fact that no interest is payable on the note, our ability (or inability, as the case may be) to attract new investment at the time, market conditions, the terms previously agreed to in connection with the First Note and Second Note, and other factors.  Given these factors, the Board of Directors has deemed the terms of this transaction to be fair.  No fairness opinion was obtained in relation to this transaction.

The total amount of related party loans outstanding as of the date of this prospectus was $1,998,914.

All warrants issued to date in connection with the related party financings are immediately exercisable.

Subsequent Events – In March 2009, the First Note and the Second Note were modified by extending the maturity date in each case to April 15, 2010.  On December 31, 2009, the First Note and the Second Note were further modified by extending the maturity date in each case to April 15, 2011.  In August 2010, the First Note and the Second Note were further modified by extending the maturity date in each case to April 15, 2012.

A summary of the related party financings as at September 30, 2010 is as follows:

	First Note	Second Note	Senior Note	Other
Holder	Agave Resources, LLC	JTR Investments, Limited	JTR Investments, Limited	Related Party
Amount	$750,000	$250,000	$615,300	$25,35010
Interest rate	0%	0%	0%	0%
Maturity	April 15, 2012	April 15, 2012	$192,450 is current; $422,850 – December 31, 2011	None

On March 26, 2010, we entered into a license agreement with Afritex Medical Products (Pty) Ltd, a South African company (“Afritex”).  Afritex is a privately held company, incorporated in the Republic of South Africa in 2008.  Afritex was created to pursue the sale and distribution of medical devices in South Africa and surrounding territories.  The company is funded by shareholders from another South African investment holding company, with indirect investments in industries such as gaming and hospitality, commercial real estate, mining, media and technology.  This license agreement (the “Afritex License Agreement”) conveys to Afritex the right to develop derivative products (“Afritex Derivative Products”) using our intellectual property and know-how.  Pursuant to the Afritex License Agreement, we also simultaneously entered into a distribution agreement for Afritex to distribute our existing products (“Afritex Distribution Agreement”).  The Afritex License Agreement provides for Afritex to pay us a non-recurring, up-front license fee of $225,000, plus a royalty of 8% on all Afritex Derivative Products sold, if any.  The Afritex Distribution Agreement provides for Afritex to purchase in initial order for $145,000 in existing products, and an annual volume commitment of $480,000 in existing products.  Further, we issued Afritex a note and warrants in connection with the transaction.  The following summarizes the terms of the agreements:

1.	Afritex agreed to pay us a non-recurring, upfront license fee in the amount of $225,000;
2.	Afritex agreed to pay us a royalty of 8% on all Afritex Derivative Products sold;
3.	Afritex agreed to make an initial purchase of $145,000 in existing products;
4.	Afritex agreed to purchasing an annual minimum of $480,000 in existing products;
5.
We granted Afritex exclusive distribution rights for the following countries: South Africa, Angola, Botswana, Democratic Republic of Congo, Lesotho, Madagascar, Malawi, Mauritius, Mozambique, Namibia, Seychelles, Swaziland, Tanzania, Zambia, and Zimbabwe;

6.
We issued Afritex a convertible note in the amount of $270,000.  The note is convertible into our common stock at a conversion rate of $1.00 per share, carries a 16% annual interest rate, and has a maturity of 270 days subsequent to issuance.  The note is convertible into the common stock of us at any time on or before maturity, at our option; and

7.
We issued Afritex a warrant to purchase 270,000 shares of our common stock at an exercise price of $2.50 per share.  The warrant is exercisable in whole or in part at any time on or before March 26, 2015.  The fair value of these warrants was estimated to be $70,267 using a minimum value option pricing model with a volatility of 55.17% and the following assumptions: no dividend yield, life of 5 years and a risk-free interest rate of 2.50%.

Julian T. Ross, our Chairman, Chief Executive Officer, President, and Chief Financial Officer is also a director of Afritex.  Julian T. Ross has shared voting power and control over the securities issued to Afritex.

10 Amount outstanding includes a $21,000 loan from Don Reed, one of our directors, and a $13,750 loan from Pearl Ross, the spouse of our CEO, Julian Ross.  Neither loan is convertible into shares of common stock.

April 2009 Investor Relations Agreement

In April 2009, we entered into a consulting agreement with IR Services, Inc. (“IRSVS”), which agreement was further amended on June 22, 2009 (the “IRSVS Agreement”).  In accordance with the agreement, as amended, IRSVS provided us with or otherwise retained the appropriate professionals to provide us with business services, investor relations services, and other services related to our direct public Offering.

In connection with the IRSVS agreement, we paid IRSVS $50,000 and issued IRSVS 125,000 shares of common stock pursuant to the exercise of 125,000 warrants at $0.01 per share of common stock.  IRSVS received the 125,000 warrants for services completed as of December 15, 2009.  The warrants were exercised by IRSVS on December 15, 2009.  IRSVS is a third-party investor relations firm that does not have any other relationship or common ownership with us or any of our affiliates.  IRSVS is a promoter of us and is considered an “underwriter” within the meaning of the Securities Act.  On December 15, 2009, we entered into a Cancellation Agreement and Mutual Release with IRSVS, which terminated our relationship with IRSVS effective December 15, 2009.

Assignment and Transfer of Intellectual Property Rights

On January 15, 2004, we executed an Asset Purchase and Stock Transfer Agreement with entities controlled by Julian T. Ross, our current Chairman, Chief Executive Officer, President, and Chief Financial Officer.  In connection with this agreement, we acquired certain assets, including certain rights, title and interest to intellectual property, relating to the oxygen method and apparatus, developed by Mr. Ross.  Subsequent to January 15, 2004, we adopted a policy requiring that substantially all employment agreements (including that of Mr. Ross), subcontractor agreements and other appropriate agreements contain a provision assigning to us all applicable intellectual property rights developed during the performance of such agreements.

Private Placements

September 2008 Private Placement

In September 2008, we commenced a private placement of common stock pursuant to which we sold an aggregate of 354,500 shares of common stock to 14 accredited investors, under Rule 506 of Regulation D of the Act, at an aggregate purchase price of $0.95 per share, for gross proceeds of $335,500.  This private placement ended in April 2009.  No officers, directors, or affiliates purchased securities in this private placement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted on any stock exchange or over-the counter quotation medium, such as the OTCBB, at the present time.

There is no trading market for our common stock at present and there has been no trading market to date.  There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.  It is our intention to request a market maker to make application to FINRA to have our common stock quoted on the OTCBB.

The SEC adopted Rule 15g-9 which established the definition of a “penny stock,” for purposes relevant to our common stock, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for trans- actions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transaction in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Quantitative and Qualitative Disclosure Regarding Market Risk

Interest Rate Risk

We may face some risk from potential fluctuations in interest rates, although our debt obligations are primarily short-term in nature, but some bank loans have variable rates.  If interest rates have great fluctuations, our financing cost may be significantly affected.

Foreign Currency Risk

Substantially all of our operations are conducted in the United States and our primary operational currency is the US Dollar (“USD”).  As a result, currently the effect of the fluctuations of USD exchange rates has no appreciable impact on our business operations.  Substantially all of our revenues and expenses are denominated in USD, and we use the USD for financial reporting purposes.

Shareholders

As of the date of this Prospectus, we had 15,724,816 shares of our common stock issued and outstanding, held by 53 holders of record.  In addition, we had 3,126,434 shares of convertible preferred stock (net of prior conversions) which are convertible into 3,814,249 common shares at a conversion rate of 1.22:1 held by 50 holders of record.

This registration statement registers 8,915,565 shares of common stock held by 92 individuals and entities.

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1(together with all the amendments and exhibits) under the Securities Act, with respect to the Securities offered by this Prospectus.  This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the Registration Statement, which may be read and copied at the Commission’s Public Reference Room at 100 F.  Street, N.E., Washington, D.C.  20549.  The public may obtain information on the operation of the public Reference Room by calling the Commission at 1-800-SEC-0330.  The registration statement is also available at www.sec.gov, the website of the SEC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Effective on or about January 4, 2010, our board of directors approved the dismissal of our independent auditor, The Blackwing Group, LLC (“Blackwing”), because the PCAOB revoked the registration of The Blackwing Group, LLC on December 22, 2009 because of violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder in auditing the financial statements of two issuer clients from 2006 to 2008, violations of PCAOB rules and auditing standards, noncooperation with a Board inspection, and noncooperation with a Board investigation.

We engaged Blackwing on December 8, 2008.   Blackwing issued a report on our financial statements for the fiscal year ended December 31, 2008 only.  Blackwing did not provide a report for the fiscal year ending December 31, 2009, because we terminated our relationship with Blackwing prior to the completion of our financial statements.  Blackwing’s report on our financial statements for the fiscal year ended December 31, 2008 did not contain any adverse opinions or a disclaimer of opinions, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.  During our two most recent fiscal years and any subsequent interim period preceding Blackwing’s dismissal , we did not have any disagreements with Blackwing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Blackwing would have caused Blackwing to make reference to the matter in their reports.

We provided a copy of this disclosure to Blackwing and requested Blackwing to furnish us with a letter addressed to the Securities and Exchange Commission stating whether Blackwing agrees with the statements made by us in this report, and, if not, stating the respects in which they do not agree.

Effective January 19, 2010, our board of directors approved and appointed Sam Kan & Company LLC (“Kan”) as our new registered independent certified public accounting firm.  Kan is located at 1151 Harbor Bay Parkway, Suite 101, Alameda, California 94502.

Financial Statements

OXYSURE SYSTEMS INC.

BALANCE SHEETS

	September 30, 2010	December 31, 2009
	Unaudited	Restated

ASSETS
Current assets
Cash and cash equivalents	$15,737	$73,077
Accounts receivable, net of allowances for sales returns and allowance for doubtful accounts	25,370	36,365
Inventories	224,624	138,737
Prepaid expenses and other current assets	40,487	40,142
Total current assets	306,218	288,322

Property and equipment, net	351,761	518,976
Intangible assets, net	481,095	502,624
Other assets	229,372	13,132

TOTAL ASSETS	$1,368,445	$1,323,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$515,680	$332,701
Capital leases - current	291,178	326,057
Notes payable - current	827,026	332,928
Deferred revenue	140,791	-
Total current liabilities	1,774,675	991,686

Long-term liabilities
Capital leases	46,492	47,036
Notes payable	1,761,059	1,761,059
Total long-term liabilities	1,807,551	1,808,095

TOTAL LIABILITIES	3,582,226	2,799,781

COMMITMENTS AND CONTINGENCY (NOTE 9)

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0005 per share; 25,000,000 shares authorized
3,126,434 Series A convertible preferred shares issued and outstanding as of September 30, 2010 and December 31, 2009.	1,563	1,563
Common stock, par value $0.0004 per share; 100,000,000 shares authorized;
15,724,816 shares of voting common stock issued and outstanding as of September 30, 2010 and December 31, 2009.	6,290	6,290
Additional Paid-in Capital	8,183,666	8,068,345
Accumulated deficit	(10,405,300)	(9,552,925)

TOTAL STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME	(2,213,781)	(1,476,727)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,368,445	$1,323,054

See accompanying notes to financial statements

OXYSURE SYSTEMS INC.

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009 (Restated)	2010	2009 (Restated)

Revenues, net	$53,835	$112,300	$329,919	$267,426
Cost of goods sold	19,586	52,693	45,044	106,054
Gross profit	34,249	59,607	284,875	161,372

Operating expenses
Selling, general and administrative	302,084	291,986	905,320	1,957,037
Loss from operating expenses	(267,835)	(232,379)	(620,444)	(1,795,665)

Other income (expenses)
Other income (expense)	2,999	88	6,046	798
Interest expense	(86,352)	(5,660)	(237,977)	(170,304)
Total other income (expenses)	(83,353)	(5,572)	(231,931)	(169,507)

Net loss	(351,188)	(237,951)	(852,375)	(1,965,172)

Accumulated deficit - beginning of the period	(10,054,112)	(9,137,221)	(9,552,925)	(7,410,000)

Accumulated deficit - end of the period	$(10,405,300)	$(9,375,172)	$(10,405,300)	$(9,375,172)

Basic net income (loss) per common share	$(0.02)	$(0.02)	$(0.05)	$(0.13)
Diluted net income (loss) per common share	$(0.02)	$(0.02)	$(0.05)	$(0.13)

Weighted average common shares outstanding:
Basic	15,721,883	15,520,574	15,721,883	15,520,574
Diluted	15,721,883	15,520,574	15,721,883	15,520,574

See accompanying notes to financial statements

OXYSURE SYSTEMS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD JANUARY 1, 2008 THROUGH SEPTEMBER 30, 2010 (Restated)
(Expressed in US Dollars)
(Unaudited)

	Convertible Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Warrant issuance	Additional Paid In Capital - Preferred Stock	Additional Paid In Capital - Warrants and Options	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

Balance as of January 1, 2008	3,143,237	1,572	15,050,316	6,020	-	3,189,405	710,863	1,815,004	(4,508,980)	1,213,884

- Common Stock warrants exercised			120,000	48			1,152			1,200
- Common Stock options exercised			35,000	14			8,736			8,750
- Common Stock issued for cash			10,000	4				24,996		25,000
- Common Stock issued for cash			5,000	2				12,498		12,500
- Common Stock issued for cash			5,000	2				12,498		12,500
- Common Stock issued for cash			20,000	8				49,992		50,000
- Common Stock issued for cash			50,000	20				30,980		31,000
- Common Stock issued for cash			30,000	12				29,988		30,000
- Common Stock issued for cash			50,000	20				49,980		50,000
- Common Stock issued for cash			20,000	8				19,992		20,000
- Common Stock issued for cash			5,000	2				4,998		5,000
- Common Stock issued for cash			17,000	7				16,993		17,000
- Common Stock issued for cash			25,000	10				24,990		25,000
- Common Stock issued for cash			25,000	10				24,990		25,000
- Common Stock issued for cash			10,000	4				9,996		10,000
- Common Stock issued for cash			5,000	2				4,998		5,000
- Preferred Series A stock returned in legal settlement	(25,000)	(13)								(13)
- Preferred Series A stock sold for cash	8,197	4				24,996				25,000
- Common Stock warrants issued for community grant							10,959			10,959
- Common Stock options issued for compensation							89,957			89,957
- Common Stock warrants and options issued for services							143,687			143,687
- Common Stock Warrants issued in connection with convertible loans							778,827			778,827
- Prior period adjustment: correction to accounting error									(627)	(627)
Net loss for year ending December 31, 2008									(2,900,393)	(2,900,393)

Balance as of December 31, 2008	3,126,434	1,563	15,482,316	6,193	-	3,214,401	1,744,181	2,132,893	(7,410,000)	(310,769)

See accompanying notes to financial statements

	Convertible
	Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Warrant issuance	Additional Paid In Capital - Preferred Stock	Additional Paid In Capital - Warrants and Options	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

- Common Stock issued for cash			35,000	14				34,986		35,000
- Common Stock issued for cash			25,000	10				24,990		25,000
- Common Stock issued for cash			7,500	3				7,497		7,500
- Common Stock issued for cash			50,000	20				49,980		50,000
- Common Stock warrants exercised			125,000	50			1,200			1,250
- Common Stock warrants issued for investor relations, net of cancellations							123,909			123,909
- Common Stock options issued for compensation							133,604			133,604
- Common Stock options and warrants issued for services							515,286			515,286
- Common Stock Warrants issued for cash					167,750					167,750
- Common Stock Warrants issued in connection with convertible loans							595,349			595,349
- Prior period adjustment: correction to accounting error							(677,681)		(440,329)	(1,118,010)
Net Loss for year ending December 31, 2009									(1,702,597)	(1,702,597)

Balance as of December 31, 2009	3,126,434	1,563	15,724,816	6,290	167,750	3,214,401	2,435,849	2,250,346	(9,552,925)	(1,476,727)

- Common Stock options issued for compensation							77,214			77,214
- Common Stock Warrants issued in connection with convertible loans							132,694			132,694
- Decrease in fair value of warrant liabilities							(94,587)			(94,587)
Net Loss for nine months ending September 30, 2010									(852,375)	(852,375)

Balance as of September 30, 2010	3,126,434	1,563	15,724,816	6,290	167,750	3,214,401	2,551,169	2,250,346	(10,405,300)	(2,213,781)

See accompanying notes to financial statements

OXYSURE SYSTEMS INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009 Restated	2009 (Restated)
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(852,375)	$(1,965,172)	$(1,702,597)
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	169,670	314,205	421,040
Amortization	75,934	22,175	29,566
Impairment of intangible assets	-	100,978	100,978
Prior period adjustment	-	-	(1,117,384)
Decrease in Deferred Rent	-	-	185,272
Issuance of common stock options to employees as compensation	77,214	127,040	133,604
Issuance of common stock options and warrants in exchange for services	-	515,286	639,195
Issuance of common stock warrants in connection with convertible loans	132,694	47,936	595,349
Decrease in fair value of warrant liabilities	(94,587)	-	(1,704)
Changes in deferred financing charges	156,900	47,928	100,105
Changes in current assets and liabilities
Accounts receivable	10,994	(681)	(32,964)
Inventory	(85,887)	69,202	145,999
Prepaid expenses and other current assets	(344)	30,043	(153,459)
Accounts payable and accrued liabilities	183,578	224,225	(9,891)
Deferred revenue	140,791	(49,496)	(91,207)

NET CASH USED IN OPERATING ACTIVITIES	(85,417)	(516,332)	(758,097)

CASH FLOWS FROM INVESTING ACTIVITIES
Other assets	(645)	(5,057)	(10,998)
Purchases of property and equipment	(2,455)	(16,166)	(18,156)

NET CASH USED IN INVESTING ACTIVITIES	(3,100)	(21,224)	(29,154)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds	66,600	280,736	582,577
Payment of capital leases	(35,423)	(11,706)	(9,142)
Issuance of Preferred Stock	-	-	-
Issuance of Common Stock	-	117,500	117,550
Proceeds from exercise of common stock options and warrants	-	-	1,200
Proceeds from issuance of warrants	-	167,750	167,750

NET CASH PROVIDED BY FINANCING ACTIVITIES	31,177	554,280	859,935

Net decrease in cash and cash equivalents	(57,340)	16,725	72,684

Cash and cash equivalents, at beginning of period	73,077	393	393

Cash and cash equivalents, at end of period	$15,737	$17,118	$73,077

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$42,970	$16,980	$48,244
Income taxes	$-	$-	$-

Supplemental non-cash investing and financing activities:
Notes payable issued in connection with license agreement and distribution agreement	$270,000	$-	$-
Notes payable issued in connection with rent satisfaction agreement	$-	$-	$251,407
Issuance of common stock warrants in connection with convertible loans	$132,694	$47,936	$595,349

See accompanying notes to financial statements

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of OxySure® Systems, Inc. (“OxySure” or the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Business– OxySure® Systems, Inc. (the “Company” or “OSI”) was incorporated on January 15, 2004 as a Delaware corporation. The Company is located in Frisco, Texas and is a medical technology company focused on the design, manufacture and distribution of specialty respiratory products.  The Company and its founder have developed a unique catalytic process and methodology to generate medically pure (USP) oxygen instantly from two dry, inert powders. The Company has been issued seven patents on this technology, and it has several additional patents pending. On December 9, 2005, the Company received approval from the Food and Drug Administration (510K, Class II) for its first product utilizing this technology. This product is referred to as the OxySure® Portable Emergency Oxygen System, Model 615, (or Model 615 for short) and the FDA approval is for over-the-counter purchase (without the need of a prescription).

The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

On July 19, 2004, the Company affected a 1-for-5 reverse stock split of the Company’s common stock. All share numbers and common stock numbers, including stock options and warrants, have been retroactively adjusted to reflect the reverse stock split.

While the Company has effectively managed its working capital deficit the going concern risk remains an issue for the company to manage.  The Company has implemented, and plans to further implement several different strategies in order to help the Company ease the going concern issue.  Refer to Note 15, “Going concern” of Notes to Reviewed Financial Statements for a partial list of the Company’s plans to mitigate the going concern issue.

Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded; and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition of the Company.  The interim financial statements include all adjustments which, in the opinion of management, are necessary in order to make the financial statements not misleading.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Revenue Recognition - The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured.  Revenues are recognized from product sales, net of discounts and rebates.  This revenue recognition policy is applied to both customers and distributors.

The Company records estimated reductions to revenue for customer incentive offerings, discounts and sales returns allowance in the same period that the related revenue is recognized. The customer incentive offerings primarily involve volume rebates for its products in various target markets. If market conditions were to decline, it may take actions to increase customer incentive offerings, possibly resulting in an incremental reduction of revenue at the time the incentive is offered.  Moreover, the Company also offers discounts to the customers who purchase the products in large volume and the discounts result in a reduction of revenue at the time when the discounts are offered.

Fees from licensees desiring to manufacture and distribute the Company’s products or derivative products using the Company’s intellectual property include initial license fees and royalties.  Initial license fees are generally recognized upon granting of the license to the licensee.  Royalties are recognized in the period earned.

Deferred Revenue and Income - The Company defers revenue and income when advance payments are received from customers before performance obligations have been completed and/or services have been performed.  Deferred revenue and income do not include amounts from products delivered to distributors that the distributors have not yet sold through to their end customers.  Deferred Revenue was $140,791 and $41,711 for the nine month periods ended September 30, 2010 and 2009 respectively.

Cash and Cash Equivalents - Cash consists of all highly liquid investments purchased with maturity of three months or less to be cash equivalents. Cash and cash equivalents may at times exceed Federally-insured limits. To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Inventory – The Company’s inventory consists of raw material components for its portable oxygen systems as well as completed products and accessories. Inventories are computed using the lower of cost or market, which approximates actual cost on a first-in-first-out basis. Inventory components are work-in-process and finished goods. Finished goods are reported as inventories until the point of title transfer to the customer. The Company writes down its inventory value for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. These factors are impacted by market and economic conditions, technology changes, new product introductions and changes in strategic direction and require estimates that may include uncertain elements. Actual demand may differ from forecasted demand, and such differences may have a material effect on recorded inventory values.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk – The Company sells all of its products throughout North America.  Sales to its recurring customers are generally granted on net 30-day credit terms. The Company performs periodic credit evaluations of its recurring customers and generally do not require collateral.  An allowance for doubtful accounts is maintained for potential credit losses, which losses historically have not been significant.

The Company invests its cash in deposits and money market funds with major financial institutions.  The Company places it cash investments in instruments that meet high credit quality standards, as specified in its investment policy guidelines. These guidelines also limit the amount of credit exposure to any one issue, issuer or type of instrument.

Fair Value of Financial Instruments - The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable and accounts payable.  The Company believes that the recorded values of all of its other financial instruments approximate their fair values because of their nature and respective maturity dates or durations.

Property and Equipment – Property and equipment are recorded at cost with depreciation and amortization provided over the shorter of the remaining lease term or the estimated useful life of the improvement ranging from three to seven years. Renewals and betterments that materially extend the life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. Furniture and fixtures are depreciated over five years. Machinery and equipments are depreciated over five to seven years. Software is depreciated over three years.  Leasehold improvements are computed using the shorter of the estimated useful lives of the assets or the lease terms.  Depreciation expense was $169,670 and $314,205 for the nine month periods ended September 30, 2010 and 2009 respectively.

Other Long-Lived Assets – The Company has primarily two types of intangible assets – patents and trademarks.  Intangible assets are carried at cost, net of accumulated amortization.  Amortization expense was $75,934 and $22,175 for the nine month periods ended September 30, 2010 and 2009 respectively.  Amortization expense for the nine month period ended September 30, 2010 included amortization of certain assets capitalized related to the issuance of a note payable issued to a distributor (Note 4 – “Afritex Subordinated, Convertible Note”).

Intangible assets with definite useful lives and other long-lived assets are tested for impairment if certain impairment indicators are identified.  Management evaluates the recoverability of its identifiable intangible assets in accordance with applicable accounting guidance, which requires the assessment of these assets for recoverability when events or circumstances indicate a potential impairment exists. Certain events and circumstances the Company considered in determining whether the carrying value of identifiable intangible assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in its business strategy.  In determining if an impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.  If an impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment charges for patents were $0 and $100,978 for the nine month periods ended September 30, 2010 and 2009 respectively.

Allowance for Doubtful Accounts - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments.  The Company periodically reviews these allowances, including an analysis of the customers’ payment history and information regarding the customers’ creditworthiness.  Actual write-offs have not been materially different from the estimated allowance.

Research and Development Costs – Costs associated with the development of the Company’s products are charged to expense as incurred.  $2,088 and $8,881 were incurred in the nine months ended September 30, 2010 and 2009 respectively.

Income Taxes - The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s Consolidated Financial Statements, but have not been reflected in the Company's taxable income.  A valuation allowance has been established to reduce deferred tax assets to their estimated realizable value.  Therefore, the Company provides a valuation allowance to the extent that the Company does not believe it is more likely than not that it will generate sufficient taxable income in future periods to realize the benefit of its deferred tax assets.  The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense.

Stock-Based Compensation – The Company accounts for share-based payments, including grants of stock options to employees, consultants and non-employees; moreover, the Company issues warrants to the consultants and related parties.  The Company is required to estimate the fair value of share-based awards and warrants on the date of grant. The value of the award is principally recognized as expense ratably over the requisite service periods. The Company has estimated the fair value of stock options and warrants as of the date of grant or assumption using the Black-Scholes option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and that are freely transferable.  The Black-Scholes model requires the input of certain assumptions.  Changes in the assumptions used in Black-Scholes model can materially affect the fair value estimates. The Company evaluates the assumptions used to value stock options on a quarterly basis. The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding.

The expected term is based on the observed and expected time to exercise and post-vesting cancellations of options by employees.  Upon the adoption of the accounting guidance, the Company continued to use historical volatility in deriving its expected volatility assumption as allowed under GAAP because it believes that future volatility over the expected term of the stock options is not likely to differ materially from the past.  The risk-free interest rate assumption is based on 5-year security treasury notes interest rates appropriate for the expected term of the stock options. The expected dividend assumption is based on the history and expectation of dividend payouts.  The fair values generated by the Black-Scholes model may not be indicative of the actual fair values of the equity awards, as the Company does not consider other factors important to those awards to employees, such as continued employment, periodic vesting requirements and limited transferability.  The amount of stock based compensation expenses is net of an estimated forfeiture rate, which is based on historical data and information from comparable companies. For the nine month periods ended September 30, 2010 and 2009 stock based compensation expense was approximately $77,214 and $127,040, respectively, which consisted primarily of stock-based compensation expense related to stock options recognized under GAAP issued to the employees.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided. For the nine month periods ended September 30, 2010 and 2009 stock based compensation expense was approximately $0 and $515,286, respectively, which consisted primarily of stock-based compensation expense related to stock options and warrants recognized under GAAP issued to consultants and other non-employees.

Shipping and Handling Costs - Shipping and handling charges to customers are included in net revenues, and the associated costs incurred are recorded in cost of revenues.

Advertising Costs - Advertising costs are charged to operations when incurred.  During in the nine month periods ended September 30, 2010 and 2009 the Company incurred $6,454 and $40,944 respectively in advertising and promotion costs.

Litigation and Settlement Costs - Legal costs are expensed as incurred. The Company records a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) accrue the best estimate within a range of loss if there is a loss or, when there is no amount within a range that forms a better estimate, the Company will accrue the minimum amount in the range.  The Company is not presently involved in any legal proceedings, litigation or other legal actions.

Loss Per Share - Basic loss per share, which excludes antidilutive securities, is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding for that particular period. In contrast, diluted loss per share considers the potential dilution that could occur from other equity instruments that would increase the total number of outstanding shares of common stock. Such amounts include shares potentially issuable under outstanding options, warrants, convertible preferred stock and convertible notes. A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share follows:

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	Nine months ended Sept 30,
	2010	2009
Historical net loss per share:

Numerator
Net loss, as reported	(852,375)	(1,965,172)
Less: Effect of amortization of interest expense on convertible notes	-	-
Net loss attributed to common stockholders (diluted)	(852,375)	(1,965,172)

Denominator
Weighted-average common shares outstanding	15,721,883	15,520,574
Effect of dilutive securities	-	-
Denominator for diluted net loss per share	15,721,883	15,520,574
Basic and diluted net loss per share	$(0.05)	$(0.13)

The following outstanding options, warrants, convertible preferred shares and convertible note shares were excluded from the computation of basic and diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect.

	Nine months ended Sept 30,
	2010	2009

Options to purchase common stock	2,321,994	2,131,994
Warrants to purchase common stock	2,545,983	2,865,347
Common shares issuable upon conversion of convertible preferred stock	3,814,249	3,814,249
Convertible note shares outstanding	1,724,605	993,800

Reclassifications - Certain financial statement items have been reclassified to conform to the current year’s presentation. These reclassifications had no impact on previously reported net loss.

Recent Accounting Pronouncements

In April 2009, the FASB issued an update to ASC 820, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales.  This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009.  The adoption did not have a material impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued ASC 855, “Subsequent Events”.  ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009.  The Company adopted this standard as of June 30, 2009; however, the adoption of ASC 855 had no impact to the Company’s consolidated financial statements.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  This new standard also requires additional disclosures about an enterprise’s involvement in variable interest entities. The Company adopted this pronouncement on January 1, 2010 but there was no significant impact on its financial statements.

In June 2009, the FASB issued ASC 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”.  ASC 105 establishes the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff.  It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas.  The Codification was adopted on July 1, 2009 for the Company’s financial statements for the year ended December 31, 2009.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 2 -- BALANCE SHEET COMPONENTS

	September 30,	December 31,
	2010	2009

Cash and cash equivalents:
Cash	15,737	$73,077
Total cash and cash equivalents	$15,737	$73,077

Accounts Receivable, net of allowances	$25,370	$36,365

Inventories:
Total inventories	$224,624	$138,737

Property and equipment, net:
Machinery and equipment	$919,736	$930,367
Leasehold improvements	547,855	547,855
Computer equipment and furniture and fixtures	199,427	186,406
Software	10,691	10,626
	1,677,709	1,675,255
Accumulated depreciation and amortization	(1,325,948)	(1,156,279)
Total property and equipment, net	$351,761	$518,976

Accounts payable and accrued expenses
Accounts payable	288,783	108,157
Other accrued liabilities	$226,897	224,544
Total accounts payable and accrued expenses	$515,680	$332,701

NOTE 3 – INTANGIBLES ASSETS

The Company has primarily two types of intangible assets: patents and trademarks.  The Company capitalizes expenditures associated with patents and trademarks related to the Company’s various technologies. Capitalized costs include amounts paid to third parties for legal fees, application fees and other direct costs incurred in the filing and prosecution of patent and trademark applications. These assets are amortized on a straight-line method over their legal life.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable in accordance with applicable accounting guidance. Impairment charges for patents were $0 and $100,978 for the nine month periods ended September 30, 2010 and 2009 respectively.

On January 15, 2004, the Company executed an Asset Purchase and Stock Transfer Agreement with entities controlled by the founder of the Company. In connection with this agreement, the Company acquired certain assets, including certain rights, title and interest to intellectual property, relating to the oxygen method and apparatus, developed by the founder of the Company prior to January 15, 2004.  As consideration for the purchase, the Company issued 14,000,000 shares of common stock and a promissory note for $150,000 to these entities. The common stock was valued at $7,000 using the par value of the common stock on the date of issuance, which approximates these entities’ basis (which is not indicative of fair value).  The non-recourse promissory note bore interest at 6.5% per annum and was paid in full during 2006.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 3 – INTANGIBLES ASSETS (CONTINUED)

The carrying value of the Company’s amortized acquired intangible assets as of September 30, 2010 is as follows:

	September 30, 2010
	Gross	Accumulated Amortization and write off	Net

Patents	$609,287	$(171,898)	$437,389
Trademarks	45,723	(2,017)	43,706
Total	$655,010	$(173,915)	$481,095

Of the net amount of $481,095 in patents and trademarks as of September 30, 2010, approximately 90.9% is in patents and 9.1% is in trademarks.  Of the total amount for patents, $157,000 was acquired from entities controlled by the founder of the Company in January 2004. The remaining $324,095 represents amounts paid to third parties for legal fees, application fees and other direct costs incurred in the filing and prosecution of patent and trademark applications, net of amortization and impairment.

NOTE 4 – NOTES PAYABLE

The Company has issued warrants for the purchase of shares of the Company’s restricted common stock in connection with raising equity and debt financing and for other professional services.  The fair value of warrants issued is determined in accordance with Codification topic 470-20.

Frisco Note. On April 3, 2007 the Company entered into a note agreement with the City of Frisco, Texas for $243,000 pursuant to an economic incentive package provided through the Frisco Economic Development Corporation. The note requires varying annual principal payments through August 2012.  The note is non-interest bearing; however, interest has been imputed at 12.18% per annum. The un-amortized discount at September 30, 2010 is $66,198. Individual annual payments will be forgiven if certain performance targets are achieved which include the number of full time employees, square feet occupied and taxable value of business and personal property in the City of Frisco. The first annual payment for 2008 in the amount of $30,000 was forgiven and the Company recognized the entire $30,000 under “Other income” in the Statement of Operations and Accumulated Deficit for the year ended December 31, 2007.  The Company did not achieve the performance targets so that there was no incentive from the City of Frisco for the year ended December 31, 2009.  The balance of the note payable to the City of Frisco as at September 30, 2010 is $213,000, including the imputed interest of $66,198. The net note payable to the City of Frisco as at September 30, 2010 is $146,802.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 4 – NOTES PAYABLE (CONTINUED)

Agave/JTR Subordinated Notes.  During March 2008, the Company completed a $1 million financing package consisting of a promissory note for $750,000 (“First Note”) and a promissory note with a draw down provision for $250,000 (“Second Note”) (collectively, the “Notes”). The Notes are subordinated notes and were due and payable on the earlier of (i) completion of the next financing round completed by the Company or (ii) one year after the Notes are issued. In March 2009 the First Note and the Second Note were modified by extending the maturity date in each case to April 15, 2010. On December 31, 2009 the First Note and the Second Note were further modified by extending the maturity date in each case to April 15, 2011.  In August 2010 First Note and the Second Note were further modified by extending the maturity date in each case to April 15, 2012.  The holder of the First Note is Agave Resources, LLC (“Agave”), and the President of Agave is Donald Reed, one of the Company’s Directors.  In connection with the First Note, on April 15, 2008 Agave was also issued penny warrants to purchase 350,000 shares of common stock.  The warrants are immediately exercisable and expire on April 15, 2013.  The holder of the Second Note is JTR Investments, Limited (“JTR”) a company controlled by Julian T. Ross, the Company’s founder.

As at December 31, 2008 the maximum of $250,000 has been drawn against the Second Note.  In connection with the Second Note, on December 31, 2008 JTR was also issued penny warrants to purchase 116,667 shares of common stock.  Both Notes are non-interest bearing.  The basis for issuing penny warrants in connection with the First Note and the Second Note include, but are not limited to, the fact that no interest is payable on the Notes, the Company’s ability to attract new investment at the time, market conditions and other factors.  Given these factors, the Board of Directors has deemed the terms of these transactions to be fair.  No third party fairness opinion was obtained in relation to these transactions.

Conversion Rights: At any time on or prior to the Maturity Date, at the option of the Company in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of these notes may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price which shall be $1.50 per Optional Conversion Share.

As of September 30, 2010, the fair value of the shares underlying the warrant issued to Agave pursuant to the $750,000 First Note was estimated to be $346,611 using the Black-Scholes pricing model with a volatility of 20% and the following assumptions: no dividend yield, exercise price of $0.01 per share, $1.00 current price of the underlying per share, life of 2.5 years and a risk-free interest rate of 1.27% based on the 5-year zero coupon rate. In accordance with ASC 470-20, Debt with conversions and other options, the proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the subordinated convertible promissory note, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit of $346,786 provided to the holders of the notes.  The Company recorded interest expenses in the amounts of $0 for the nine months ending September 30, 2010 and $101,146 for the year ended December 31, 2009.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 4 – NOTES PAYABLE (CONTINUED)

JTR Senior Note. In July, 2008, JTR agreed to provide the Company with additional working capital to fund continuing operations (the “Senior Note Interim Funding”).  On November 1, 2008 the Board agreed with JTR on the terms of a loan with a draw down provision of up to $750,000.  This is a Senior Note (the “Senior Note”) with no interest payable.  All amounts advanced by JTR during the Senior Note Interim Funding are draw downs on the Senior Note.  In connection with the Senior Note, the Company will issue .47 penny warrants for every dollar drawn under this facility.  As of September 30, 2010 the outstanding balance under the Senior Note was $615,300.  As of September 30, 2010 the number of penny warrants issued to JTR pursuant to the Senior Note was 327,817.  The basis for issuing penny warrants in connection with the Senior Note include, but are not limited to, the fact that no interest is payable on the note, its ability to attract new investment at the time, market conditions, the terms previously agreed to in connection with the First Note and Second Note, and other factors.  Given these factors, the Board of Directors has deemed the terms of this transaction to be fair.  No third party fairness opinion was obtained in relation to this transaction.

Conversion Rights: At any time on or prior to the Maturity Date, at the option of the Company in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of this Note may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price which shall be $1.50 per Optional Conversion Share.

As of September 30, 2010, the fair value of the shares underlying the warrants issued to JTR during 2008 pursuant to the Second Note and Senior Note was estimated to be $277,793 using the Black-Scholes pricing model with a volatility of 20% and the following assumptions: no dividend yield, exercise price of $0.01 per share, $1.00 current price of the underlying per share, life of 3.3 years and a risk-free interest rate of 1.27% based on the 5-year zero coupon rate. As of September 30, 2010, the fair value of the shares underlying the warrants issued to JTR pursuant to advances during 2009 under the Senior Note was estimated to be a total of $100,038 using the Black-Scholes pricing model with a volatility of 20% and the following assumptions: no dividend yield, exercise price of $0.01 per share, $1.00 current price of the underlying per share, aggregate (of 2 tranches) life of 4.0 years and a risk-free interest rate of 1.27% based on the 5-year zero coupon rate. The proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the convertible promissory notes, a beneficial conversion charge was estimated to be recorded interest expense reflecting the incremental intrinsic value benefit of $277,957 in 2008 and $100,105 in 2009 provided to the holders of the notes.  The Company recorded interest expenses in the amounts of $0 for the nine month ending September 30, 2010 and $100,105 for the year ended December 31, 2009.

Alcedo Subordinated, Convertible Note.  On December 10, 2009 the Company entered into a Note Purchase Agreement with the Tony & Judy Alcedo Family Trust (“Alcedo Trust”). The Company received $100,000 in cash from the Alcedo Trust, in exchange for a Subordinated Convertible Note with a face amount of $100,000 (the “Alcedo Note”). The Alcedo Note bears interest at a rate of 16% per annum, and originally matured on September 6, 2010. The Alcedo Note is convertible into the common stock, at the option of the Company on or before its maturity date, at a conversion price of $1.00 per share, in accordance with the following:

Maturity Date: The then outstanding Principal Amount, together with accrued and unpaid interest thereon as set forth above, or the Optional Conversion Shares (as described below) as the case may be, shall become due on the 360th Day (as amended on September 2, 2010) subsequent to December 10, 2009 (the "Maturity Date").

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 4 – NOTES PAYABLE (CONTINUED)

Conversion Rights: At any time on or prior to the Maturity Date, at the option of the Company in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of this Note may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price which shall be $1.00 per Optional Conversion Share.

In addition to the Alcedo Note, the Company issued the Alcedo Trust 100,000 warrants pursuant to the Note Purchase Agreement.  The warrants are exercisable into the common stock of the Company at an exercise price of $2.50 per share, and expire on December 10, 2014. As at September 30, 2010 the total interest accrued under the Alcedo Note was $12,933.

As of September 30, 2010, the fair value of the warrants issued to Alcedo Trust pursuant to the Alcedo Note was estimated to be $394 using the Black-Scholes pricing model with a volatility of 20% and the following assumptions: no dividend yield, exercise price of $2.50 per share with a $1.00 current price of the underlying per share, life of 4.2 years and a risk-free interest rate of 1.27% based on the 5-year zero coupon rate.  The proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the subordinated convertible promissory note, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit of $25,693 provided to the holders of the notes.  The Company recorded interest expenses of $23,695 for the nine months to September 30, 2010 and $1,998 for the year ended December 31, 2009.

Sinacola Subordinated Convertible Notes. On December 10, 2009 the Company entered into a Rent Satisfaction Agreement (the “2009 RSA”) with its landlord, Sinacola Commercial Properties, Ltd. (“Sinacola”). In terms of the 2009 RSA, all of the Company’s outstanding rent obligations under its lease agreement, up to and including December 31, 2009 including, but not limited to, base rent, deferred rent, and its share of operating costs, are deemed to be satisfied in full.  The Company issued Sinacola two Promissory Notes pursuant to the 2009 RSA, as follows:

First Landlord Note:  The first note (the “First Landlord Note”) is a subordinated convertible note in the principal amount of $125,000. The First Landlord Note carries no interest and is convertible, at Sinacola’s option, into the common stock of the Company at an exercise price of $1.00 per common share on the maturity date.

Second Landlord Note:  The second note (the “Second Landlord Note”) is a subordinated convertible note in the principal amount of $126,407. The Second Landlord Note carries no interest and is convertible into the common stock of the Company at an exercise price of $1.50 per common share on the maturity date.  However, if the common stock has traded at $1.50 or above for four (4) consecutive weeks on a nationally recognized market (based on daily closing prices) then the Second Landlord Note is convertible at the Company’s option.

Maturity Date – Each of the First Landlord Note and the Second Landlord Note has a maturity date defined as follows:

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 4 – NOTES PAYABLE (CONTINUED)

The then outstanding Principal Amount shall become due and payable on the earlier to occur of: (i) December 31, 2011; or (ii) the closing of the next equity financing round (the “Equity Event”) completed by the Company (in each case, the "Maturity Date"); provided that; (a) if the Equity Event is in an amount exceeding $1,000,000 but less than $1,500,000, then only 20% of the Principal Amount shall be due and payable; (b) if the Equity Event is in an amount exceeding $1,500,000 but less than $2,000,000, then only 40% of the Principal Amount shall be due and payable; (c) if the Equity Event is in an amount exceeding $2,000,000 but less than $3,000,000, then only 60% of the Principal Amount shall be due and payable; (d) if the Equity Event is in an amount exceeding $3,000,000 but less than $4,000,000, then only 80% of the Principal Amount shall be due and payable; (e) if the Equity Event is in an amount exceeding $4,000,000, then 100% of the Principal Amount shall be due and payable. For any partial Principal Amount paid under (ii) (a) - (ii) (d) above, the balance of the outstanding Principal Amount would continue to be due and payable on the earlier to occur of this (i) or (ii) (a-e) above.  In the event of a partial payment, any subsequent payment resulting from an Equity Event shall be based on the percentage of the original Principal Amount and not a percentage of the outstanding Principal Amount after a partial payment under this maturity provision.

The Company also issued Sinacola with 163,415 penny warrants pursuant to the 2009 RSA (the “New Landlord Warrant”).  The New Landlord Warrant is convertible into 163,415 shares of its common stock, and is exercisable in whole or in part at any time on or before December 31, 2014 at an exercise price of $.01 per share.  In addition, the Company agreed to modify that certain prior warrant issued to Sinacola on August 23, 2007 (the “First Landlord Warrant”).  The First Landlord Warrant provided for Sinacola to purchase 50,000 shares of common stock on of before March 1, 2012 at an exercise price of $2.00 per share.  Pursuant to the 2009 RSA the exercise price of the First Landlord Warrant was modified to $1.00 per share, while all other terms and conditions remained the same.

As of September 30, 2010, the fair value of the warrants issued to Sinacola pursuant to the First Landlord Note and the Second Landlord Note was estimated to be $161,865 using the Black-Scholes pricing model with a volatility of 20% and the following assumptions: no dividend yield, exercise price of $0.01 per share with a $1.00 current price of the underlying per share, life of 4.2 years and a risk-free interest rate of 1.27% based on the 5-year zero coupon rate.  The proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the subordinated convertible promissory notes, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit of $161,977 provided to the holders of the notes.  The Company recorded interest expenses of $60,742 for the nine months to September 30, 2010 and $6,749 for the year ended December 31, 2009.

Because the common stock warrants are potentially redeemable for cash under certain change in control provisions or include certain variable terms outside of our control, the common stock warrants are recorded at fair value and are subject to remeasurement at each balance sheet date with any changes in fair value being recorded as adjustments to additional paid in capital and current notes payable.

Afritex Subordinated, Convertible Note.  On March 26, 2010 (“Afritex Note Effective Date”) the Company issued a Subordinated Convertible Note (the “Afritex Note”) to Afritex Medical Products (Pty) Ltd., a South African company, in which the Company’s President is also a shareholder (“Afritex”). The Afritex Note was issued in connection with a certain licensing agreement and a distribution agreement, both entered into between the Company and Afritex on March 26, 2010.  The Afritex Note has a face amount of $270,000 and bears interest at a rate of 16% per annum, and matures 270 days subsequent to the Afritex Note Effective Date.  The Afritex Note is convertible into the common stock, at the option of the Company on or before the Maturity Date, at a conversion price of $1.00 per share, in accordance with the following:

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 4 – NOTES PAYABLE (CONTINUED)

Maturity Date: The then outstanding Principal Amount, together with accrued and unpaid interest thereon as set forth above, or the Optional Conversion Shares (as described below) as the case may be, shall become due on the 270th Day subsequent to March 26, 2010 (the "Maturity Date").

Conversion Rights: At any time on or prior to the Maturity Date, at the option of the Company in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of this Note may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price which shall be $1.00 per Optional Conversion Share.

The Afritex Note was capitalized under Other Current Assets, and approximately 70% will be amortized over 7 years (the term of the license agreement) and 30% will be amortized over one year (the initial term of the distribution agreement).

In addition to the Afritex Note, the Company issued the Afritex 270,000 warrants pursuant to that said license agreement.  The warrants are exercisable into the common stock of the Company at an exercise price of $2.50 per share, and expire on March 26, 2015. As at September 30, 2010 the total interest accrued under the Afritex Note was $22,200.

As of September 30, 2010, the fair value of the warrants issued to Afritex pursuant to the Afritex Note was estimated to be $1,358 using the Black-Scholes pricing model with a volatility of 20% and the following assumptions: no dividend yield, exercise price of $2.50 per share with a $1.00 current price of the underlying per share, life of 4.49 years and a risk-free interest rate of 1.27% based on the 5-year zero coupon rate.  The proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the subordinated convertible promissory note, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit provided to Afritex.  The Company recorded BCF interest expense of $48,146 for the nine months to September 30, 2010 in connection with the Afritex note.

The fair value of the common stock warrants was recorded in the consolidated balance sheet as a warrant liability upon issuance and, subsequently, the fair value of the common stock warrants was remeasured to fair value. As of September 30, 2010, the warrant liability related to the common stock warrants (issued in connection with convertible notes) was $912,361. The changes in fair value of the warrants were recorded as adjustments to additional paid in capital and current notes payable. As of September 30, 2010, the common stock warrants (issued in connection with convertible notes) had not been exercised and were still outstanding.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

The Company determined the fair value of the common stock warrants during year ended using the Black-Scholes option-pricing model with the following assumptions:

				Fair value assumptions
Date	Activity Description	Warrants issued	Warrants' Fair Value at 12/31/2009	Expected remaining warrant terms (years)	Risk-free interest rate	Volatility
4/15/2008	Enter into $750,000 subordinated convertible promissory note	350,000	346,786	3.3	2.61%	55%
12/31/2008	Enter into a total of $581,050 subordinated convertible promissory note and senior convertible promissory note	280,485	277,957	4.5 and 5.0	2.61%	55%
6/30/2009	Enter into $115,850 senior convertible promissory notes	48,358	47,928	4.50	2.61%	55%
12/10/2009	Enter into $125,000 subordinated convertible promissory note	81,250	80,535	4.95	2.61%	55%
12/10/2009	Enter into $126,407 subordinated convertible promissory note	82,165	81,442	4.95	2.61%	55%
12/10/2009	Enter into $100,000 subordinated convertible promissory note	100,000	25,693	4.95	2.61%	55%
12/31/2009	Enter into $91,800 senior convertible promissory note	52,640	52,178	5.00	2.61%	55%
3/26/2010	Enter into $270,000 subordinated convertible promissory note	270,000	70,267	5.0	2.59%	55%
3/31/2010	Enter into a total of $45,000 senior convertible promissory note	21,000	20,814	5.0	2.55%	19%
6/30/2010	Enter into $45,000 senior convertible promissory note	21,000	20,809	5.0	1.79%	19%
9/30/2010	Enter into $45,000 senior convertible promissory note	21,000	20,803	5.0	1.27%	20%

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 4 – NOTES PAYABLE (CONTINUED)

The following table reflects the carrying value of the Company’s of the short-term and long-term notes payable as at September 30, 2010:

Sept 30, 2010

Current Notes Payable:
Afritex Note	$270,000
Alcedo Note	100,000
Senior Note, JTR	192,450
Frisco EDC Note	60,000
Deferred Financing Charges	134,792
Other Notes	25,350
Total current notes payable	$827,026

Long Term Notes Payable:
First Note, Agave	$750,000
Second Note, JTR	250,000
First Landlord Note	125,000
Second Landlord Note	126,407
Senior Note, JTR	422,850
Frisco EDC Note	86,802
Total long term notes payable	$1,761,059

Total short and long term notes payable	$2,588,085

At September 30, 2010 future minimum payments on Notes Payable for the years ended September 30, 2011, 2012 and thereafter were as follows:

2010	$412,592
2011	$456,802
2012	$1,674,257
Thereafter	$0
Total	$2,588,085

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 5 - SHAREHOLDERS’ EQUITY

Preferred Shares Rights

On December 31, 2005, the Company’s Board of Directors adopted a Preferred Shares Rights Agreement (the “Original Rights Agreement”).  Pursuant to the Agreement, the Board authorized the issuance of up to 5,000,000 shares of preferred stock, par value $0.0005 per share. As of December 31, 2005, the Company had authorized the issuance of 2,000,000 shares of preferred stock designated as Series A Convertible Preferred Stock (“Series A Preferred”). On March 22, 2006 the Company authorized an increase in the issuance of the Series A Preferred to 3,100,000 shares of preferred stock. On July 2, 2008 the Company further authorized an increase in the issuance of the Series A Preferred to 3,143,237 shares of preferred stock. As of September 30, 2010 there were 3,126,434 shares of Series A Preferred Stock issued and outstanding. The original issue price of the Series A Preferred is $1.00 per share.

From December 31, 2004 through March 31, 2010, the Company issued shares of Series A Preferred Stock as follows:

During 2004, the Company sold 125,000 shares of Series A Preferred Stock for cash at a price of $1.00 per share.  During 2005, the Company sold 600,000 shares of Series A Preferred Stock for cash at a price of $1.00 per share.  In May 2005, the Company issued 25,000 shares of Series A Preferred to a service provider for services performed in lieu of cash payment. These shares were valued at $25,000 using the original issue price of the Series A Preferred, which is in the management’s best estimate of fair value.  In June 2005, the Company issued 12,500 shares of Series A Preferred in lieu of cash payment for management fee (see Note 8). These shares were valued at $12,500 using the original issue price of the Series A Preferred Stock, which is management’s best estimate of fair value.

In February 2006, the Company issued 25,000 shares of Series A Preferred to a service provider for services performed in lieu of cash payment. These shares were valued at $25,000 using the original issue price of the Series A Preferred Stock, which is management’s best estimate of fair value. In March 2006, the Company sold 2,325,000 shares of Series A Preferred Stock at a price of $1.00 per share.  During 2007 and 2006, the Company issued 5,728 and 24,979 shares, respectively, of Series A Preferred Stock in lieu of cash payments for premiums on its capital leases (see Note 9). These shares were valued at $17,554 and $60,924, respectively, using the fair value of the shares on the date of issuance. The value of these shares has been recorded as a discount to the capital lease obligation and is being amortized into interest expense over the term of the related lease.  During 2008, 25,000 shares of Series A Preferred were returned to us pursuant to a settlement with a former service provider.  These returned shares were sold for $25,000 in cash, and of the shares sold, 16,803 shares of the Series A Preferred Stock were converted into Common Stock.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 5 - SHAREHOLDERS’ EQUITY (CONTINUED)

A summary of the designations and preferences of its Series A Preferred stock is as follows:

Ranking – The Series A Preferred ranks senior to common stock.
Dividends – Series A Preferred may be entitled to receive a quarterly non-cumulative dividend in the amount of $.01 per share upon approval from the Board of Directors.
Liquidation Preference – In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series A Preferred are entitled to receive 100% of the original issue price of $1.00 per share.
Conversion Rights – Each share of Series A Preferred is convertible at any time, at the option of the holder into 1.22 shares of common stock, subject to adjustment. Series A Preferred are subject to automatic conversion upon consummation of underwritten offering by the Company of shares of common stock to the public, in which the aggregate cash proceeds are at least $3 million and the price paid per share is at least $5.00.
Redemption Rights – All of the Series A Preferred may be called at any time by the Company within ten years, but not prior to two years after issuance. The redemption value is $1.00 per share, plus an amount equal to all unpaid dividends thereon.
Voting Rights – The holder of each share of Series A Preferred has the right to one vote for each share of common stock into which such share of Series A Preferred could be converted.

Common Stock

The Company has authorized 100,000,000 shares of $0.0004 par value common stock.

On January 15, 2004, the Company issued 14,000,000 shares of common stock valued at $7,000 for the acquisition of certain intangible assets; please refer to Note 3, “Intangible Assets” for detail.  During 2004, the Company sold 310,000 shares of common stock for proceeds of $126,500.  In addition, the Company issued 1,066 shares of common stock for stock options exercised for zero proceeds pursuant to services valued at $5,063.  During 2006, the Company sold 25,000 shares of common stock for proceeds of $50,000.  During 2007, the Company sold 635,000 shares of common stock for proceeds of $1,587,500.  Moreover, during 2007, the Company issued 20,000 shares of common stock for services valued at $50,000 based on the fair value of the common stock on the date of issuance and 59,250 shares were issued for stock options exercised for proceeds of $24,068.  For details, please refer to Note 6, “Stock Options and Warrants.”

During 2008, the Company sold 277,000 shares of common stock for proceeds of $318,000. Furthermore, during 2008, the Company issued 120,000 shares for warrants exercised for proceeds of $1,200.  For details, please refer to Note 6, “Stock Options and Warrants.”  In addition, the Company issued 35,000 shares for stock options exercised for proceeds of $8,750.

During 2009, the Company sold 117,500 shares of common stock for proceeds of $117,500. Furthermore, during 2009, the Company issued 125,000 shares for warrants exercised for proceeds of $1,250. For details, please refer to Note 6, “Stock Options and Warrants.”  As at September 30, 2010 the Company had 15,724,816 shares of Common Stock issued and outstanding.

NOTE 6 - STOCK OPTIONS AND WARRANTS

Equity Incentive Plans

In April 2004, the Company’s Board of Directors and the stockholders at that time approved the adoption of a Voting Stock Option Plan (“the Plan”), which provides for the issuance of stock options to eligible employees, consultants, Board members and Advisory Board members of the Company to acquire up to a maximum of 5,000,000 shares of common stock.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The Company’s Board of Directors, which determines the number of options that will be granted, the effective dates of the grants, the option process and the vesting schedules, administers the Plan. In the absence of an established market for the common stock of the Company, the Board of Directors determines the fair market value of the Company’s common stock.

Options generally expire between five and ten years from the date of grant and automatically terminate 90 days after such optionee ceases to be an eligible individual under the Plan other than by reason of death or disability.

The portion of options granted that is not exercisable on the date the optionee ceases to be an eligible individual under the Plan by reason other than death, shall terminate and be forfeited to the Company on the date of such cessation. An optionee has no right as a stockholder with respect to any shares covered by the options granted to him until a certificate representing such shares is issued to them.

Stock Options

The following table summarizes information about the number and weighted average of the options that were forfeited or expired under the Plan at September 30, 2010:

Forfeited/Cancelled	-	$-	-	$-	-
Outstanding at June 30, 2009	2,127,612	$0.67	94,382	$0.95	2,221,994
Granted	-	$-	-	$-	-
Exercised	-	$-	-	$-	-
Forfeited/Cancelled	(90,000)	$1.21	-	$-	(90,000)
Outstanding at September 30, 2009	2,037,612	$0.65	94,382	$0.95	2,131,994
Granted	10,000	$1.75	-	$-	10,000
Exercised	-	$-	-	$-	-
Forfeited/Cancelled	-	$-	-	$-	-
Outstanding at December 31, 2009	2,047,612	$0.68	94,382	$0.95	2,141,994
Granted	180,000	$0.25	-	$-	180,000
Exercised	-	$-	-	$-	-
Forfeited/Cancelled	-	$-	-	$-	-
Outstanding at March 31, 2010	2,227,612	$0.62	94,382	$0.95	2,321,994
Granted	-	$-	-	$-	-
Exercised	-	$-	-	$-	-
Forfeited/Cancelled	-	$-	-	$-	-
Outstanding at June 30, 2010	2,227,612	$0.62	94,382	$0.95	2,321,994
Granted	-	$-	-	$-	-
Exercised	-	$-	-	$-	-
Forfeited/Cancelled	-	$-	-	$-	-
Outstanding at Sept 30, 2010	2,227,612	$0.62	94,382	$0.95	2,321,994

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

Valuation Assumptions

The Company values its stock-based payment awards granted using the Black-Scholes model, during the nine months ended September 30, 2010.  The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The Black-Scholes model requires the input of certain assumptions. The Company’s stock options have characteristics significantly different from those of traded options, and changes in the assumptions can materially affect the fair value estimates.

For the nine months ended September 30, 2010, the fair value of options granted were estimated at the date of grant using the Black-Scholes model with the following weighted average assumptions:

Expected terms (in years)	5.00
Volatility	19%
Risk-free interest rate	1.270%
Expected dividend rate	0.00%
Weighted average fair value	$ 0.80

The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding. The expected term is based on the observed and expected time to exercise and post-vesting cancellations of options by optionees.  The Company uses historical volatility in deriving its expected volatility assumption because it believes that future volatility over the expected term of the stock options is not likely to differ from the past.  The risk-free interest rate assumption is based on the 5-year U.S Treasury zero-coupon rate with a remaining term equal to the expected term used as the assumption in the model.  The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

As stock-based compensation expense recognized in the Statements of Operations for the nine months ended September 30, 2010 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. FASB ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. FASB ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company only records stock-based compensation expense for awards that are expected to vest. While the Company generally considers historical forfeitures in its estimates, judgment is also required in estimating the amount of stock-based awards that are expected to be forfeited. The Company’s estimates for forfeitures may differ from actual forfeitures. If actual results differ significantly from these estimates, stock-based compensation expense and its results of operations could be materially impacted when the Company records a true-up for the difference in the period that the awards vest. Forfeitures were estimated based on historical experience.  The Company adjusts stock-based compensation expense based on its actual forfeitures on an annual basis, if necessary. As of September 30, 2010, total unrecognized compensation cost related to stock-based awards granted to employees and non-employee directors was $119,347. This cost will be amortized on a ratable basis over a weighted-average vesting period of approximately four years.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The following table summarizes information about employee stock options outstanding under the Plan at September 30, 2010:

September 30, 2010
	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average remaining contractual life	Weighted average exercise price
$ 0.20 - $0.25	1,203,962	3.45	$ 0.25	963,962	3.43	$ 0.25
$ 0.50 - $1.00	812,825	1.74	$ 0.79	727,825	1.69	$ 0.78
$2.00	173,900	1.25	$ 2.00	143,900	1.37	$ 2.00
$2.50	36,925	2.81	$ 2.50	16,925	1.77	$ 2.50
	2,227,612			1,852,612

The following table summarizes information about non-employee stock options outstanding under the Plan at September 30, 2010:

September 30, 2010
	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average remaining contractual life	Weighted average exercise price
$ 0.20 - $0.25	900	3.42	$ 0.25	900	3.42	$ 0.25
$ 0.50 - $1.00	78,952	1.48	$ 0.75	58,945	1.98	$ 1.00
$2.00	12,250	0.67	$ 2.00	12,250	0.67	$ 2.00
$2.50	2,280	2.42	$ 2.50	2,280	2.42	$ 2.50
	94,382			74,375

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

Warrants

The following table summarizes the Company’s warrant activities for the period January 1, 2008 through September 30, 2010:

	Warrants	Weighted Average Exercise Price

Outstanding at January 1, 2008	566,419	$0.34
Granted	777,985	$0.05
Exercised	(120,000)	$0.01
Forfeited/Cancelled	-	$-
Outstanding at December 31, 2008	1,224,404	$0.19
Granted	384,166	$0.31
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at March 31, 2009	1,608,570	$0.22
Granted	1,256,777	$0.03
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at June 30, 2009	2,865,347	$0.14
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at September 30, 2009	2,865,347	$0.14
Granted	316,055	$0.80
Exercised	(125,000)	$0.01
Forfeited/Cancelled	(843,419)	$0.01
Outstanding at December 31, 2009	2,212,983	$0.29
Granted	291,000	$2.32
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at March 31, 2010	2,503,983	$0.52
Granted	21,000	$0.01
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at June 30, 2010	2,524,983	$0.52
Granted	21,000	$0.01
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at Sept 30, 2010	2,545,983	$0.51

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The following table indicates a summary of the significant terms of each of our warrants issued and outstanding as at September 30, 2010, and the accounting treatment of each:

	Date of Grant	Number of Shares Underlying Warrants	Exercise Price	Expiration Date	Weighted Average Remaining Life (Years)	Fair Value Expensed	Term of Expense (Years)

1	04/08/04	281,200	0.0005	4/8/2014	3.52	$78,643	1.00
2	4/15/2008	350,000	0.01	4/15/2013	3.29	$346,786	1.00
3	12/31/2008	280,485	0.01	12/31/2013	4.00	$277,957	Expensed upon issuance
4	6/30/2009	48,358	0.01	6/30/2014	4.50	$47,928	Expensed upon issuance
5	11/19/2008	100,000	0.01	11/19/2013	3.14	$99,098	Expensed upon issuance
6	5/7/2008	8,000	0.01	5/7/2013	2.60	$19,931	Expensed upon issuance
7	9/30/2008	7,000	0.01	9/30/2013	3.00	$6,940	Expensed upon issuance
8	02/16/05	5,000	0.10	2/16/2010	0.38	$3,686	Expensed upon issuance
9	3/31/2009	2,500	0.01	3/31/2014	3.50	$2,477	Expensed upon issuance
10	3/31/2009	5,000	0.01	3/31/2014	3.50	$4,954	Expensed upon issuance
11	12/31/2009	163,415	0.01	12/31/2014	4.95	$161,977	2.00	*
12	12/31/2009	52,640	0.01	12/31/2014	5.00	$52,178	Expensed upon issuance
13	3/31/2010	21,000	0.01	12/31/2014	4.25	$20,814	Expensed upon issuance
14	6/30/2010	21,000	0.01	6/30/2014	4.75	$20,809	Expensed upon issuance
15	9/30/2010	21,000	0.01	9/30/2015	5.00	$20,803	Expensed upon issuance
16	4/20/2009	100,000	1.00	4/20/2014	3.56	$43,039	Expensed upon issuance
17	5/18/2009	100,000	0.30	5/1/2014	3.63	$74,552	Expensed upon issuance
18	6/13/2009	30,000	0.59	6/13/2014	3.70	$17,161	Expensed upon issuance
19	6/15/2009	10,000	1.00	3/31/2014	3.50	$3,986	Expensed upon issuance
20	3/1/2009	283,333	0.30	3/1/2014	3.42	$280,750	Expensed upon issuance
21	3/1/2009	83,333	0.30	3/1/2014	3.92	$82,573	Expensed upon issuance
22	05/18/05	10,219	0.82	5/18/2010	-	$3,293	Expensed upon issuance
23	2/1/2009	10,000	1.00	2/1/2014	3.34	$4,563	Expensed upon issuance
24	12/1/2008	7,500	1.00	2/1/2013	2.34	$3,327	5.00
25	11/19/2008	25,000	1.00	11/19/2013	3.14	$10,959	Expensed upon issuance
26	01/27/06	100,000	0.82	1/27/2011	0.33	$37,179	Expensed upon issuance
27	12/10/09	100,000	2.50	12/10/2014	4.20	$25,614	0.75
28	08/10/07	50,000	1.00	8/10/2012	1.86	$57,434	5.00	**
29	03/26/10	270,000	2.50	3/26/2015	4.74	$1,358	0.75
		2,545,983

* This warrant relates to Sinacola Commercial and was issued pursuant to the 2009 RSA, and was expensed upon restatement of our audited financial statements for 2009.
** The original exercise price of this warrant was $2.00 per share. The exercise price was revised to $1.00 per share pursuant to the 2009 RSA.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 7 - INCOME TAXES

The Company adopted the provisions of ASC 740, “Accounting for Uncertainty in Income Taxes,” on January 1, 2008.

As of December 31, 2009 and 2008, the Company had net operating loss carry-forwards of approximately $8,009,996 and $6,804,181 respectively, which expire in varying amounts between 2017 and 2027.   Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carry-forward. The deferred tax asset related to this (and other) potential future tax benefits has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carry-forward period are revised.

Deferred income tax assets of $2,803,499 and $2,381,463 at December 31, 2009 and 2008 respectively were offset in full by a valuation allowance.

The components of the Company's net deferred tax assets, including a valuation allowance, are as follows:

Deferred Tax Assets	As of December 31, 2009	As of December 31, 2008
Net operating loss carry-forwards	$8,009,996	$6,804,181

Net deferred tax assets before valuation allowance	$2,803,499	$2,381,463
Less: Valuation Allowance	(2,803,499)	($2,381,463)
Net deferred tax assets	--	--

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. income tax rate to pre-tax loss is as follows:

	As of December 31, 2009	As of December 31, 2008
Statutory federal income tax	(35%)	(35%)
Change in valuation allowance on deferred tax assets	(35%)	(35%)

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in the above figures for the periods audited.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 8 – LICENSE AND SERVICE AGREEMENTS

During April 2004, the Company entered into a one-year agreement for the use of office space and common areas. The monthly payment under this license agreement varies based on the amount of space occupied. During the year ended December 31, 2005, the monthly payment ranged from $1,316 to $2,648. Upon the expiration of the one-year term, the license agreement continued on a month-to-month basis.

In connection with the execution of the license agreement during April 2004, the Company issued the licensor 281,200 warrants to purchase common stock of the Company at $0.0005 per share.

The fair value of these warrants was estimated to be $78,643 using a minimum value option pricing model with no volatility and the following assumptions: no dividend yield, life of 10 years and a risk-free interest rate of 4.21%. The fair value of the warrants was recorded as rent expense over the one-year term of the license agreement.

On March 26, 2010 the Company entered into a licensing agreement and a distribution agreement with a new distributor in South Africa, called Afritex Medical Products (Pty) Ltd. (“Afritex”), of which the president of the Company is also a stockholder.  The license agreement provides for the following: (a) Afritex received the rights to develop derivative products utilizing the Company’s intellectual property; and (b) Afritex agreed to pay OxySure an upfront, non-refundable license fee, as well as a royaly of 8% on all sales of derivative products.  The distribution agreement, on the other hand provided Afritex certain territorial exclusivity for the sale of existing OxySure products, as well as a minimum initial order commitment and an annual minimum order quantity commitment.  The following summarizes the combined terms of the agreements:

1.	Afritex agreed to pay the Company a one-time, upfront license fee in the amount of $225,000;
2.	Afritex agreed to pay a royalty of 8% of gross sales of all derivative products sold;
3.	Afritex agreed to make an initial purchase of $145,000 in existing OxySure products;
4.	Afritex committed to purchasing an annual minimum of $480,000 in existing OxySure products;
5.
Afritex received exclusive distribution rights for the following countries: South Africa, Angola, Botswana, Democratic Republic of Congo, Lesotho, Madagascar, Malawi, Mauritius, Mozambique, Namibia, Seychelles, Swaziland, Tanzania, Zambia, and Zimbabwe;

6.
The Company issued Afritex a convertible note in the amount of $270,000. The note is convertible into the Company’s common stock at a conversion rate of $1.00 per share, carries a 16% annual interest rate, and has a maturity of 270 days subsequent to issuance. The note is convertible into the common stock of the Company at any time on or before maturity, at the Company’s option; and

7.
The Company issued Afritex a warrant to purchase 270,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The warrant is exercisable in whole or in part at any time on or before March 26, 2015.  The fair value of these warrants was estimated to be $70,267 using a minimum value option pricing model with a volatility of approximately 55% and the following assumptions: no dividend yield, life of 5 years and a risk-free interest rate of 2.59%. The fair value of the warrants was recorded as a license expense in the quarter.

NOTE 9 – COMMITMENTS AND CONTINGENCY

Operating Lease – During 2007, the Company entered into a long-term non-cancelable lease for office space, which expires in 2012. In connection with the execution of this lease agreement, the Company received leasehold improvements totaling $324,000. The leasehold improvements are recorded as deferred rent and are being amortized as a reduction to rent expense of the lease term. Additionally, the Company issued 50,000 warrants in connection with the lease agreement.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 9 – COMMITMENTS AND CONTINGENCY (CONTINUED)

On December 10, 2009 the Company entered into a Rent Satisfaction Agreement (the “2009 RSA”) with its landlord, Sinacola Commercial Properties, Ltd. (“Sinacola”). In terms of the 2009 RSA, all of the Company’s prior deferred rents and other related obligations under its lease agreement, up to and including December 31, 2009 including, but not limited to, base rent, deferred rent, and its share of operating costs, are deemed to be satisfied in full.  The Company issued Sinacola two Promissory Notes pursuant to the 2009 RSA, as follows:

First Landlord Note:  The first note (the “First Landlord Note”) is a subordinated convertible note in the principal amount of $125,000. The First Landlord Note carries no interest and is convertible, at Sinacola’s option, into the common stock of the Company at an exercise price of $1.00 per common share on the maturity date.

Second Landlord Note:  The second note (the “Second Landlord Note”) is a subordinated convertible note in the principal amount of $126,407. The Second Landlord Note carries no interest and is convertible into the common stock of the Company at an exercise price of $1.50 per common share on the maturity date.  However, if the common stock has traded at $1.50 or above for four (4) consecutive weeks on a nationally recognized market (based on daily closing prices) then the Second Landlord Note is convertible at the Company’s option.  Please Note 4 – “Notes Payable.”

At September 30, 2010, future minimum lease payments under the non-cancelable operating lease for the years ended December 31, 2010, 2011, and 2012 were as follows:

2010	$49,106
2011	198,956
2012	177,188
$425,250

Rental expense for the nine months ended September 30, 2010 was $145,800 of which $139,426 was deferred.

Capital lease –The Company leases certain of equipments under capital lease agreements that expire at various dates through 2012. Capital lease obligations are included in other liabilities.

During 2006 the Company entered into a master lease agreement with a VenCore Solutions, LLC that allows the Company to lease up to $750,000 of equipment. This maximum amount available under this lease was subsequently increased to $805,000. The lease agreement requires a security deposit of 10% of the amount of each individual lease schedule, a payment of Series A Convertible Preferred Stock shares equal to 5% of the lease divided by $1.00, and 36 monthly payments of 3.33% of the lease. The Company has the option to purchase the equipment at the end of each lease term at the lesser of 12% of the original equipment cost or the fair market value.

During 2007, the Company entered into agreements with other finance companies to acquire equipment with interest rates ranging from 7% to 15% with five-year lease terms.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 9 – COMMITMENTS AND CONTINGENCY (CONTINUED)

Annual maturities of capital lease obligations at September 30, 2010 are as follows:
2010	338,971
2011	27,629
2012	22,909
2013	935
Total	390,444

Less amounts representing interest	(43,757)

Total	346,687

The Company’s gross amounts of assets recorded under capital leases by major class, and the related accumulated amortization is as follows:

Machinery & equipment	916,029.02
Less accumulated depreciation	(851,114.91)
Machinery & equipment, net	64,914.11

Computer equipment	3,707.00
Less accumulated depreciation	(3,707.00)
Computer equipment, net	-

Legal Proceedings

OxySure is not presently involved in any legal proceedings and was not involved in any such proceedings during the nine months ended September 30, 2010.

Indemnification

Under the indemnification provisions of the Company’s customer agreements, the Company agrees to indemnify and defend its customers against infringement of any patent, trademark, or copyright of any country or the misappropriation of any trade secret, arising from the customers’ legal use of the Company’s services. The exposure to the Company under these indemnification provisions is generally limited to the total amount paid by the customers under pertinent agreements. However, certain indemnification provisions potentially expose the Company to losses in excess of the aggregate amount received from the customer. To date, there have been no claims against the Company or its customers pertaining to such indemnification provisions and no amounts have been recorded.

General Policy

In considering ASC 450-20, including 450-20-03-1 and 450-20-25-3, the Company will recognize the loss contingency in the financial statements and discloses in the footnotes if it is probable the loss will incur and the amount of loss can be reasonably estimated. The Company will disclose in the notes (without recognizing in the financial statements) if it is reasonably possible that the loss will incur. No disclosure will be made if the Company determines the possibility of loss is remote.

NOTE 10 – RELATED PARTY TRANSACTIONS

As discussed in Note 4, “Notes Payable” of Notes to Reviewed Financial Statements, several of the notes payable are entered among related parties.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 10 – RELATED PARTY TRANSACTIONS (CONTINUED)

A summary of the related party financings as at September 30, 2010 is as follows:

	First Note	Second Note	Senior Note	Afritex Note	Other
Holder	Agave Resources, LLC(1)	JTR Investments, Limited(2)	JTR Investments, Limited(2)	Afritex Medical Products (Pty) Ltd.	Related Party
Amount	$750,000	$250,000	$615,300	$270,000	$25,350
Interest rate	0%	0%	0%	16%	0%
Maturity	April 15, 2012	April 15, 2012	December 31, 2011: $422,850(3) Current: $192,450	March 21, 2011(4)	Current

(1) Agave Resources, LLC is controlled by one of its Directors, Donald Reed.
(2) JTR Investments, Ltd. is a limited partnership controlled by its President and CEO, Julian Ross.
(3) Of the total amount outstanding on the Senior Note, $422,850 is due on December 31, 2011 provided that, in the event the company completes an equity event prior to December 31, 2011 then up to a maximum total of $500,000 is repayable upon and at the time of such equity event, including the current portion of the JTR Senior Note outstanding at the time of the equity event.
(4) The original maturity date of the Afritex Note was December 21, 2010 on which date the maturity date of the Afritex Note was amended to March 21, 2011.

Other than related parties Notes and the Senior Notes discussed in Note 4, “Notes Payable”, of Notes to Reviewed Financial Statements, the Company received additional $34,750 in advances from related parties as of September 30, 2010, of which a net amount of $9,400 has been repaid.

As the related parties offered non-interest bearing notes payable to the Company, the Company issued various warrants to its related parties; please refer to Note 4, “Notes Payable” for details.

NOTE 11 – NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of net basic and diluted net income (loss) per share:

	Nine months ended Sept 30,
	2010	2009 (Restated)

Net income (loss)	(852,375)	(1,965,172)
Shares used in computing basic per share amounts (weighted ave.)	15,721,883	15,520,574
Net income (loss) per share:
Basic and Diluted	$(0.05)	$(0.13)

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 12 – FAIR VALUE MEASUREMENTS

Effective January 1, 2009, the Company adopted new fair value accounting guidance. The adoption of the guidance was limited to financial assets and liabilities and did not have a material effect on the Company’s financial condition or results of operations.

The guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact business and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. The guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs to the valuation methodology that is significant to the measurement of fair value of assets or liabilities.

Assets Measured at Fair Value on a Recurring Basis

The following table presents the Company’s financial assets and liabilities that are measured at fair value on a recurring basis which were comprised of the following types of instruments as of September 30, 2010:

	Total	Level 1	Level 2	Level 3

Cash (1)	$15,737	$15,737	-	-
Total cash equivalents as of September 30, 2010	$15,737	$15,737	$-	$-

(1)	Included in Cash and cash equivalents on the Company’s Balance Sheet.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 13 – OFF BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

The Company has not entered into any transactions with unconsolidated entities whereby the Company has financial guarantees, subordinated retained interests, or other contingent arrangements that expose the Company to material continuing risks, contingent liabilities, or any other obligation under a variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the Company.

NOTE 14 – SEGMENT INFORMATION

The Company is organized as, and operates in, one reportable segment: the development and sale of specialty respiratory products. The Company’s chief operating decision-maker is its Chief Executive Officer. The Company’s Chief Executive Officer reviews financial information presented on a consolidated basis for purposes of evaluating financial performance and allocating resources, accompanied by information about revenue by geographic regions. The Company’s assets are primarily located in the United States of America and not allocated to any specific region and it does not measure the performance of its geographic regions based upon asset-based metrics. Therefore, geographic information is presented only for revenue. Revenue by geographic region is based on the ship to address on the customer order.

The following presents total revenue by geographic region for the nine month periods ended September 30, 2010 and 2009, and for the year ended December 31, 2009:

	Nine Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2010	2009	2009

Revenues:
United States - product sales	104,919	244,021	387,361
ROW - product sales	-	23,405	36,020
South Africa - License fees	225,000	-	-
Total revenues	329,919	267,426	423,381

Revenues during the nine months ended September 30, 2010 included a non-recurring revenue amount of $225,000 from a license agreement entered into with a South African company.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 15 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has been suffering from recurring loss from operations. Also, total notes payable has increased from $2,093,987 at December 31, 2009 to $2,588,085 at September 30, 2010.  The current notes payable has increased from $332,928 at December 31, 2009 to $827,026 at September 30, 2010. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis and/or obtain financing as may be required.  As of September 30, 2010 and December 31, 2009, the Company has incurred net losses from operations and had stockholders’ deficits of $10,405,300 and $9,552,925 respectively since inception.  The Company has a working capital deficit of approximately $1,468,457 as of September 30, 2010 and $703,364 as of December 31, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with reviewing or investigating any potential business ventures.  The Company may experience a cash shortfall and be required to raise additional capital. Historically, it has relied upon internally generated funds and funds from the sale of shares of stock and loans from its shareholders and private investors to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing.  The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

The Company has a series of plans to mitigate the going concern:

1.	The Company has aggressively and successfully trimmed its expenses.

2.
Management has a draw down provision in place – the JTR Senior Note, which allows the Company to draw down up to $750,000. As of September 30, 2010 the Company has approximately $134,700 available under this facility.

3.	The Company has recently concluded a $370,000 license agreement and distribution agreement with a new distributor in South Africa, which includes an annual commitment of $480,000 in sales.

4.	The Company has received $100,000 as a loan.

5.	The Company is in the process of filing an S-1 registration statement with the Securities & Exchange Commission, and plans to raise $5 million in a Direct Public Offering.

6.	The Company’s sales during the remainder of 2011 will be derived from existing markets (schools/districts, churches, commercial), government markets and international markets.

OXYSURE® SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
SEPTEMBER 30, 2010
(Unaudited)

NOTE 15 – GOING CONCERN (CONTINUED)

7.
International: The Company has received ANVISA approval in Brazil in March 2010. The Company has appointed a distributor in Brazil who is contracted to purchase a minimum of 3,000 units per annum to maintain exclusivity. In addition, the Company has concluded a significant distribution agreement in South Africa, and other countries are pending.

8.
The Company plans to add delivery capacity through additional distributors and resellers – the Company has approx. 22 in the US and management expects that to grow to approximately 30 by the end of 2011. In addition, the Company has three international distributors and it plans to increase that to approximately 6 by the end of 2011.

9.	The Company has migrated to selling solutions, thereby diversifying its revenue opportunities.

10.
Rent Satisfaction Agreement: The Company has concluded a rent satisfaction agreement with its landlord, which allowed it to refinance a total of $251,407 in rent expense. Please see Note 4 “Notes Payable - Sinacola Subordinated Convertible Notes”.

11.
The Company has successfully partnered with Vencore Solutions to defer its cash requirements for capital lease payments toward Vencore. Management expects that any amounts deferred will be satisfied in the future through a possible combination of cash, equity, and/or new debt obligations.

Sam Kan & Company 1151 Harbor Bay Pkwy., Suite 101 Alameda, CA 94502 Phone: 510.517.7874 Fax: 866.848.1224 http://www.skancpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
OxySure Systems, Inc.
Frisco, Texas

We have audited the accompanying balance sheets of OxySure Systems, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OxySure Systems, Inc. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 17 to the financial statements, the accompanying financial statements have been restated.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 15 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sam Kan & Company, LLC

February 10, 2011

Alameda, California

OXYSURE SYSTEMS INC.

 BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$73,077	$393
Accounts receivable, net of allowances for sales returns and allowance for doubtful accounts	36,365	3,401
Inventories	138,737	284,736
Prepaid expenses and other current assets	40,143	52,673
Total current assets	288,322	341,203

Property and equipment, net	518,976	921,860
Intangible assets, net	502,624	597,724
Other assets	13,132	32,415

TOTAL ASSETS	$1,323,054	$1,893,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$332,701	$342,594
Capital leases - current	326,057	275,343
Notes payable - current	332,928	383,204
Deferred revenue	-	91,207
Total current liabilities	991,686	1,092,348

Long-term liabilities
Capital leases	47,036	106,891
Notes payable	1,761,059	1,004,732
Total long-term liabilities	1,808,095	1,111,624

TOTAL LIABILITIES	2,799,781	2,203,971

COMMITMENTS AND CONTINGENCY (NOTE 9)

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0005 per share; 25,000,000 shares authorized
3,126,434 Series A convertible preferred shares issued and outstanding as of December 31, 2009 and 2008.	1,563	1,563
Common stock, par value $0.0004 per share; 100,000,000 shares authorized;
15,724,816 and 15,482,316 shares of voting common stock issued and outstanding as of December 31, 2009 and 2008 respectively.	6,290	6,193
Additional Paid-in Capital	8,068,345	7,091,475
Accumulated deficit	(9,552,925)	(7,410,000)

TOTAL STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME	(1,476,727)	(310,769)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,323,054	$1,893,202

See accompanying notes to financial statements

OXYSURE SYSTEMS INC.

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

	For the year ended December 31,
	2009 (RESTATED)	2008 (RESTATED)

Revenues, net	$387,361	$97,060
Cost of goods sold	194,518	50,433
Gross profit	192,843	46,626

Operating expenses
Selling, general and administrative	1,637,198	2,911,759
Loss from operating expenses	(1,444,355)	(2,865,133)

Other income (expenses)
Other income (expense)	-	33,323
Interest expense	(258,242)	(68,583)
Total other income (expenses)	(258,242)	(35,260)

Net loss	(1,702,597)	(2,900,393)

Accumulated deficit - beginning of the period	(7,410,000)	(4,508,980)
Prior period adjustments	(440,329)	(627)

Accumulated deficit - end of the period	$(9,552,925)	$(7,410,000)

Basic net income (loss) per common share	$(0.11)	$(0.19)
Diluted net income (loss) per common share	$(0.11)	$(0.19)

Weighted average common shares outstanding:
Basic	15,603,566	15,220,546
Diluted	15,603,566	15,220,546

See accompanying notes to financial statements

STATEMENT OF STOCKHOLDERS' EQUITY
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 (RESTATED)
(Expressed in US Dollars)

	Convertible
	Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Warrant issuance	Additional Paid In Capital - Preferred Stock	Additional Paid In Capital - Warrants and Options	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

Balance, January 1, 2008	3,143,237	1,572	15,050,316	6,020	-	3,189,405	710,863	1,815,004	(4,508,980)	1,213,884

- Common Stock warrants exercised			120,000	48			1,152			1,200
- Common Stock options exercised			35,000	14			8,736			8,750
- Common Stock issued for cash			10,000	4				24,996		25,000
- Common Stock issued for cash			5,000	2				12,498		12,500
- Common Stock issued for cash			5,000	2				12,498		12,500
- Common Stock issued for cash			20,000	8				49,992		50,000
- Common Stock issued for cash			50,000	20				30,980		31,000
- Common Stock issued for cash			30,000	12				29,988		30,000
- Common Stock issued for cash			50,000	20				49,980		50,000
- Common Stock issued for cash			20,000	8				19,992		20,000
- Common Stock issued for cash			5,000	2				4,998		5,000
- Common Stock issued for cash			17,000	7				16,993		17,000
- Common Stock issued for cash			25,000	10				24,990		25,000
- Common Stock issued for cash			25,000	10				24,990		25,000
- Common Stock issued for cash			10,000	4				9,996		10,000
- Common Stock issued for cash			5,000	2				4,998		5,000
- Preferred Series A stock returned in legal settlement	(25,000)	(13)								(13)
- Preferred Series A stock sold for cash	8,197	4				24,996				25,000
- Common Stock warrants issued for community grant							10,959			10,959
- Common Stock options issued for compensation							89,957			89,957
- Common Stock warrants and options issued for services							143,687			143,687
- Common Stock Warrants issued in connection with convertible loans							778,827			778,827
- Prior period adjustment: correction to accounting error									(627)	(627)
Net loss for year ending December 31, 2008									(2,900,393)	(2,900,393)

Balance as of December 31, 2008	3,126,434	1,563	15,482,316	6,193	-	3,214,401	1,744,181	2,132,893	(7,410,000)	(310,769)

See accompanying notes to financial statements

	Convertible
	Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Warrant issuance	Additional Paid In Capital - Preferred Stock	Additional Paid In Capital - Warrants and Options	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

- Common Stock issued for cash			35,000	14				34,986		35,000
- Common Stock issued for cash			25,000	10				24,990		25,000
- Common Stock issued for cash			7,500	3				7,497		7,500
- Common Stock issued for cash			50,000	20				49,980		50,000
- Common Stock warrants exercised			125,000	50			1,200			1,250
- Common Stock warrants issued for investor relations, net of cancellations							123,909			123,909
- Common Stock options issued for compensation							133,604			133,604
- Common Stock options and warrants issued for services							515,286			515,286
- Common Stock Warrants issued for cash					167,750					167,750
- Common Stock Warrants issued in connection with convertible loans							595,349			595,349
- Prior period adjustment: correction to accounting error							(677,681)		(440,329)	(1,118,010)
Net Loss for year ending December 31, 2009									(1,702,597)	(1,702,597)

Balance as of December 31, 2009	3,126,434	1,563	15,724,816	6,290	167,750	3,214,401	2,435,848	2,250,346	(9,552,925)	(1,476,727)

See accompanying notes to financial statements

OXYSURE SYSTEMS INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009 (RESTATED)	2008 (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,702,597)	$(2,900,393)
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	421,040	439,587
Amortization	29,566	47,754
Impairment of intangible assets	100,978	-
Prior period adjustment	(1,117,383)	(627)
Decrease in Deferred Rent	185,272	-
Issuance of common stock options to employees as compensation	133,604	89,957
Issuance of common stock options and warrants in exchange for services	639,195	143,687
Issuance of common stock options and warrants in connection with corporate social responsibility grants	-	10,959
Issuance of common stock warrants in connection with convertible loans	595,349	677,681
Decrease in fair value of warrant liabilities	(1,704)	-
Changes in deferred financing charges	100,105	-
Changes in current assets and liabilities
Accounts receivable	(32,964)	(5,204)
Inventory	145,999	(164,559)
Prepaid expenses and other current assets	(153,459)	29,305
Accounts payable and accrued liabilities	(9,891)	(108,793)
Deferred revenue	(91,207)	91,207

NET CASH USED IN OPERATING ACTIVITIES	(758,097)	(1,649,439)

CASH FLOWS FROM INVESTING ACTIVITIES
Other assets	(10,998)	-
Purchases of property and equipment	(18,156)	(92,317)

NET CASH USED IN INVESTING ACTIVITIES	(29,154)	(92,317)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds	582,577	1,306,717
Payment of capital leases	(9,142)	(237,262)
Issuance of Preferred Stock	-	24,987
Issuance of Common Stock	117,550	318,062
Proceeds from exercise of common stock options and warrants	1,200	9,887
Proceeds from issuance of warrants	167,750	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	859,935	1,422,391

Net decrease in cash and cash equivalents	72,684	(319,365)

Cash and cash equivalents, at beginning of period	393	319,758

Cash and cash equivalents, at end of period	$73,077	$393

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$48,244	$68,583
Income taxes	$-	$-

Supplemental non-cash investing and financing activities:
Notes payable issued in connection with rent satisfaction agreement	$251,407	$-
Issuance of common stock warrants in connection with convertible loans	$595,349	$778,827

See accompanying notes to financial statements

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of OxySure® Systems, Inc. (“OxySure” or the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Business– OxySure® Systems, Inc. (the “Company” or “OSI”) was incorporated on January 15, 2004 as a Delaware corporation. The Company is located in Frisco, Texas and is a medical technology company focused on the design, manufacture and distribution of specialty respiratory products.  The Company and its founder have developed a unique catalytic process and methodology to generate medically pure (USP) oxygen instantly from two dry, inert powders. The Company has been issued seven patents on this technology, and it has several additional patents pending. On December 9, 2005, the Company received approval from the Food and Drug Administration (510K, Class II) for its first product utilizing this technology. This product is referred to as the OxySure® Portable Emergency Oxygen System, Model 615, (or Model 615 for short) and the FDA approval is for over-the-counter purchase (without the need of a prescription).

The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

On July 19, 2004, the Company affected a 1-for-5 reverse stock split of the Company’s common stock. All share numbers and common stock numbers, including stock options and warrants, have been retroactively adjusted to reflect the reverse stock split.

While the Company has effectively managed its working capital deficit the going concern risk remains an issue for the company to manage.  The Company has implemented, and plans to further implement several different strategies in order to help the Company ease the going concern issue.  Refer to Note 15, “Going concern” of Notes to Reviewed Financial Statements for a partial list of the Company’s plans to mitigate the going concern issue.

Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded; and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition of the Company.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

Revenue Recognition - The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured.  Revenues are recognized from product sales, net of discounts and rebates.  This revenue recognition policy is applied to both customers and distributors.

The Company records estimated reductions to revenue for customer incentive offerings, discounts and sales returns allowance in the same period that the related revenue is recognized. The customer incentive offerings primarily involve volume rebates for its products in various target markets. If market conditions were to decline, it may take actions to increase customer incentive offerings, possibly resulting in an incremental reduction of revenue at the time the incentive is offered.  Moreover, the Company also offers discounts to customers who purchase the products in large volume and the discounts result in a reduction of revenue at the time when the discounts are offered.

Fees from licensees desiring to manufacture and distribute the Company’s products or derivative products using the Company’s intellectual property include initial license fees and royalties.  Initial license fees are generally recognized upon granting of the license to the licensee.  Royalties are recognized in the period earned.

Deferred Revenue and Income - The Company defers revenue and income when advance payments are received from customers before performance obligations have been completed and/or services have been performed. Deferred revenue and income do not include amounts from products delivered to distributors that the distributors have not yet sold through to their end customers.  Deferred Revenue was $0 and $91,207 for the years ended December 31, 2009 and 2008 respectively.

Cash and Cash Equivalents - Cash consists of all highly liquid investments purchased with maturity of three months or less to be cash equivalents. Cash and cash equivalents may at times exceed Federally-insured limits. To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Inventory – The Company’s inventory consists of raw material components for its portable oxygen systems as well as completed products and accessories.   Inventories are computed using the lower of cost or market, which approximates actual cost on a first-in-first-out basis. Inventory components are work-in-process and finished goods. Finished goods are reported as inventories until the point of title transfer to the customer. The Company writes down its inventory value for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. These factors are impacted by market and economic conditions, technology changes, new product introductions and changes in strategic direction and require estimates that may include uncertain elements. Actual demand may differ from forecasted demand, and such differences may have a material effect on recorded inventory values.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk – The Company sells all of its products throughout North America.  Sales to its recurring customers are generally granted on net 30-day credit terms. The Company performs periodic credit evaluations of its recurring customers and generally do not require collateral.  An allowance for doubtful accounts is maintained for potential credit losses, which losses historically have not been significant.

The Company invests its cash in deposits and money market funds with major financial institutions.  The Company places it cash investments in instruments that meet high credit quality standards, as specified in its investment policy guidelines. These guidelines also limit the amount of credit exposure to any one issue, issuer or type of instrument.

Fair Value of Financial Instruments - The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable and accounts payable.  The Company believes that the recorded values of all of its other financial instruments approximate their fair values because of their nature and respective maturity dates or durations.

Property and Equipment – Property and equipment are recorded at cost with depreciation and amortization provided over the shorter of the remaining lease term or the estimated useful life of the improvement ranging from three to seven years. Renewals and betterments that materially extend the life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. Furniture and fixtures are depreciated over five years. Machinery and equipments are depreciated over five to seven years. Software is depreciated over three years.  Leasehold improvements are computed using the shorter of the estimated useful lives of the assets or the lease terms.  Depreciation expense was $421,040 and $439,587 for the years ended December 31, 2009 and 2008, respectively.

Other Long-Lived Assets – The Company has two types of intangible assets – patents and trademarks.  Intangible assets are carried at cost, net of accumulated amortization.  Amortization expense was $29,566 and $47,754 for the years ended December 31, 2009 and 2008, respectively.

Intangible assets with definite useful lives and other long-lived assets are tested for impairment if certain impairment indicators are identified.  Management evaluates the recoverability of its identifiable intangible assets in accordance with applicable accounting guidance, which requires the assessment of these assets for recoverability when events or circumstances indicate a potential impairment exists. Certain events and circumstances the Company considered in determining whether the carrying value of identifiable intangible assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in its business strategy.  In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.  If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the year ended December 31, 2009, management determined that some of the existing patents cannot be used in future product developments and projected that no future revenues can be generated from the existing patents.  As a result, during the year ended December 31, 2009, the Company recognized a $100,978 impairment loss on patents and the entire $100,978 was recorded under “Selling, general and administrative”.  See Note 3, “Intangible Assets,” for the details of long-lived assets in years 2009 and 2008.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Doubtful Accounts - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments.  The Company periodically reviews these allowances, including an analysis of the customers’ payment history and information regarding the customers’ creditworthiness.  Actual write-offs have not been materially different from the estimated allowance.

Research and Development Costs – Costs associated with the development of the Company’s products are charged to expense as incurred. $9,287 and $30,241 were incurred in the years ended December 31, 2009 and 2008, respectively.

Income Taxes - The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s Consolidated Financial Statements, but have not been reflected in the Company's taxable income.  A valuation allowance has been established to reduce deferred tax assets to their estimated realizable value.  Therefore, the Company provides a valuation allowance to the extent that the Company does not believe it is more likely than not that it will generate sufficient taxable income in future periods to realize the benefit of its deferred tax assets.  The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense.

Warrant Liability - The Company has issued warrants to purchase shares of its common stock. Because some of the common stock warrants are potentially redeemable under certain change in control provisions or include certain variable terms outside of our control, these common stock warrants are also recorded at fair value and are subject to remeasurement at each balance sheet date with any changes in fair value being recognized as a component of other income (expense), net in the consolidated statements of operations. We will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of a deemed liquidation event, or until redemption can no longer be triggered by a deemed liquidation event. At that time, the portion of the warrant liability related to the common stock warrants carried as liabilities will be reclassified to common stock or additional paid-in capital.

Stock-Based Compensation – The Company accounts for share-based payments, including grants of stock options to employees, consultants and non-employees; moreover, the Company issues warrants to the consultants and related parties.  The Company is required to estimate the fair value of share-based awards and warrants on the date of grant. The value of the award is principally recognized as expense ratably over the requisite service periods. The Company has estimated the fair value of stock options and warrants as of the date of grant or assumption using the Black-Scholes option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and that are freely transferable.  The Black-Scholes model requires the input of certain assumptions.  Changes in the assumptions used in Black-Scholes model can materially affect the fair value estimates. The Company evaluates the assumptions used to value stock options on an annual basis. The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The expected term is based on the observed and expected time to exercise and post-vesting cancellations of options by employees.  Upon the adoption of the accounting guidance, the Company continued to use historical volatility in deriving its expected volatility assumption as allowed under GAAP because it believes that future volatility over the expected term of the stock options is not likely to differ materially from the past. The risk-free interest rate assumption is based on 5-year U.S Treasury zero-coupon rates appropriate for the expected term of the stock options. The expected dividend assumption is based on the history and expectation of dividend payouts.  The fair values generated by the Black-Scholes model may not be indicative of the actual fair values of the equity awards, as the Company does not consider other factors important to those awards to employees, such as continued employment, periodic vesting requirements and limited transferability.  The amount of stock based compensation expenses is net of an estimated forfeiture rate, which is also based on historical data. For the years ended December 31, 2009 and 2008, stock based compensation expense was approximately $133,604 and $89,957, respectively, which consisted primarily of stock-based compensation expense related to stock options recognized under GAAP issued to the employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided. For the years ended December 31, 2009 and 2008, stock based compensation expense was approximately $556,863 (net of prior year adjustments) and $933,473, respectively, which consisted primarily of stock-based compensation expense related to stock options and warrants recognized under GAAP issued to consultants and other non-employees.

Shipping and Handling Costs - Shipping and handling charges to customers are included in net revenues, and the associated costs incurred are recorded in cost of revenues.

Advertising Costs - Advertising costs are charged to operations when incurred.  During in the years ended December 31, 2009 and 2008 the Company incurred $47,164 and $50,082 respectively in advertising and promotion costs.

Litigation and Settlement Costs - Legal costs are expensed as incurred. The Company records a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) accrue the best estimate within a range of loss if there is a loss or, when there is no amount within a range that forms a better estimate, the Company will accrue the minimum amount in the range. The Company is not presently involved in any legal proceedings, litigation or other legal actions.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share - Basic loss per share, which excludes antidilutive securities, is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding for that particular period. In contrast, diluted loss per share considers the potential dilution that could occur from other equity instruments that would increase the total number of outstanding shares of common stock. Such amounts include shares potentially issuable under outstanding options, warrants, convertible preferred stock and convertible notes. A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share follows:

	Year ended December 31,
	2009	2008
Historical net loss per share:

Numerator
Net loss, as reported	(1,715,594)	(2,900,393)
Less: Effect of amortization of interest expense on convertible notes	-	-
Net loss attributed to common stockholders (diluted)	(1,715,594)	(2,900,393)

Denominator
Weighted-average common shares outstanding	15,603,566	15,220,546
Effect of dilutive securities	-	-
Denominator for diluted net loss per share	15,603,566	15,220,546
Basic and diluted net loss per share	$(0.11)	$(0.19)

The following outstanding optios, warrants, convertible preferred shares and convertible note shares were excluded from the computation of basic and diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect.

	Year ended December 31,
	2009	2008

Options to purchase common stock	2,141,994	1,888,991
Warrants to purchase common stock	2,212,983	1,224,404
Common shares issuable upon conversion of convertible preferred stock	3,814,249	3,814,249
Convertible note shares outstanding	1,336,005	887,367

Reclassifications - Certain financial statement items have been reclassified to conform to the current year’s presentation. These reclassifications had no impact on previously reported net loss.

Recent Accounting Pronouncements
In April 2009, the FASB issued an update to ASC 820, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales.  This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009.  The adoption did not have a material impact on the Company’s consolidated financial statements.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In May 2009, the FASB issued ASC 855, “Subsequent Events”.  ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009.  The Company adopted this standard as of June 30, 2009; however, the adoption of ASC 855 had no impact to the Company’s consolidated financial statements.

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  This new standard also requires additional disclosures about an enterprise’s involvement in variable interest entities. The Company adopted this pronouncement on January 1, 2010 but there was no significant impact on its financial statements.

In June 2009, the FASB issued ASC 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”.  ASC 105 establishes the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff.  It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas.  The Codification was adopted on July 1, 2009 for the Company’s financial statements for the year ended December 31, 2009.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 2 -- BALANCE SHEET COMPONENTS

	December 31,
	2009	2008

Cash and cash equivalents:
Cash	$73,077	$393
Total cash and cash equivalents	$73,077	$393

Inventories:
Finished goods	$128,317	$262,042
Work in process	10,420	22,694
Total inventories	$138,737	$284,736

Accounts Receivable, net of allowances	$36,365	$3,401

Property and equipment, net:
Machinery and equipment	$930,367	$919,017
Leasehold improvements	547,855	547,855
Computer equipment and furniture and fixtures	186,406	179,738
Software	10,626	10,489
	1,675,255	1,657,099
Accumulated depreciation and amortization	(1,156,279)	(735,239)
Total property and equipment, net	$518,976	$921,860

Accounts payable and accrued expenses
Deferred rent	170,771	232,873
Accounts payable	108,157	95,764
Accrued interest	39,817	-
Other accrued liabilities	13,956	13,957
Total accounts payable and accrued expenses	$332,701	$342,594

NOTE 3 – INTANGIBLES ASSETS

The Company has two types of intangible assets: patents and trademarks.  The Company capitalizes expenditures associated with patents and trademarks related to the Company’s various technologies. Capitalized costs include amounts paid to third parties for legal fees, application fees and other direct costs incurred in the filing and prosecution of patent and trademark applications. These assets are amortized on a straight-line method over their legal life.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 3 – INTANGIBLES ASSETS (CONTINUED)

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable in accordance with applicable accounting guidance. During the year ended December 31, 2009, due to the change in business strategy, the Company determined that some of its existing patent applications cannot be used in future product developments and expected that no future revenues can be generated from those patents.  Consequently, the Company wrote off $100,978 related to patents abandoned under “Selling, general and administrative” in the Statement of Operations and Accumulated Deficit for the year ended December 31, 2009.

On January 15, 2004, the Company executed an Asset Purchase and Stock Transfer Agreement with entities controlled by the founder of the Company. In connection with this agreement, the Company acquired certain assets, including certain rights, title and interest to intellectual property, relating to the oxygen method and apparatus, developed by the founder of the Company prior to January 15, 2004.  As consideration for the purchase, the Company issued 14,000,000 shares of common stock and a promissory note for $150,000 to these entities. The common stock was valued at $7,000 using the par value of the common stock on the date of issuance, which approximates these entities’ basis (which is not indicative of fair value). The non-recourse promissory note bore interest at 6.5% per annum and was paid in full during 2006.

The carrying values of the Company’s amortized acquired intangible assets as of the December 31, 2009 and 2008, respectively, are as follows:

	December 31, 2009			December 31, 2008
	Gross	Accumulated Amortization and write off	Net	Gross	Accumulated Amortization and write off	Net

Patents	$608,642	$(151,741)	$456,901	$608,642	$(45,643)	$562,999
Trademarks	45,723	-	45,723	35,204	(479)	34,725
Total	$654,365	$(151,741)	$502,624	$643,846	$(46,122)	$597,724

As of December 2009, the Company estimates the future amortization expense of the intangible assets for December 31, 2010, 2011, 2012 and 2013, to be as follows:

2010	$29,566
2011	29,566
2012	29,566
2013	29,566
Thereafter	384,360
$502,624

Due to the nature of the intangible assets, the Company has amortized the cost of the patents and trademarks over their estimated useful lives. The nature of the estimate did not change from 2008 to 2009. Of the net amount of $502,624 in intangible assets as of December 31, 2009, approximately 90.9% is in patents and 9.1% is in trademarks.  Of the total amount for patents, $157,000 was acquired from entities controlled by the founder of the Company in January 2004. The remaining $345,624 represents amounts paid to third parties for legal fees, application fees and other direct costs incurred in the filing and prosecution of patent and trademark applications, net of amortization and impairment.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 4 – NOTES PAYABLE

The Company has issued warrants for the purchase of shares of the Company’s restricted common stock in connection with raising equity and debt financing and for other professional services.  The fair value of warrants issued is determined in accordance with Codification topic 470-20.

Frisco Note. On April 3, 2007 the Company entered into a note agreement with the City of Frisco, Texas for $243,000 pursuant to an economic incentive package provided through the Frisco Economic Development Corporation. The note requires varying annual principal payments through August 2012.  The note is non-interest bearing; however, interest has been imputed at 12.18% per annum. The unamortized discount at December 31, 2009 is $66,198. Individual annual payments will be forgiven if certain performance targets are achieved which include the number of full time employees, square feet occupied and taxable value of business and personal property in the City of Frisco. The first annual payment for 2008 in the amount of $30,000 was forgiven and the Company recognized the entire $30,000 under “Other income” in the Statement of Operations and Accumulated Deficit for the year ended December 31, 2008.  The Company did not achieve the performance targets so that there was no incentive from the City of Frisco for the year ended December 31, 2009. The balance of the note payable to the City of Frisco as at December 31, 2009 is $213,000.

Agave/JTR Subordinated Notes.   During March 2008, the Company completed a $1 million financing package consisting of a promissory note for $750,000 (“First Note”) and a promissory note with a draw down provision for $250,000 (“Second Note”) (collectively, the “Notes”). The Notes are subordinated notes and are due and payable on the earlier of (i) completion of the next financing round completed by the Company or (ii) one year after the Notes are issued. In March 2009 the First Note and the Second Note were modified by extending the maturity date in each case to April 15, 2010. On December 31, 2009, the First Note and the Second Note were further modified by extending the maturity date in each case to April 15, 2011.  In August 2010, First Note and the Second Note were further modified by extending the maturity date in each case to April 15, 2012. The holder of the First Note is Agave Resources, LLC (“Agave”), and the President of Agave is Donald Reed, one of our Directors.  In connection with the First Note, on April 15, 2008 Agave was also issued penny warrants to purchase 350,000 shares of common stock.  The warrants are immediately exercisable and expire on April 15, 2013.  The holder of the Second Note is JTR Investments, Limited (“JTR”) a company controlled by Julian T. Ross, the Company’s founder.

As at December 31, 2008 the maximum of $250,000 has been drawn against the Second Note.  In connection with the Second Note, on December 31, 2008 JTR was also issued penny warrants to purchase 116,667 shares of common stock.  Both Notes are non-interest bearing.  The basis for issuing penny warrants in connection with the First Note and the Second Note include, but are not limited to, the fact that no interest is payable on the Notes, the Company’s ability to attract new investment at the time, market conditions and other factors.  Given these factors, the Board of Directors has deemed the terms of these transactions to be fair.  No third party fairness opinion was obtained in relation to these transactions.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 4 – NOTES PAYABLE (CONTINUED)

Conversion Rights: At any time on or prior to the Maturity Date, at the option of the Company in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of these Notes may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price which shall be $1.50 per Optional Conversion Share.

As of December 31, 2009, the fair value of the shares underlying the warrant issued to Agave pursuant to the $750,000 First Note was estimated to be $346,786 using the Black-Scholes pricing model with a volatility of 55% and the following assumptions: no dividend yield, exercise price of $0.01 per share, $1.00 current price of the underlying per share, life of 3.3 years and a risk-free interest rate of 2.61% based on the 5-year zero coupon rate. In accordance with ASC 470-20, Debt with conversions and other options, the proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the subordinated convertible promissory notes, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit of $346,786 provided to the holders of the notes.  The Company recorded interest expenses in the amounts of $245,640 and $101,146 for the years ended December 31, 2009 and December 31, 2008, respectively.

JTR Senior Note. In July, 2008, JTR agreed to provide the Company with additional working capital to fund continuing operations (the “Senior Note Interim Funding”).  On November 1, 2008 the Board agreed with JTR on the terms of a loan with a draw down provision of up to $750,000.  This is a Senior Note (the “Senior Note”) with no interest payable.  All amounts advanced by JTR during the Senior Note Interim Funding are draw downs on the Senior Note.  In connection with the Senior Note, the Company will issue .47 penny warrants for every dollar drawn under this facility.  As of December 31, 2009 and 2008 the outstanding balances under the Senior Note were $538,700 and $331,050 respectively.  As of December 31, 2009 and 2008 the number of penny warrants issued to JTR pursuant to the Senior Note was 264,817 and 163,819 respectively.  The basis for issuing penny warrants in connection with the Senior Note include, but are not limited to, the fact that no interest is payable on the note, its ability to attract new investment at the time, market conditions, the terms previously agreed to in connection with the First Note and Second Note, and other factors.  Given these factors, the Board of Directors has deemed the terms of this transaction to be fair.  No third party fairness opinion was obtained in relation to this transaction.

Conversion Rights: At any time on or prior to the Maturity Date, at the option of the Company in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of this Note may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price which shall be $1.50 per Optional Conversion Share.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 4 – NOTES PAYABLE (CONTINUED)

As of December 31, 2008, the fair value of the shares underlying the warrants issued to JTR pursuant to the Second Note and Senior Note was estimated to be $277,957 using the Black-Scholes pricing model with a volatility of 55% and the following assumptions: no dividend yield, exercise price of $0.01 per share, $1.00 current price of the underlying per share, life of 4 years and a risk-free interest rate of 2.61% based on the 5-year zero coupon rate. As of December 31, 2009, the fair value of the shares underlying the warrants issued to JTR pursuant to advances during 2009 under the Senior Note was estimated to be a total of $100,105 using the Black-Scholes pricing model with a volatility of 55% and the following assumptions: no dividend yield, exercise price of $0.01 per share, $1.00 current price of the underlying per share, aggregate (of 2 tranches) life of 4.75 years and a risk-free interest rate of 2.61% based on the 5-year zero coupon rate. The proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the convertible promissory notes, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit of $277,957 in 2008 and $100,105 in 2009 provided to the holders of the notes.  The Company recorded interest expenses in the amounts of $100,105 and $277,957 for the years ended December 31, 2009 and December 31, 2008, respectively.

Alcedo Subordinated, Convertible Note.  On December 10, 2009 the Company entered into a Note Purchase Agreement with the Tony & Judy Alcedo Family Trust (“Alcedo Trust”). The Company received $100,000 in cash from the Alcedo Trust, in exchange for a Subordinated Convertible Note with a face amount of $100,000 (the “Alcedo Note”). The Alcedo Note bears interest at a rate of 16% per annum, and matures on September 6, 2010. The Alcedo Note is convertible into the common stock, at the option of the Company on or before September 6, 2010, at a conversion price of $1.00 per share, in accordance with the following:

Maturity Date: The then outstanding Principal Amount, together with accrued and unpaid interest thereon as set forth above, or the Optional Conversion Shares (as described below) as the case may be, shall become due on the 270th Day subsequent to December 10, 2009 (the "Maturity Date").

Conversion Rights: At any time on or prior to the Maturity Date, at the option of the Company in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of this Note may be converted (the "Optional Conversion") into a number of shares of the Company’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price which shall be $1.00 per Optional Conversion Share.

In addition to the Alcedo Note, the Company issued the Alcedo Trust 100,000 warrants pursuant to the Note Purchase Agreement.  The warrants are exercisable into the common stock of the Company at an exercise price of $2.50 per share, and expire on December 10, 2014.

As of December 31, 2009, the fair value of the warrants issued to Alcedo Trust pursuant to the Alcedo Note was estimated to be $25,693 using the Black-Scholes pricing model with a volatility of 55% and the following assumptions: no dividend yield, exercise price of $2.50 per share with a $1.00 current price of the underlying per share, life of 4.95 years and a risk-free interest rate of 2.61% based on the 5-year zero coupon rate.  The proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the subordinated convertible promissory notes, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit of $25,693 provided to the holders of the notes.  The Company recorded interest expenses of $1,998 for the year ended December 31, 2009.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 4 – NOTES PAYABLE (CONTINUED)

Sinacola Subordinated Convertible Notes. On December 10, 2009 the Company entered into a Rent Satisfaction Agreement (the “2009 RSA”) with its landlord, Sinacola Commercial Properties, Ltd. (“Sinacola”). In terms of the 2009 RSA, all of the Company’s outstanding rent obligations under its lease agreement, up to and including December 31, 2009 including, but not limited to, base rent, deferred rent, and its share of operating costs, are deemed to be satisfied in full.

The Company issued Sinacola two Promissory Notes pursuant to the 2009 RSA, as follows:

First Landlord Note:  The first note (the “First Landlord Note”) is a subordinated convertible note in the principal amount of $125,000. The First Landlord Note carries no interest and is convertible, at Sinacola’s option, into the common stock of the Company at an exercise price of $1.00 per common share on the maturity date.

Second Landlord Note:  The second note (the “Second Landlord Note”) is a subordinated convertible note in the principal amount of $126,407. The Second Landlord Note carries no interest and is convertible into the common stock of the Company at an exercise price of $1.50 per common share on the maturity date.  However, if the common stock has traded at $1.50 or above for four (4) consecutive weeks on a nationally recognized market (based on daily closing prices) then the Second Landlord Note is convertible at the Company’s option.

Maturity Date – Each of the First Landlord Note and the Second Landlord Note has a maturity date defined as follows:

The then outstanding Principal Amount shall become due and payable on the earlier to occur of: (i) December 31, 2011; or (ii) the closing of the next equity financing round (the “Equity Event”) completed by the Company (in each case, the "Maturity Date"); provided that; (a) if the Equity Event is in an amount exceeding $1,000,000 but less than $1,500,000, then only 20% of the Principal Amount shall be due and payable; (b) if the Equity Event is in an amount exceeding $1,500,000 but less than $2,000,000, then only 40% of the Principal Amount shall be due and payable; (c) if the Equity Event is in an amount exceeding $2,000,000 but less than $3,000,000, then only 60% of the Principal Amount shall be due and payable; (d) if the Equity Event is in an amount exceeding $3,000,000 but less than $4,000,000, then only 80% of the Principal Amount shall be due and payable; (e) if the Equity Event is in an amount exceeding $4,000,000, then 100% of the Principal Amount shall be due and payable. For any partial Principal Amount paid under (ii) (a) - (ii) (d) above, the balance of the outstanding Principal Amount would continue to be due and payable on the earlier to occur of this (i) or (ii) (a-e) above.  In the event of a partial payment, any subsequent payment resulting from an Equity Event shall be based on the percentage of the original Principal Amount and not a percentage of the outstanding Principal Amount after a partial payment under this maturity provision.

The Company also issued Sinacola with 163,415 penny warrants pursuant to the 2009 RSA (the “New Landlord Warrant”).  The New Landlord Warrant is convertible into 163,415 shares of its common stock, and is exercisable in whole or in part at any time on or before December 31, 2014 at an exercise price of $.01 per share.  In addition, the Company agreed to modify that certain prior warrant issued to Sinacola on August 23, 2007 (the “First Landlord Warrant”).  The First Landlord Warrant provided for Sinacola to purchase 50,000 shares of common stock on or before March 1, 2012 at an exercise price of $2.00 per share.  Pursuant to the 2009 RSA the exercise price of the First Landlord Warrant was modified to $1.00 per share, while all other terms and conditions remained the same.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 4 – NOTES PAYABLE (CONTINUED)

As of December 31, 2009, the fair value of the warrants issued to Sinacola pursuant to the First Landlord Note and the Second Landlord Note was estimated to be $161,977 using the Black-Scholes pricing model with a volatility of 55% and the following assumptions: no dividend yield, exercise price of $0.01 per share with a $1.00 current price of the underlying per share, life of 4.95 years and a risk-free interest rate of 2.61% based on the 5-year zero coupon rate.  The proceeds from the notes were allocated based on the relative fair values of the note without the warrants issued in conjunction with the notes and of the warrants themselves at the time of issuance.  The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note.  Additionally, as a result of issuing the warrants with the subordinated convertible promissory notes, a beneficial conversion charge was estimated to be recorded as interest expense reflecting the incremental intrinsic value benefit of $161,977 provided to the holders of the notes.  The Company recorded interest expenses of $6,749 for the year ended December 31, 2009.

Because the common stock warrants are potentially redeemable for cash under certain change in control provisions or include certain variable terms outside of our control, the common stock warrants are recorded at fair value and are subject to remeasurement at each balance sheet date with any changes in fair value being recorded as adjustments to additional paid in capital and current notes payable.

As of December 31, 2009, the common stock warrants (issued in connection with convertible notes) had not been exercised and were still outstanding.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 4 – NOTES PAYABLE (CONTINUED)

The Company determined the fair value of the common stock warrants during year ended using the Black-Scholes option-pricing model with the following assumptions:

				Fair value assumptions
Date	Activity Description	Warrants issued	Warrants' Fair Value at 12/31/2009	Expected remaining warrant terms (years)	Risk-free interest rate	Volatility
4/15/2008	Enter into $750,000 subordinated convertible promissory note	350,000	346,786	3.3	2.61%	55%
12/31/2008	Enter into a total of $581,050 subordinated convertible promissory note and senior convertible promissory note	280,485	277,957	4.5 and 5.0	2.61%	55%
6/30/2009	Enter into $115,850 senior convertible promissory notes	48,358	47,928	4.50	2.61%	55%
12/10/2009	Enter into $125,000 subordinated convertible promissory note	81,250	80,535	4.95	2.61%	55%
12/10/2009	Enter into $126,407 subordinated convertible promissory note	82,165	81,442	4.95	2.61%	55%
12/10/2009	Enter into $100,000 subordinated convertible promissory note	100,000	25,693	4.95	2.61%	55%
12/31/2009	Enter into $91,800 senior convertible promissory note	52,640	52,178	5.00	2.61%	55%

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 4 – NOTES PAYABLE (CONTINUED)

The fair value of the common stock warrants was recorded in the consolidated balance sheet as a warrant liability upon issuance and, subsequently, the fair value of the common stock warrants was remeasured to fair value.

The following table reflects the carrying value of the Company’s of the short-term and long-term notes payable for the years ended December 31, 2009 and 2008.

	December 31,
	2009	2008

Current notes payable
JTR – Senior Note	$115,850	$422,850
Alcedo Note	100,000	-
Frisco EDC	60,000	50,000
Related Party Loans	34,750	11,500
Total short-term notes payable	310,600	484,350

Long-term notes payable
Agave, First Note	$750,000	750,000
JTR – Senior Note	422,850	-
JTR, Second Note	250,000	250,000
Sinacola, First Landlord Note	125,000	-
Sinacola, Second Landlord Note	126,407	-
Frisco EDC	86,802	4,732
Total long-term notes payable	$1,761,059	$1,004,732

Deferred financing charges, net	22,328	(101,146)

Total short-term and long-term notes payable	$2,093,987	$1,387,936

Aggregate maturities of debt for each of the five years and thereafter are as follows:

As of December 31, 2009:
2010	$310,600
2011	$761,059
2012	$1,000,000
2013	$0
Thereafter	$0
Total	$2,071,659

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 5 - SHAREHOLDERS’ EQUITY

Preferred Shares Rights

On December 31, 2005, the Company’s Board of Directors adopted a Preferred Shares Rights Agreement (the “Original Rights Agreement”).   Pursuant to the Agreement, the Board authorized the issuance of up to 5,000,000 shares of preferred stock, par value $0.0005 per share. As of December 31, 2005, the Company had authorized the issuance of 2,000,000 shares of preferred stock designated as Series A Convertible Preferred Stock (“Series A Preferred”). On March 22, 2006 the Company authorized an increase in the issuance of the Series A Preferred to 3,100,000 shares of preferred stock. On July 2, 2008 the Company further authorized an increase in the issuance of the Series A Preferred to 3,143,237 shares of preferred stock. As of December 31, 2009 there were 3,126,434 Series A Preferred shares issued and outstanding. The original issue price of the Series A Preferred is $1.00 per share.

From December 31, 2004 through December 31, 2009, the Company issued shares of Series A Preferred Stock as follows:

During 2004, the Company sold 125,000 shares of Series A Preferred Stock for cash at a price of $1.00 per share.  During 2005, the Company sold 600,000 shares of Series A Preferred Stock for cash at a price of $1.00 per share.  In May 2005, the Company issued 25,000 shares of Series A Preferred Stock to a service provider for services performed in lieu of cash payment. These shares were valued at $25,000 using the original issue price of the Series A Preferred Stock, which is in the management’s best estimate of fair value.  In June 2005, the Company issued 12,500 shares of Series A Preferred Stock in lieu of cash payment for management fee (see Note 8). These shares were valued at $12,500 using the original issue price of the Series A Preferred Stock, which is management’s best estimate of fair value.

In February 2006, the Company issued 25,000 shares of Series A Preferred to a service provider for services performed in lieu of cash payment. These shares were valued at $25,000 using the original issue price of the Series A Preferred Stock, which is management’s best estimate of fair value. In March 2006, the Company sold 2,325,000 shares of Series A Preferred Stock at a price of $1.00 per share.  During 2007 and 2006, the Company issued 5,728 and 24,979 shares, respectively, of Series A Preferred Stock in lieu of cash payment for premiums on its capital leases (see Note 10). These shares were valued at $17,554 and $60,924, respectively, using the fair value of the shares on the date of issuance. The value of these shares has been recorded as a discount to the capital lease obligation and is being amortized into interest expense over the term of the related lease.  During 2008, 25,000 shares of Series A Preferred Stock were returned to us pursuant to a settlement with a former service provider.  These returned shares were sold for $25,000 in cash, and of the shares sold, 16,803 shares of Series A Preferred were converted into Common Stock. As at December 31, 2009 the Company had 3,126,434 shares of Series A Preferred Stock issued and outstanding.

A summary of the designations and preferences of its Series A Preferred stock is as follows:

Ranking – The Series A Preferred ranks senior to common stock.
Dividends – Series A Preferred may be entitled to receive a quarterly non-cumulative dividend in the amount of $.01 per share upon approval from the Board of Directors.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 5 - SHAREHOLDERS’ EQUITY (CONTINUED)

Liquidation Preference – In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series A Preferred are entitled to receive 100% of the original issue price of $1.00 per share.

Conversion Rights – Each share of Series A Preferred is convertible at any time, at the option of the holder into 1.22 shares of common stock, subject to adjustment. Series A Preferred are subject to automatic conversion upon consummation of underwritten offering by the Company of shares of common stock to the public, in which the aggregate cash proceeds are at least $3 million and the price paid per share is at least $5.00.
Redemption Rights – All of the Series A Preferred may be called at any time by the Company within ten years, but not prior to two years after issuance. The redemption value is $1.00 per share, plus an amount equal to all unpaid dividends thereon.
Voting Rights – The holder of each share of Series A Preferred has the right to one vote for each share of common stock into which such share of Series A Preferred could be converted.

Common Stock

The Company has authorized 100,000,000 shares of $0.0004 par value common stock.

On January 15, 2004, the Company issued 14,000,000 shares of common stock valued at $7,000 for the acquisition of certain intangible assets; please refer to Note 3, “Intangible Assets” for detail.  During 2004, the Company sold 310,000 shares of common stock for proceeds of $126,500.  In addition, the Company issued 1,066 shares of common stock for stock options exercised for zero proceeds pursuant to services valued at $5,063.  During 2006, the Company sold 25,000 shares of common stock for proceeds of $50,000.  During 2007, the Company sold 635,000 shares of common stock for proceeds of $1,587,500.  Moreover, during 2007, the Company issued 20,000 shares of common stock for services valued at $50,000 based on the fair value of the common stock on the date of issuance and 59,250 shares were issued for stock options exercised for proceeds of $24,068.  For details, please refer to Note 6, “Stock Options and Warrants.”

During 2008, the Company sold 277,000 shares of common stock for proceeds of $318,000. Furthermore, during 2008, the Company issued 120,000 shares for warrants exercised for proceeds of $1,200.  For details, please refer to Note 6, “Stock Options and Warrants.”  In addition, the Company issued 35,000 shares for stock options exercised for proceeds of $8,750.

During 2009, the Company sold 117,500 shares of common stock for proceeds of $117,500. Furthermore, during 2009, the Company issued 125,000 shares for warrants exercised for proceeds of $1,250. For details, please refer to Note 6, “Stock Options and Warrants.”  As at December 31, 2009 the Company had 15,724,816 shares of Common Stock issued and outstanding.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 6 - STOCK OPTIONS AND WARRANTS

Equity Incentive Plans

In April 2004, the Company’s Board of Directors and the stockholders at that time approved the adoption of a Voting Stock Option Plan (“the Plan”), which provides for the issuance of stock options to eligible employees, consultants, Board members and Advisory Board members of the Company to acquire up to a maximum of 5,000,000 shares of common stock.

The Company’s Board of Directors, which determines the number of options that will be granted, the effective dates of the grants, the option process and the vesting schedules, administers the Plan. In the absence of an established market for the common stock of the Company, the Board of Directors determines the fair market value of the Company’s common stock. Options generally expire between five and ten years from the date of grant and automatically terminate 90 days after such optionee ceases to be an eligible individual under the Plan other than by reason of death or disability.

The portion of options granted that is not exercisable on the date the optionee ceases to be an eligible individual under the Plan by reason other than death, shall terminate and be forfeited to the Company on the date of such cessation. An optionee has no right as a stockholder with respect to any shares covered by the options granted to him until a certificate representing such shares is issued to them.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

Stock Options

The following table summarizes information about the number and weighted average of the options that were forfeited or expired under the Plan at December 31, 2009:

	Employee		Non-Employee		Combined Total
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options
Outstanding at January 1, 2008	1,866,850	0.70	77,102	0.89	1,943,952
Granted	64,259	1.33	2,280	2.50	66,539
Exercised	(35,000)	0.25	- -	- -	(35,000)
Forfeited/Cancelled	(86,500)	1.69	- -	- -	(86,500)
Outstanding at December 31, 2008	1,809,609	0.68	79,382	0.94	1,888,991
Granted	328,003	0.65	15,000	1.00	343,003
Exercised	- --	-	-	-	-
Forfeited/Cancelled	(90,000)	1.21	- --	- --	(90,000)
Outstanding at December 31, 2009	2,047,612	0.68	94,382	0.95	2,141,994

The following table summarizes information about those options that have been forfeited or that have expired:

	Employee		Non-Employee		Combined Total
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options
Forfeited/Cancelled during FY 2008	86,500	$1.69	-	-	86,500
Forfeited/Cancelled during FY 2009	90,000	$1.21	-	-	90,000

Valuation Assumptions

The Company values its stock-based payment awards granted using the Black-Scholes model, during the years ended December 31, 2009 and 2008.  The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The Black-Scholes model requires the input of certain assumptions. The Company’s stock options have characteristics significantly different from those of traded options, and changes in the assumptions can materially affect the fair value estimates.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

For the years ended December 31, 2009 and 2008, respectively, the fair value of options granted were estimated at the date of grant using the Black-Scholes model with the following weighted average assumptions:

	2009	2008

Expected terms (in years)	5.00	5.00
Volatility	50%-55%	41.00%
Risk-free interest rate	2.40%	2.60%
Expected dividend rate	0.00%	0.00%
Weighted average fair value	$ 0.50	$ 1.02

The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding. The expected term is based on the observed and expected time to exercise and post-vesting cancellations of options by optionees.  The Company uses historical volatility in deriving its expected volatility assumption because it believes that future volatility over the expected term of the stock options is not likely to differ from the past.  The risk-free interest rate assumption is based on the 5-year U.S Treasury zero-coupon rate with a remaining term equal to the expected term used as the assumption in the model. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.  Fair Value of Common Stock — The fair value of the shares of common stock underlying the stock options has historically been determined by the board of directors. Because there has been no public market for its common stock, the board of directors has determined fair value of the common stock at the time of grant of the option by considering a number of objective and subjective factors including valuation of comparable companies, operating and financial performance, the lack of liquidity of capital stock and general and industry specific economic outlook, amongst other factors.  The fair value of the underlying common stock shall be determined by the board of directors until such time as our common stock is listed on an established stock exchange or national market system.

FASB ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company only records stock-based compensation expense for awards that are expected to vest. While the Company generally considers historical forfeitures in its estimates, judgment is also required in estimating the amount of stock-based awards that are expected to be forfeited. The Company’s estimates for forfeitures may differ from actual forfeitures. If actual results differ significantly from these estimates, stock-based compensation expense and its results of operations could be materially impacted when the Company records a true-up for the difference in the period that the awards vest. The Company adjusts stock-based compensation expense based on its actual forfeitures on an annual basis, if necessary.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

Stock compensation cost, using the graded vesting attribute method in accordance with Codification topic 718, is recognized over the requisite service period, generally 5 years, during which each tranche (one fifth) of shares is earned (zero, one, two, three, and four years).  The value of each tranche is amortized on a straight-line basis.  For the years ended December 31, 2009 and 2008, stock-based compensation expense was approximately $690,467 and $1,041,102, respectively, which consisted primarily of stock-based compensation expense related to stock options and warrants recognized under GAAP issued to consultants and other non-employees.  As of December 31, 2009, no options were exercised.

Compensation expense is recognized only for the portion of stock options that are expected to vest, assuming an expected forfeiture rate in determining stock-based compensation expense, which could affect the stock-based compensation expense recorded if there is a significant difference between actual and estimated forfeiture rates. As of December 31, 2009, total unrecognized compensation cost related to stock-based awards granted to employees and non-employee directors was $85,056. This cost will be amortized on a ratable basis over a weighted-average vesting period of approximately four years.

The following table summarizes information about employee stock options outstanding under the Plan at December 31, 2009:

December 31, 2009
	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average remaining contractual life	Weighted average exercise price
$0.20 - $0.25	1,023,962	4.04	$ 0.25	963,962	4.05	$ 0.25
$ 0.50 - $1.00	812,825	2.49	$ 0.79	727,825	2.43	$ 0.78
$2.00	173,900	2.00	$ 2.00	143,900	2.12	$ 2.00
$2.50	36,925	2.50	$ 2.50	16,925	2.52	$ 2.50
	2,047,612			1,852,612

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The following table summarizes information about non-employee stock options outstanding under the Plan at December 31, 2009:

December 31, 2009
	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average remaining contractual life	Weighted average exercise price
$0.20 - $0.25	900	4.16	$ 0.25	900	4.16	$ 0.25
$0.50 - $1.00	78,952	2.23	$ 0.75	58,945	2.98	$ 1.00
$2.00	12,250	1.41	$ 2.00	12,250	1.41	$ 2.00
$2.50	2,280	3.17	$ 2.50	2,280	3.17	$ 2.50
	94,382			74,375

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

Warrants.

The following table summarizes the Company’s warrant activities for the years ended December 31, 2008 and 2009:

	Warrants	Weighted Average Exercise Price

Outstanding at January 1, 2008	566,419	$0.34
Granted	777,985	$0.05
Exercised	(120,000)	$0.01
Forfeited/Cancelled	-	$-
Outstanding at December 31, 2008	1,224,404	$0.19
Granted	384,166	$0.31
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at March 31, 2009	1,608,570	$0.22
Granted	1,256,777	$0.03
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at June 30, 2009	2,865,347	$0.14
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding at September 30, 2009	2,865,347	$0.14
Granted	316,055	$0.80
Exercised	(125,000)	$0.01
Forfeited/Cancelled	(843,419)	$0.01
Outstanding at December 31, 2009	2,212,983	$0.29

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 6 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The following table indicates a summary of the significant terms of each of our warrants issued and outstanding as at December 31, 2009, and the accounting treatment of each:

	Date of Grant	Number of Shares Underlying Warrants	Exercise Price	Expiration Date	Weighted Average Remaining Life (Years)	Fair Value Expensed	Term of Expense (Years)

1	04/08/04	281,200	0.0005	4/8/2014	3.52	$78,643	1.00
2	4/15/2008	350,000	0.01	4/15/2013	3.29	$346,786	1.00
3	12/31/2008	280,485	0.01	12/31/2013	4.00	$277,957	Expensed upon issuance
4	6/30/2009	48,358	0.01	6/30/2014	4.50	$47,928	Expensed upon issuance
5	11/19/2008	100,000	0.01	11/19/2013	3.14	$99,098	Expensed upon issuance
6	5/7/2008	8,000	0.01	5/7/2013	2.60	$19,931	Expensed upon issuance
7	9/30/2008	7,000	0.01	9/30/2013	3.00	$6,940	Expensed upon issuance
8	02/16/05	5,000	0.10	2/16/2010	0.38	$3,686	Expensed upon issuance
9	3/31/2009	2,500	0.01	3/31/2014	3.50	$2,477	Expensed upon issuance
10	3/31/2009	5,000	0.01	3/31/2014	3.50	$4,954	Expensed upon issuance
11	12/31/2009	163,415	0.01	12/31/2014	4.95	$161,977	2.00	*
12	12/31/2009	52,640	0.01	12/31/2014	5.00	$52,179	Expensed upon issuance
13	4/20/2009	100,000	1.00	4/20/2014	3.56	$43,039	Expensed upon issuance
14	5/18/2009	100,000	0.30	5/1/2014	3.63	$74,552	Expensed upon issuance
15	6/13/2009	30,000	0.59	6/13/2014	3.70	$17,161	Expensed upon issuance
16	6/15/2009	10,000	1.00	3/31/2014	3.50	$3,986	Expensed upon issuance
17	3/1/2009	283,333	0.30	3/1/2014	3.42	$280,750	Expensed upon issuance
18	3/1/2009	83,333	0.30	3/1/2014	3.92	$82,573	Expensed upon issuance
19	05/18/05	10,219	0.82	5/18/2010	-	$3,293	Expensed upon issuance
20	2/1/2009	10,000	1.00	2/1/2014	3.34	$4,563	Expensed upon issuance
21	12/1/2008	7,500	1.00	2/1/2013	2.34	$3,327	5.00
22	11/19/2008	25,000	1.00	11/19/2013	3.14	$10,959	Expensed upon issuance
23	01/27/06	100,000	0.82	1/27/2011	0.33	$37,179	Expensed upon issuance
24	12/10/09	100,000	2.50	12/10/2014	4.20	$25,614	0.75
25	08/10/07	50,000	1.00	8/10/2012	1.86	$57,434	5.00	**
		2,212,983

 * This warrant relates to Sinacola Commercial and was issued pursuant to the 2009 RSA, and was expensed upon restatement of our audited financial statements for 2009.
** The original exercise price of this warrant was $2.00 per share. The exercise price was revised to $1.00 per share pursuant to the 2009 RSA.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 7 - INCOME TAXES

The Company adopted the provisions of ASC 740, “Accounting for Uncertainty in Income Taxes,” on January 1, 2008.

As of December 31, 2009 and 2008, the Company had net operating loss carry-forwards of approximately $8,009,996 and $6,804,181 respectively, which expire in varying amounts between 2017 and 2027.   Realization of this potential future tax benefit is dependent on generating   sufficient taxable income prior to expiration of the loss carry-forward. The deferred tax asset related to this (and other) potential future tax benefits has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carry-forward period are revised.

Deferred income tax assets of $2,803,499 and $2,381,463 at December 31, 2009 and 2008 respectively were offset in full by a valuation allowance.

In connection with the execution of the license agreement during April 2004, the Company issued the licensor 281,200 warrants to purchase common stock of the Company at $0.0005 per share. The fair value of these warrants was estimated to be $78,643 using a minimum value option pricing model with no volatility and the following assumptions: no dividend yield, life of 10 years and a risk-free interest rate of 4.21%. The fair value of the warrants was recorded as rent expense over the one-year term of the license agreement. Rent expense related to these warrants totaled $19,661 during the year ended December 31, 2005. Total rent expense under this license agreement for the years ended December 31, 2009 and 2008 was approximately $6,266 and $15,858.

NOTE 9 – COMMITMENTS AND CONTINGENCY

Leases

Operating Lease – During 2007, the Company entered into a long-term non-cancelable lease for office space, which expires in 2012. In connection with the execution of this lease agreement, the Company received leasehold improvements totaling $324,000. The leasehold improvements are recorded as deferred rent and are being amortized as a reduction to rent expense of the lease term. Additionally, the Company issued 50,000 warrants in connection with the lease agreement. Minimum future lease payments required under the operating leases at December 31, 2008 are as follows:  At December 31, 2009, future minimum lease payments under the non-cancelable operating lease for the years ended December 31, 2010, 2011, and 2012 were as follows:

2010	$195,260
2011	199,310
2012	159,496
$554,066

Rental expense for the years ended December 31, 2009 and 2008 was $207,912 and $93,030, respectively.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 9 – COMMITMENTS AND CONTINGENCY (CONTINUED)

Capital lease –The Company leases certain of equipments under capital lease agreements that expire at various dates through 2012. Capital lease obligations are included in other liabilities.

During 2006 the Company entered into a master lease agreement with a VenCore Solutions, LLC that allows the Company to lease up to $750,000 of equipment. This maximum amount available under this lease was subsequently increased to $805,000. The lease agreement requires a security deposit of 10% of the amount of each individual lease schedule, a payment of Series A Convertible Preferred Stock shares equal to 5% of the lease divided by $1.00, and 36 monthly payments of 3.33% of the lease. The Company has the option to purchase the equipment at the end of each lease term at the lesser of 12% of the original equipment cost or the fair market value.

During 2007, the Company entered into agreements with other finance companies to acquire equipment with interest rates ranging from 7% to 15% with five-year lease terms.

Annual maturities of capital lease obligations at December 31, 2009 are as follows:

2010	361,595
2011	27,629
2012	22,909
2013	935
Total	413,067

Less amounts representing interest	(39,974)

Total	373,093

The Company’s gross amounts of assets recorded under capital leases by major class, and the related accumulated amortization at December 31, 2009 are as follows:

Machinery & equipment	916,029.02
Less accumulated depreciation	(794,380.38)
Machinery & equipment, net	121,648.64

Computer equipment	3,707.00
Less accumulated depreciation	(3,501.06)
Computer equipment, net	205.94

Legal Proceedings

The Company was a party to a lawsuit involving a former service provider. During May 2008, a settlement was reached between the Company and this service provider in which the Company agreed to pay $75,000 on or before September 1, 2008 and the service provider agreed to return to the Company 25,000 shares of preferred stock in the Company. The $75,000 settlement due to the service provider has been paid in full. The provider has returned the shares of preferred stock to the Company’s counsel.

Indemnification

Under the indemnification provisions of the Company’s customer agreements, the Company agrees to indemnify and defend its customers against infringement of any patent, trademark, or copyright of any country or the misappropriation of any trade secret, arising from the customers’ legal use of the Company’s services. The exposure to the Company under these indemnification provisions is generally limited to the total amount paid by the customers under pertinent agreements. However, certain indemnification provisions potentially expose the Company to losses in excess of the aggregate amount received from the customer. To date, there have been no claims against the Company or its customers pertaining to such indemnification provisions and no amounts have been recorded.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 9 – COMMITMENTS AND CONTINGENCY (CONTINUED)

General

From time to time, the Company is involved in other legal proceedings arising in the ordinary course of its business. While the Company cannot be certain about the ultimate outcome of any litigation, management does not believe any pending legal proceeding will result in a judgment or settlement that will have a material adverse effect on the Company’s business, financial position, results of operation or cash flows.

NOTE 10 – RELATED PARTY TRANSACTIONS

As discussed in Note 4, “Notes Payable” of Notes to Audited Financial Statements, several of the notes payable are entered among related parties.

A summary of the related party financings as at December 31, 2009 is as follows:

	First Note	Second Note	Senior Note	Other
Holder	Agave Resources, LLC(1)	JTR Investments, Limited(2)	JTR Investments, Limited(2)	Related Party
Amount	$750,000	$250,000	$538,700	$34,750
Interest rate	0%	0%	0%	0%
Maturity	April 15, 2011	April 15, 2011	December 31, 2011: $422,850(3) Current: $115,859	Current

NOTE 10 – RELATED PARTY TRANSACTIONS (CONTINUED)

(1) Agave Resources, LLC is controlled by one of its Directors, Donald Reed.
(2) JTR Investments, Ltd. is a limited partnership controlled by its President and CEO, Julian Ross.
(3) Of the total amount outstanding on the Senior Note, $422,850 is due on December 31, 2011 provided that, in the event the company completes an equity event prior to December 31, 2011 then up to a maximum total of $500,000 is repayable upon and at the time of such equity event, including the current portion of the JTR Senior Note outstanding at the time of the equity event.

Other than related parties Notes and the Senior Notes discussed in Note 4, “Notes Payable”, of Notes to Audited Financial Statements, the Company received additional $34,750 in advances from related parties as of December 31, 2009.

As the related parties offered non-interest bearing notes payable to the Company, the Company issued various warrants to its related parties;  please refer to Note 4, “Notes Payable” for detail.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 11 – NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of net basic and diluted net income (loss) per share:

	Year Ended December 31,
(Dollars in thousands, except per share data)	2009	2008

Net income (loss)	$(1,702,597)	$(2,900,393)

Shares used in computing basic per share amounts (weighted ave.)	15,603,566	15,220,546

Net income (loss) per share:
Basic and diluted	$(0.11)	$(0.19)

NOTE 12 – FAIR VALUE MEASUREMENTS

Effective January 1, 2009, the Company adopted new fair value accounting guidance. The adoption of the guidance was limited to financial assets and liabilities and did not have a material effect on the Company’s financial condition or results of operations.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 12 – FAIR VALUE MEASUREMENTS (CONTINUED)

The guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact business and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. The guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs to the valuation methodology that is significant to the measurement of fair value of assets or liabilities.

Assets Measured at Fair Value on a Recurring Basis

The following table presents the Company’s financial assets and liabilities that are measured at fair value on a recurring basis which were comprised of the following types of instruments as of December 31, 2009 and 2008:

	Total	Level 1	Level 2	Level 3

Cash (1)	$73,077	$73,077	-	-
Total cash equivalents as of December 31, 2009	$73,077	$73,077	$-	$-

(1)	Included in Cash and cash equivalents on the Company’s Balance Sheet.

	Total	Level 1	Level 2	Level 3

Cash (1)	$393	$393	-	-
Total cash equivalents as of December 31, 2008	$393	$393	$-	$-

(1)	Included in Cash and cash equivalents on the Company’s Balance Sheet.

Assets Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)

Warrant liabilities(1)
Balance at December 31, 2008	$950,466
Change in fair value included in earnings	$180,566
Balance at December 31, 2009	$1,131,032
Losses included in earnings attributable to the change in unrealized losses relating to assets still held at December 31, 2009	$180,566

(1)	Included in Additional Paid in Capital on the Company’s Balance Sheet.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 13 – OFF BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

The Company has not entered into any transactions with unconsolidated entities whereby the Company has financial guarantees, subordinated retained interests, or other contingent arrangements that expose the Company to material continuing risks, contingent liabilities, or any other obligation under a variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the Company.

NOTE 14 – SEGMENT INFORMATION

The Company is organized as, and operates in, one reportable segment: the development and sale of specialty respiratory products. The Company’s chief operating decision-maker is its Chief Executive Officer. The Company’s Chief Executive Officer reviews financial information presented on a consolidated basis for purposes of evaluating financial performance and allocating resources, accompanied by information about revenue by geographic regions. The Company’s assets are primarily located in the United States of America and not allocated to any specific region and it does not measure the performance of its geographic regions based upon asset-based metrics. Therefore, geographic information is presented only for revenue. Revenue by geographic region is based on the ship to address on the customer order.

The following presents total revenue by geographic region:

Revenues:
United States - product sales	$351,341	$97,060
ROW - product sales	$36,020	$0
Total revenues	$387,361	$97,060

NOTE 15 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has been suffering from recurring loss from operations. Also, the total notes payable has increased from $1,387,936 at December 31, 2008 to $2,093,987 at December 31, 2009. The long term notes payable has increased from  $1,004,732 at December 31, 2008 to $1,761,059 at December 31, 2009. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis and/or obtain financing as may be required.  As of December 31, 2009 and 2008, the Company has incurred net losses from operations and has stockholders’ deficits of $9,552,925 and $7,410,000 respectively since inception.  The Company has a working capital deficit of  $703,364 as of December 31, 2009 and a working capital deficit of $751,145 as of December 31, 2008.   The Company has had limited revenues from the marketing of its primary product, the OxySure Model 615 as it operates in this single industry segment.  These factors raise significant doubt about the Company’s ability to continue as a going concern.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 15 – GOING CONCERN (CONTINUED)

During the next 12 months, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with reviewing or investigating any potential business ventures.  The Company may experience a cash shortfall and be required to raise additional capital. Historically, it has relied upon internally generated funds and funds from the sale of shares of stock and loans from its shareholders and private investors to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing.  The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

The Company has a series of plans to mitigate the going concern:

1.	The Company has aggressively and successfully trimmed its expenses.

2.	Management has a draw down provision in place – the JTR Senior Note, which allows the Company to draw down up to $750,000. The Company has approximately $210,000 available under this facility.

3.
The Company has concluded a $370,000 license and distribution agreement with a new distributor in South Africa, which includes an annual commitment of $480,000 in sales. Please refer to Note 16 “Subsequent Events”.

4.	The Company has received $100,000 as a loan.

5.	The Company is in the process of filing an S-1 registration statement with the Securities & Exchange Commission, and plans to raise $5 million in a Direct Public Offering.

6.	The Company’s sales during 2010 and 2011 will be derived from existing markets (schools/districts, churches, commercial), government markets and international markets.

7.
International: The Company has received ANVISA approval in Brazil in March 2010. The Company has appointed a distributor in Brazil who is contracted to purchase a minimum of 3,000 units per annum to maintain exclusivity.

8.
The Company plans to add delivery capacity through additional distributors – the Company has approximately 22 in the US and management expects that to grow to approximately 30 by the end of 2011. In addition, the Company has three international distributors and it plans to increase that to approximately six by the end of 2011.

9.	The Company has migrated to selling solutions, thereby diversifying its revenue opportunities.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 15 – GOING CONCERN (CONTINUED)

10.
Rent Satisfaction Agreement: The Company has concluded a rent satisfaction agreement with its landlord, which allowed it to refinance a total of $251,407 in rent expense. Please see Note 4 “Notes Payable - Sinacola Subordinated Convertible Notes”.

11.
The Company has successfully partnered with Vencore Solutions to defer its cash requirements for capital lease payments toward Vencore. Management expects that any amounts deferred will be satisfied in the future through a possible combination of cash, equity, and/or new debt obligations.

NOTE 16 - SUBSEQUENT EVENTS

The Company has evaluated events and transactions subsequent to December 31, 2009 through the date of issuance of the Financial Statements. During the period from January 1, 2010 to the date of issuance, the Company has the following material subsequent events:

On March 26, 2010 the Company entered into a licensing agreement and a distribution agreement with a new distributor in South Africa, called Afritex Medical Products (Pty) Ltd. (“Afritex”), of which the president of the Company is also a stockholder.  The following summarizes the terms of the agreement:

1.	Afritex is to pay the Company a one-time, upfront license fee in the amount of $225,000;
2.	Afritex is to make an initial purchase of $145,000 in products;
3.	Afritex is committed to purchasing an annual minimum of $480,000 in products;
4.
Afritex received exclusive distribution rights for the following countries: South Africa, Angola, Botswana, Democratic Republic of Congo, Lesotho, Madagascar, Malawi, Mauritius, Mozambique, Namibia, Seychelles, Swaziland, Tanzania, Zambia, and Zimbabwe;

5.
The Company issued Afritex a convertible note in the amount of $270,000. The note is convertible into the Company’s common stock at a conversion rate of $1.00 per share, carries a 16% annual interest rate, and has a maturity of 270 days subsequent to issuance. The note is convertible into the common stock of the Company at any time on or before maturity, at the Company’s option; and

6.
The Company issued Afritex a warrant to purchase 270,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The warrant is exercisable in whole or in part at any time on or before March 27, 2015.

NOTE 17 – CORRECTION OF ERROR TO PRIOR PERIOD FINANCIAL STATEMENTS

The financial statements for the year ended December 31, 2008 have been restated to correct the following errors in accordance with ASC 250-10-50-7:

Reclassify $33,323 as other income which had been erroneously recorded as a credit balance in one of the expense accounts in Selling, general and administrative expense. Accordingly, Selling, general and administrative expense has been increased by $33,323.

OXYSURE® SYSTEMS, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009 AND 2008

NOTE 17 – CORRECTION OF ERROR TO PRIOR PERIOD FINANCIAL STATEMENTS (CONTINUED)

Reclassify $10,020 from one of the expense accounts in Selling, general and administrative expense to interest expense. Accordingly, Selling, general and administrative expense has been reduced by $10,200.

The net effect of the above adjustments were to increase the selling, general and administrative expense by $23,303, interest expense by $10,020 and other income by $33,323. These changes have been presented in the statement of operations for the year ended December 31, 2008.

The company recorded rent expense in the amount of $185,273 in connection with the write-down of $46,709 in prepaid short-term assets and $138,564 in prepaid long-term assets for the year ended December 31, 2009.

The company reclassified any overdraft balances in its checking accounts from current assets to current liabilities.

The following reclassifications do not affect the per-share amounts and do not have any change to the retained earnings:

The Company overstated the expenses in connection with the issuance of warrants in prior years from inception to December 31, 2007 because the forfeiture rate had not been taken into consideration. The Company considered the $58,822 adjustment of the forfeiture rate as prior period adjustments and recorded under the Shareholders’ Equity section.

The Company overstated the amortization expense of patents and trademarks prior to December 31, 2007 by $24,446.  The Company considered the $24,446 adjustment of the amortization expense as prior period adjustments and recorded under the Shareholders’ Equity section.  The amortization expense for the year ended December 31, 2009 was increased by $24,446 and thus the net loss was increased from $1,678,151 to $1,702,597 on as as-restated basis.

The Company did not record the interest expense in the amount of $523,597 for the year ended December 31, 2008 in connection with the benefit conversion features of the Notes payable.   The Company considered the $523,597 adjustment as prior period adjustments and recorded the adjustment under the Shareholders’ Equity section.

The Company recorded the fair value of the warrants issued to Agave, JTR, Sinacola and Alcedo as Beneficial Conversion Features and they have been amortized properly as of December 31, 2008 and December 31, 2009 respectively.  The stock-based compensation that the Company recorded as financing expenses under Selling, general and administrative as of December 31, 2008 in the amount of $677,681 has been reversed and recorded as prior period adjustments under the Shareholders’ Equity section (under Additional Paid in Capital – Options & Warrants).

With the above adjustments, as of December 31, 2009, the prior period adjustments were ($440,329) including the $627 adjustment that was made in Year 2008.

	Amount	Affected line item, if applicable	EPS impact of correction of error
Prior period adjustment of Agave/JTR notes for 2008	(677,681)	APIC-Options & Warrants	(0.04)

Prior period adjustment in connection with Agave/JTR notes for 2008 per corrected BCF schedule	(523,597)	Retained Earnings	(0.03)
Overstatement of amortization on patents and trademarks	24,446		0.00
Prior period correction in relation to forfeitures	58,822		0.00
Subtotal (as shown under 2009 Accumulated Deficit column, page F-42)		(440,329)	(0.03)

Total prior period adjustments as of December 31, 2009	(1,118,010)		(0.07)

Total shares outstanding, basic and fully diluted			15,724,816

 OxySure® Systems, Inc.

8,915,565 Shares

$1.00 Per Share

STOCK

PROSPECTUS
______________, 2011

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant relating to the sale of common stock being registered.

SEC Registration Fee(1)	$1,037.00
Transfer Agent Fees	$4,500.00
Legal, Accounting, and Professional Fees and Expenses	$100,000.00
Miscellaneous	$24,500.00

Total	$130,037.00

(1) All amounts are estimates other than the Commission’s registration fee.

Item 14.  Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law.  Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees.  We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise.  We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection.  As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.  Such indemnification agreements may require us, among other things, to:

	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15.  Recent Sales of Unregistered Securities

a)	During 2006, we sold 25,000 shares of common stock for proceeds of $50,000.

b)	During March 2006, we sold 2,325,000 shares of Series A Preferred at a price of $1.00 per share for total cash proceeds of $2,325,000.

c)
In February 2006, we issued 25,000 shares of Series A Preferred to a service provider for service performed in lieu of cash payment.  These shares were valued at $25,000 using the original issue price of the Series A Preferred which is management’s best estimate of fair value.

d)
During 2006, we issued 24,979 shares of Series A Preferred in lieu of cash payment for premiums on its capital leases.  These shares were valued at $60,924 using the fair value of the shares on the date of issuance.  The value of these shares has been recorded as a discount to the capital lease obligation and has been amortized into interest expense over the term of the related lease.

e)	During 2006, we issued options valued at $29,155 for compensation.

f)	During 2006, we issued warrants valued at $47,007 for services.

g)
During the period April 2007 through November 2007, we sold a total of 635,000 shares of common stock to 27 purchasers at $2.50 per share for total cash proceeds of $1,587,500 in a series of transactions related to a private placement of common stock.

h)	During the period April 2007 through July 2007, we issued 20,000 shares of Common Stock for legal services valued at $50,000 based on the fair value of the Common Stock on the dates of issuance.

i)	During October 2007, we issued 59,250 shares for stock options exercised for cash proceeds of $24,068.

j)
During February and March 2007, we issued a total of 5,758 shares of Series A convertible Preferred Stock in lieu of cash payments for premiums on our capital leases.  These shares were valued at $17,554 using the fair value of the shares on the dates of issuance.

k)	During the period January 2007 through October 2007, we issued warrants to purchase a total of 270,000 shares of common stock for services, valued at $356,461 in total, as follows:

·
During January 2007, we issued warrants to purchase 100,000 shares of common stock with an aggregate exercise price of $0.82 per share in return for consulting services.  These warrants were valued at $37,179 using the fair value of the underlying shares on the date of issuance.

·
During August 2007, we issued warrants to purchase 50,000 shares of common stock with an aggregate exercise price of $2.00 per share in connection with a property lease agreement.  These warrants were valued at $57,434 using the fair value of the underlying shares on the date of issuance.

·
During October 2007, we issued warrants to purchase 120,000 shares of common stock with an aggregate exercise price of $0.01 per share in return for consulting services.  These warrants were valued at $299,027 using the fair value of the underlying shares on the date of issuance.

l)
During 2007, we issued options to purchase 187,300 shares of common stock with an aggregate exercise price of $0.92 per share to employees under the 2004 Stock Option Plan.  These options were valued at $172,248 using the fair value of the underlying shares on the date of issuance.  Net of forfeitures, the value was $146,356.

m)	During April 2008, we issued 120,000 shares for warrants exercised for proceeds of $1,200.

n)	During June 2008, we issued 35,000 shares for stock options exercised for proceeds of $8,750.

o)
During February 2008 and March 2008, we sold a total of 40,000 shares of common stock to 4 purchasers at $2.50 per share for total cash proceeds of $100,000 in a series of transactions related to a private placement of common stock commenced in April 2007.

p)
During the period September 2008 through December 2008, we sold a total of 237,000 shares of common stock to 10 purchasers for total cash proceeds of $218,000 in a series of transactions related to a private placement of common stock.

q)	During September 2008, we received the return of 25,000 shares of our Series A convertible preferred stock pursuant to a settlement agreement reached with a former legal services provider.

r)	During September 2008, we issued 8,197 shares of our Series A convertible preferred stock for $25,000 in cash to one purchaser.

s)
During the period April 2008 through December 2008, we issued penny warrants to purchase a total of 637,485 shares of common stock in connection with financing, valued at $631,683 in total, as follows:

·
During April 2008, we issued warrants to purchase 350,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with a subordinated convertible promissory note.  These warrants were valued at $346,786 using the fair value of the underlying shares on the date of issuance.

·
During September 2008, we issued warrants to purchase 7,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with a loan.  These warrants were valued at $6,940 using the fair value of the underlying shares on the date of issuance.

·
During December 2008, we issued warrants to purchase 280,485 shares of common stock with an aggregate exercise price of $0.01 per share in connection with a subordinated convertible promissory note and a senior convertible promissory note.  These warrants were valued at $277,957 using the fair value of the underlying shares on the date of issuance.

t)
During November 2008, we issued warrants to purchase 25,000 shares of common stock with an aggregate exercise price of $1.00 per share in connection with corporate social responsibility programs.  These warrants were valued at $10,959 using the fair value of the underlying shares on the date of issuance.

u)
During 2008 we issued options to purchase a total of 66,539 shares of common stock with an aggregate grant date fair value of $1.37 per share to employees and non-employees under the 2004 Stock Option Plan for employment and services.  Net of cancellations and forfeitures for the period, these options were valued at $89,957 in total using the fair value of the underlying shares on the dates of issuance.

v)	During the period May 2008 through December 2008, we issued warrants to purchase a total of 115,500 shares of common stock for services, valued at 143,687 in total, as follows:
·
During May 2008, we issued warrants to purchase 8,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with financial advisory services.  These warrants were valued at $19,931 using the fair value of the underlying shares on the date of issuance.

·
During November 2008, we issued warrants to purchase 100,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with consulting services related to our GSA contract.  These warrants were valued at $99,098 using the fair value of the underlying shares on the date of issuance.

·
During December 2008, we issued warrants to purchase 7,500 shares of common stock with an aggregate exercise price of $1.00 per share in connection with rent expense.  These warrants were valued at $3,327 using the fair value of the underlying shares on the date of issuance.

w)
During the period January through April 2009, we sold a total of 117,500 shares of common stock to four purchasers for total cash proceeds of $117,500 in a series of transactions related to a private placement of common stock.

x)	During December 2009, we issued 125,000 shares for warrants exercised for proceeds of $1,250.

y)
During the period June through December 2009, we issued warrants to purchase a total of 200,998 shares of common stock with an aggregate exercise price of $1.25 per share in connection with financing.  These warrants were valued at $125,719 in total using the fair values of the underlying shares on the date of issuance.

z)
During June 2009, we issued warrants to purchase 125,000 shares, net of cancellations, of common stock with an aggregate exercise price of $0.01 per share for services related to investor relations and consulting related to our direct public Offering.  These warrants were valued at $123,909 in total using the fair values of the underlying shares on the date of issuance.

aa)
During December 2009, we issued warrants to purchase 167,750 shares of common stock with an aggregate exercise price of $0.01 per share in connection with rent expense.  These warrants were valued at a total of $161,677 using the fair values of the underlying shares on the dates of issuance.

bb)
During 2009, we issued options to purchase a total of 343,003 shares of common stock with an aggregate grant date fair value of $0.663 per share to employees and non-employees under the 2004 Stock Option Plan for employment and services.  Net of cancellations and forfeitures for the period, these options were valued at $133,604 in total using the fair value of the underlying shares on the dates of issuance.

cc)	During 2009, we issued warrants to purchase a total of 624,166 shares of common stock for services, valued at $515,286 in total, as follows:

·
During February 2009, we issued warrants to purchase 10,000 shares of common stock with an aggregate purchase price of $1.00 per share for media advisory services.  These warrants were valued at a total of $4,563 using the fair value of the underlying shares on the date of issuance.

·
During March 2009, we issued warrants to purchase 7,500 shares of common stock with an aggregate purchase price of $0.01 per share for sales advisory assistance.  These warrants were valued at a total of $7,431 using the fair values of the underlying shares on the dates of issuance.

·
During March 2009, we issued warrants to purchase 283,333 shares of common stock with an aggregate purchase price of $0.30 per share for distribution and channel development assistance.  These warrants were valued at a total of $281,700 using the fair values of the underlying shares on the dates of issuance.

·
During March 2009, we issued warrants to purchase 83,333 shares of common stock with an aggregate purchase price of $0.30 per share for commercialization strategy and advisory assistance.  These warrants were valued at a total of $82,853 using the fair values of the underlying shares on the dates of issuance.

·
During April 2009 through June 2009, we issued warrants to purchase a total of 240,000 shares of common stock with an aggregate purchase price of $0.657 per share for assistance and services related to the drafting and preparation of our registration documents.  These warrants were valued at a total of $138,739 using the fair values of the underlying shares on the dates of issuance.

dd)	During 2009, we received $167,750 in cash in connection with warrants treated as prepaid warrants.

ee)
During January 2010, we issued options to purchase a total of 180,000 shares of common stock with an aggregate grant date fair value of $0.80 per share to an employee under the 2004 Stock Option Plan.  These options were valued at $140,141 in total using the fair value of the underlying shares on the dates of issuance.  Of this amount, we recognized expenses of $106,169 during 2010.

ff)
During the period January through December 2010, we issued warrants to purchase a total of 100,997 shares of common stock with an aggregate exercise price of $0.01 per share.  These warrants were valued at $100,239 in total using the fair values of the underlying shares on the date of issuance.

gg)
In March 2010 we issued warrants to purchase 270,000 shares of common stock with an aggregate exercise price of $2.50 per share in connection with a license agreement and distribution agreement.  These warrants were valued at a total of $70,267 using the fair values of the underlying shares on the date of issuance.

hh)
During December 2010, we issued warrants to purchase 143,465 shares of common stock with an aggregate exercise price of $0.01 per share in connection with rent expense.  These warrants were valued at a total of $142,167 using the fair values of the underlying shares on the date of issuance.

ii)
During January 2011, we issued warrants to purchase 100,000 shares of common stock with an aggregate exercise price of $0.82 per share in connection with consulting services.  These warrants were valued at a total of $32,023 using the fair values of the underlying shares on the date of issuance.

None of these transactions involved any underwriters or any public offerings.  Each of these transactions was exempt from registration under the Securities Act pursuant to Regulation D of the Securities Act.

These shares were issued without solicitation to friends and relatives of our officers and directors who desired to assist in our development.  We had reasonable grounds to believe prior to making an offer to the above investors, and did in fact believe, when said investments were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks.  The purchasers had access to pertinent information enabling them to ask informed questions.  All such sales were affected without the aid of underwriters, and no sales commissions were paid.  An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, in accordance with Rule 144.

Item 16.  Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation, dated January 14, 2004 *

3.2	Amendment to Articles of Incorporation, dated August 16, 2004*

3.3	Amendment to Articles of Incorporation, dated April 7, 2009*

3.4	Amendment to Articles of Incorporation, dated May 19, 2009*

3.5	Amended and Restated Articles of Incorporation, dated July 7, 2009 *

3.6	Bylaws, dated January 15, 2004*

3.7	Second Amended Certificate of Designations Series A Convertible Preferred Stock*

4.1	Form of Warrant, dated December 2008*

4.2	Form of Subscription Agreement for Preferred Stock (March 2005)*

4.5	Form of Voting Stock Agreement (February 1, 2004)*
___________________________
* Previously filed as an exhibit to our Form S-1/A filed with the SEC

5.1	Opinion of Oswald & Yap LLP †

10.1	Initial Employment Agreement with Julian T. Ross, dated January 15, 2004 (As Amended July 19, 2004) *

10.1.1	Amendment to Initial Employment Agreement with Julian T. Ross, dated August 30, 2008*

10.1.2	Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.3	Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.4	Second Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.5	As amended Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.6	Third Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2010*

10.1.7	As amended Second Employment Agreement with Julian T. Ross, dated January 15, 2010*

10.2	Freeman Base Employment Agreement with Scott Freeman, dated September 6, 2005*

10.2.1	Freeman Base Employment Agreement First Amendment dated August 31, 2008*

10.2.2	Freeman Base Employment Agreement Second Amendment dated January 15, 2009*

10.2.3	As amended Freeman Base Employment Agreement dated January 15, 2009*

10.3	Frisco Economic Development Corporation Performance Agreement, dated April 3, 2007*

10.3.1	Frisco Economic Development Corporation Promissory Note, dated April 3, 2007*

10.4	5-Year Lease Agreement with Sinacola Commercial Properties, Limited. dated March 6, 2007*

10.4.1	First Amendment to the 5-Year Lease Agreement with Sinacola Commercial Properties, Limited, dated August 24, 2007*
_____________
† To be filed by amendment.

10.4.2	Second Amendment to the 5-Year Lease Agreement with Sinacola Commercial Properties, Limited, dated November 24, 2008*

10.5	First Note extended to Agave Resources, LLC, dated April 15, 2008*

10.5.1	Amendment to First Note extended to Agave Resources, LLC, dated February 20, 2009*

10.5.2	Third Modification of Agreement of Note with Agave Resources, LLC dated August 30, 2010*

10.6	“Second Note” extended to JTR Investments, Limited, dated March 1, 2008*

10.6.1	Amendment to “Second Note” extended to JTR Investments, Limited, dated February 20, 2009*

10.6.2	Third Modification of Agreement of Note with JTR Investments, Limited dated August 30, 2010*

10.7	“Senior Note” Board Approval, dated November 1, 2008*

10.7.1	“Senior Note” extended to JTR Investments, Limited, dated December 31, 2008*

10.7.2	“Senior Note” extended to JTR Investments, Limited, dated June 30, 2009*

10.8	Asset Purchase and Stock Transfer Agreement with JTR Investments, Limited, and affiliates, dated January 15, 2004*

10.8.1	Exhibits to Asset Purchase and Stock Transfer Agreement with JTR Investments, Limited, and affiliates, dated January 15, 2004*

10.9	Amended Agreement with IR Services, dated June 22, 2009*

10.9.1	Original Agreement with IR Services, Inc., dated April 20, 2009*

10.9.2	Cancellation Agreement and Mutual Release with IR Services, dated December 15, 2009*

10.10	Voting Stock Option Plan, dated February 1, 2004*

10.10.1	Voting Stock Option Plan as Amended and Restated July 19, 2004*

10.11	Form of Subcontractor Agreement and Assignment of Intellectual Property*

10.14	Department of Transportation Approval Letter, dated October 3, 2008*

10.15	Master Lease Agreement with VenCore Solutions, LLC, dated October 26, 2006*

10.16	North Texas Enterprise Center for Medical Technology License Agreement, dated April 8, 2004*

10.16.1	Amendment of North Texas Enterprise Center for Medical Technology License Agreement, dated August 22, 2004*

10.16.2	Amendment of North Texas Enterprise Center for Medical Technology License Agreement, dated May 26, 2005*

10.17	CitiCapital Lease 1, dated September 13, 2007*

10.18	CitiCapital Lease Agreement 2, dated September 13, 2007*

10.19	CitiCapital Lease Agreement 3, dated September 21, 2007*

10.19.1	Amendment to CitiCapital Lease Agreement 3, dated October 24, 2007*

10.20	Dell Lease 1 Agreement, dated June 5, 2008*

10.21	Dell Lease 2 Agreement, dated June 5, 2008*

10.22	Dell Lease 3 Agreement, dated December 1, 2008*

10.23	Neville Financing Lease Agreement, dated October 17, 2007*

10.24	NMHG- Yale Lease Agreement, dated December 14, 2007*

10.25	Wachovia Lease Agreement, dated December 20, 2007*

10.26	Cancellation Agreement and Mutual Release with RKH Capital, dated June 22, 2009*

10.27	Sinacola Commercial Properties, Ltd. Letter Agreement, dated December 10, 2009*

10.28	Note Agreement with Tony & Judy Alcedo Family Trust, dated December 10, 2009*

10.28.1	Modification of Agreement dated September 1, 2010*

10.29	Afritex License Agreement dated March 26, 2010*

10.29.1	Amendment To License Agreement dated December 16, 2010*

10.29.2	Modification of Agreement dated December 21, 2010*

10.30	Afritex Distribution Agreement dated March 26, 2010*

10.31	Afritex Note Purchase Agreement dated March 26, 2010*

10.32	Federal Supply Schedule Contract V797P-41 53b effective November 15, 2008 through November 14, 2013*

10.33	Form of Distribution Agreement*

10.34	Memorandum of Understanding dated November 16, 2009 *

10.35	Letter Agreement with Sinacola Commercial Properties, Ltd. dated December 15, 2010

10.36	Promissory Note with Sinacola Commercial Properties, Ltd. dated December 31, 2010

10.37	Second Promissory Note with Sinacola Commercial Properties, Ltd. dated December 31, 2010

10.38	Stock Purchase Warrant with Sinacola Commercial Properties, Ltd. dated December 31, 2010

14.1	Code of Ethics*

16.1	Letter from the Blackwing Group, LLC dated November 10, 2010 *

23.1	Consent of Oswald & Yap LLP (included in it opinion set forth in Exhibit 5 hereto)

23.2	Consent of Sam Kan & Company, LLC

99.1	Form of Subscription Agreement*

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frisco, Texas as of February 11, 2011.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

OXYSURE SYSTEMS, INC.

	By:	/s/ Julian T. Ross
Julian T. Ross
President, Secretary, Director, Chief Executive Officer, and Principal Accounting Officer

	By:	*
Donald Reed Director

	By:	*
Vicki Jones Director

*	By:	/s/ Julian T. Ross
Julian T. Ross, Attorney in Fact for Donald Reed and Vicki Jones